      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 30, 1997
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                   FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            ------------------------
                            THE O'BOISIE CORPORATION

                 (Name of small business issuer in its charter)

           ILLINOIS                          2000                  36-4058424
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                   Classification Code No.)      Identification
incorporation or organization)                                        No.)

  1111 WEST 22ND STREET, SUITE 640, OAK BROOK, ILLINOIS 60521, (630) 575-0290

(Address and telephone number of principal executive offices and principal place of business)

                            DONALD F. SCHUMACHER II
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                            THE O'BOISIE CORPORATION
  1111 WEST 22ND STREET, SUITE 640, OAK BROOK, ILLINOIS 60521, (630) 575-0290

           (Name, address, and telephone number of agent for service)
                         ------------------------------

                                   COPIES TO:

        ALAN E. MOLOTSKY, ESQ.                     ALAN I. ANNEX, ESQ.
    HOGAN, MARREN & MCCAHILL, LTD.                ROBERT S. MATLIN, ESQ.
205 NORTH MICHIGAN AVENUE, SUITE 4300          CAMHY KARLINSKY & STEIN LLP
       CHICAGO, ILLINOIS 60601                1740 BROADWAY, SIXTEENTH FLOOR
            (312) 946-1800                       NEW YORK, NEW YORK 10019
         FAX: (312) 946-9818                          (212) 977-6600
                                                   FAX: (212) 977-8389

                         ------------------------------

 APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
                         ------------------------------

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. /X/

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                AMOUNT            PROPOSED MAXIMUM
                        TITLE OF EACH CLASS OF                                  TO BE              OFFERING PRICE
                     SECURITIES TO BE REGISTERED                              REGISTERED          PER SECURITY(1)
Common Stock..........................................................  1,437,500 shares(2)(3)         $8.00
Preferred Stock.......................................................   1,437,500 shares(4)           $8.00
Common Stock issuable upon conversion of Preferred Stock..............   1,437,500 shares(5)            (6)
Representative's Warrants.............................................     125,000 warrants            $.0001
Common Stock issuable upon exercise of Representative's Warrants......      125,000 shares             $9.60
Preferred Stock issuable upon exercise of Representative's Warrants...      125,000 shares             $9.60
Common Stock issuable upon conversion of Preferred Stock issuable upon
  exercise of Representative's Warrants...............................      125,000 shares              (6)
    Total.............................................................            --                     --

                                                                          PROPOSED MAXIMUM         AMOUNT OF

                        TITLE OF EACH CLASS OF                               AGGREGATE            REGISTRATION

                     SECURITIES TO BE REGISTERED                         OFFERING PRICE(1)            FEE

Common Stock..........................................................      $11,500,000            $3,484.85

Preferred Stock.......................................................      $11,500,000            $3,484.85

Common Stock issuable upon conversion of Preferred Stock..............          (6)                   (6)

Representative's Warrants.............................................         $12.50                 (7)

Common Stock issuable upon exercise of Representative's Warrants......       $1,200,000             $363.64

Preferred Stock issuable upon exercise of Representative's Warrants...       $1,200,000             $363.64

Common Stock issuable upon conversion of Preferred Stock issuable upon
  exercise of Representative's Warrants...............................          (6)                   (6)

    Total.............................................................     $25,400,012.60          $7,696.98


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 of Regulation C under the Securities Act.

(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such additional shares of Common Stock as may be issuable pursuant to the anti-dilution provisions of the Representative's Warrants.

(3) Includes 187,500 shares of Common Stock which the Underwriters have the option to purchase to cover over-allotments, if any.

(4) Includes 187,500 shares of Preferred Stock which the Underwriters have the option to purchase to cover over-allotments, if any.

(5) Includes the number of shares of Common Stock initially issuable upon conversion of the Preferred Stock (1,437,500 shares) plus, pursuant to Rule 416 under the Securities Act, such additional shares of Common Stock as may become issuable upon conversion of the Preferred Stock as a result of adjustment in the Conversion Rate thereof or upon redemption and dividend payments made on the Preferred Stock by the delivery of Common Stock in accordance with the terms of the Preferred Stock.

(6) No registration fee required pursuant to Rule 457(g) under the Act.

(7) No registration fee required pursuant to Rule 457(i) under the Act.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED MAY 30, 1997
PROSPECTUS

                                     [LOGO]

                            The O'Boisie Corporation

                        1,250,000 SHARES OF COMMON STOCK
                                      AND
                               SHARES OF PREFERRED STOCK

    The O'Boisie Corporation ("O'Boisie" or the "Company") is offering (the "Offering") 1,250,000 shares of common stock, par value $.01 per share (the
"Common Stock"), and        shares of convertible preferred stock (the
"Preferred Stock"). Each share of Preferred Stock is convertible at any time, unless previously called for redemption at a conversion rate determined by
dividing $    (the initial Offering price per share of Common Stock) by $
(   % of the initial Offering price per share of Common Stock), an effective
conversion rate of approximately     shares of Common Stock, subject to
adjustment in certain events. The shares of Common Stock and Preferred Stock are sometimes hereinafter referred to as the "Securities."

    The Preferred Stock is callable for redemption, in whole or in part, on 30 days' prior written notice, at the option of the Company, at the redemption prices set forth in this Prospectus (plus any accumulated and unpaid dividends),
at any time on or after            , 1998, provided that if the Preferred Stock
is to be called for redemption prior to            , 2000, the Common Stock must
be trading at certain levels as described in this Prospectus. See "Description of Capital Stock."

    Prior to this offering, there has been no public market for the shares of Common Stock or the Preferred Stock, and there can be no assurance that any such trading market will develop after the sale of the Securities offered hereby. It is estimated that the initial Offering price of the Common Stock will be between
$    and $    per share and the initial Offering price of the Preferred Stock
will be $    per share. The public offering prices of the Securities have been arbitrarily determined by the Company and the Underwriters, and do not bear any relationship to the Company's assets, earnings, book value or any other established criteria of value. See "Risk Factors" and "Underwriting." The Company has applied for quotation on the NASDAQ SmallCap Market ("NASDAQ") for the shares of Common Stock and Preferred Stock under the trading symbols "TATOS," "TATOP", respectively. Quotation of the Company's Securities on NASDAQ provides no assurance that a market will develop, or if developed, will be meaningful or sustained.

                            ------------------------

THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE
  SUBSTANTIAL DILUTION AND SHOULD NOT BE PURCHASED BY INVESTORS WHO CANNOT
     AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING
      ON PAGE   AND "DILUTION"                        BEGINNING ON PAGE
                                        .

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
               REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                                 UNDERWRITING
                                                              PRICE TO            DISCOUNTS &          PROCEEDS TO
                                                               PUBLIC            COMMISSION(1)         COMPANY(4)
Per Share of Common Stock..............................           $                   $ .                   $
Per Share of Preferred Stock...........................       $    (2)                $ .               $    (2)
Total Shares of Common Stock(3)........................           $                    $                    $
Total Preferred Stock(3)...............................           $                    $                $    (2)
Total (1), (3) and (4).................................           $                    $                    $

                                                   (CONTINUED ON FOLLOWING PAGE)

                        NATIONAL SECURITIES CORPORATION

                The date of this Prospectus is            , 1997

(1) In addition, the Company has agreed to pay National Securities Corporation (the "Representative") a nonaccountable expense allowance equal to 2.5% of
    the gross proceeds of this offering ($     or $      if the Over-Allotment
    Option (as defined) is exercised in full). The Company has also issued to the Underwriters, for nominal consideration, a warrant giving the Representative the option to purchase 125,000 shares of Common Stock at
    $    per share of Common Stock and to purchase      shares of Preferred
    Stock at $    per share of Preferred Stock (the "Representative's Warrant").
    The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Company has also agreed to retain the Representative as a management and financial consultant for a two year period for a total fee of $48,000. See "Underwriting."

(2) Plus accrued dividends, if any, from the date of issuance.

(3) The Company has granted the Underwriters a 45-day option (the "Over-Allotment Option") to purchase up to an additional 187,500 shares of
    Common Stock and/or     shares of Preferred Stock, each solely to cover
    over-allotments, if any. See "Underwriting." If the Underwriters exercise the Over-Allotment Option in full, the total price to public, Underwriting Discounts and Commissions and Proceeds to the Company will be approximately
    $         , $        and $         , respectively.

(4) Assuming the Over-Allotment Option is not exercised, before deducting estimated Offering expenses of $1,000,000 payable by the Company, including
    the $         nonaccountable expense allowance payable to the
    Representative, of which $25,000 has already been paid.

    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK AND/OR PREFERRED STOCK, INCLUDING PURCHASES OF THE SECURITIES TO STABILIZE THEIR MARKET PRICES, PURCHASES OF THE SECURITIES TO COVER SOME OR ALL OF A SHORT POSITION IN THE SECURITIES MAINTAINED BY THE UNDERWRITERS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

    The Securities are offered by the Underwriters on a firm commitment basis, subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify this Offering and reject any order in whole or in part. It is expected that certificates and instruments representing the Securities will be ready for delivery at the offices of National Securities Corporation, 1001 Fourth Avenue, Seattle, Washington 98154 on or about
           , 1997.

                                    [PHOTOS]

    The Company intends to distribute to its shareholders annual reports containing audited financial statements for each fiscal year and quarterly reports for the first three quarters of each fiscal year containing unaudited financial statements and such other periodic reports as the Company may determine to be appropriate or required by law.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY INFORMATION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. EACH PROSPECTIVE INVESTOR SHOULD READ THIS PROSPECTUS IN ITS ENTIRETY. UNLESS OTHERWISE INDICATED, THE INFORMATION CONTAINED IN THIS
PROSPECTUS: (I) ASSUMES NO EXERCISE OF THE UNDERWRITERS' OVER-ALLOTMENT OPTION,
(II) DOES NOT GIVE EFFECT TO THE COMMON STOCK ISSUABLE UPON (A) CONVERSION OF THE PREFERRED STOCK OFFERED HEREBY, (B) EXERCISE OF THE PRIVATE PLACEMENT WARRANTS OWNED BY THE PRIVATE PLACEMENT SECURITYHOLDERS ISSUED IN THE PRIVATE PLACEMENT (ALL AS DEFINED), (C) ANY EXERCISE OF THE REPRESENTATIVE'S WARRANTS,
(D) EXERCISE OF THE OPTIONS WHICH MAY BE GRANTED UNDER THE COMPANY'S STOCK OPTION PLAN, (E) EXERCISE OF THE LENDER'S WARRANT (AS DEFINED) WHICH IS ANTICIPATED TO BE GRANTED TO THE COMPANY'S CURRENT LENDING INSTITUTION, REPUBLIC ACCEPTANCE CORPORATION (THE "LENDER"), AS PART OF THE RENEGOTIATION OF THE COMPANY'S BANK LOANS, OR (F) EXERCISE OF THE WARRANT ANTICIPATED TO BE GRANTED TO MILES J. WILLARD COMPANY AS PART OF THE RENEGOTIATION OF THE PAYMENT TERMS UNDER THE COMPANY'S PATENT LICENSE AGREEMENTS WITH THAT COMPANY, AND (III) HAS BEEN ADJUSTED TO REFLECT A REVERSE STOCK SPLIT TO BE EFFECTED IN JUNE 1997 PURSUANT TO WHICH EACH 11.69 SHARES OF COMMON STOCK OUTSTANDING WILL BE CONVERTED INTO ONE SHARE OF COMMON STOCK.

                                  THE COMPANY

    O'Boisie manufactures and markets a broad line of brand name salty snack food products. The Company was formed in January 1996 for the purpose of acquiring certain of the assets, and assuming certain of the liabilities, of the salty snack food business formerly conducted as part of a division of the Keebler Company ("Keebler"), including a 140,000 square foot manufacturing facility in Bluffton, Indiana. The Company is in the process of establishing national presence for its branded products, many of which the Company believes have maintained strong consumer awareness during the transition from Keebler to O'Boisie. O'Boisie's primary brands are Tato Skins-Registered Trademark-, O'Boisies-Registered Trademark-, Pizzarias-Registered Trademark-, Chachos-Registered Trademark-, Tato Wilds-Registered Trademark-, Chip Chasers-Registered Trademark- and Butter Braid Pretzels-Registered Trademark-, most of which are manufactured in a variety of flavors and sizes.

    The Company's products are sold in vending machines, regional supermarket chains, club stores, regional restaurants, convenience stores and institutional outlets. Major customers include Kroger's, Dominick's, Cub Foods, Meijers, Wal-Mart and Vend Society of America. The Company distributes its products through a national network of distributors, brokers, and potato chip manufacturers ("chippers"), as well as directly to retailers through the retailers' warehouse programs. From the commencement of production in February 1996 through February 1997, the Company has generated approximately $13,900,000 in revenue from continuing operations and a loss from continuing operations of approximately $1,700,000. As described in this Prospectus, the Company has also incurred a loss from discontinued operations during that period of approximately $5,900,000, from discontinuance of its direct store delivery system of distribution.

    The Company intends to expand its business and achieve profitability by pursuing the following strategies:

    - Broaden distribution of its established, branded products by adding distributors, regional "chippers" and grocery/discount chains throughout the country. Prior to its sale by Keebler, one or more of the current O'Boisie brand products had a presence in approximately 96% of grocery stores nationwide (commonly referred to as All Commodity Volume ("ACV")), as measured for Keebler by Information Resources Inc. ("IRI") Syndicated Service, and, according to Keebler's attitude and usage study, had 90% consumer awareness nationwide.

    - Develop new products based on the Company's established product lines and process patents.

    - Utilize the Company's pretzel manufacturing capacity to expand its sales in the bulk and private label markets.

    - Acquire complementary salty and other snack food processors to broaden the Company's product line and generate economies of scale in manufacturing, marketing and distribution.

    The Company was incorporated in Illinois on January 19, 1996. Its principal executive offices are located at 1111 West 22nd Street, Suite 640, Oak Brook, Illinois 60521, telephone number (630) 575-0290.

                                  THE OFFERING

SECURITIES OFFERED

  Common Stock...........................  1,250,000 shares of Common Stock.

  Preferred Stock........................  shares of Preferred Stock.

PREFERRED STOCK TERMS

  Dividend Rate and Payment Dates........  Cumulative dividends on the Preferred Stock are
                                           payable at the rate of    % (or $.   per share)
                                           per annum, quarterly on the last business day of
                                           January, April, July and October of each year,
                                           commencing          31, 1997, before any
                                           dividends are declared or paid on the Common
                                           Stock or on any capital ranking junior to the
                                           Preferred Stock. See "Dividend Policy" and
                                           "Description of Capital Stock--Preferred Stock."

  Conversion Rights......................  Convertible into Common Stock at any time prior to redemption at a conversion rate determined by
                                           dividing $    (the initial Offering price per
                                           share of Common Stock) by $   (   % of the
                                           initial Offering price per share of Common
                                           Stock), an effective conversion rate of
                                           approximately    shares of Common Stock for each
                                           share of Preferred Stock. See "Description of
                                           Capital Stock--Preferred Stock."

  Optional Cash Redemption...............  Redeemable, in whole or in part on a pro rata basis, by the Company, at its option, upon 30
                                           days' prior written notice (i) after
                                                      , 1998 but before            , 1999
                                           at $    per share, plus accumulated and unpaid
                                           dividends, provided that the closing bid price
                                           of the Common Stock for at least 20 consecutive
                                           trading days ending not more than 10 trading
                                           days prior to the date of the notice of
                                           redemption equals or exceeds $   per share (   %
                                           of the initial public Offering price per share)
                                           (ii) after            , 1999 but before
                                                      , 2000 at $    per share, plus
                                           accumulated and unpaid dividends, provided that
                                           the closing bid price of the Common Stock for at
                                           least 20 consecutive trading days ending not
                                           more than 10 trading days prior to the date of
                                           the notice of redemption equals or exceeds $
                                           per share (   % of the initial public Offering
                                           price per share) and (iii) after            ,
                                           2000 at $    per share, plus accumulated and
                                           unpaid dividends. See "Description of Capital
                                           Stock--Preferred Stock."

  Voting Rights..........................  The holders of Preferred Stock have the right, voting as a class, to approve or disapprove of
                                           the issuance of any class or series of stock
                                           ranking senior to or on a parity with the
                                           Preferred Stock with respect to declaration and
                                           payment of dividends or the distribution of
                                           assets on liquidation, dissolution or
                                           winding-up. Otherwise the holders of Preferred
                                           Stock have no voting rights unless required by
                                           law. See "Description of Capital Stock--
                                           Preferred Stock."

  Liquidation Preference.................  Upon liquidation, dissolution or winding up of the Company, holders of Preferred Stock are
                                           entitled to receive cumulative (with any prior
                                           such distributions) liquidation distributions
                                           equivalent to $   per share (plus accumulated
                                           and unpaid dividends) before any distributions
                                           to holders of the Common Stock or any capital
                                           stock ranking junior to the Preferred Stock. See
                                           "Description of Capital Stock--Preferred Stock."

  Priority...............................  The Preferred Stock will be senior to and have priority over the Common Stock with respect to
                                           the payment of dividends and upon liquidation,
                                           dissolution or winding-up of the Company.

SECURITIES OUTSTANDING...................  COMMON STOCK(1)               PREFERRED STOCK(2)
                                           ------------------------------------------------
 Prior to Offering                         1,500,000               None
  After Offering                           2,750,000                --

USE OF PROCEEDS..........................  The Company intends to use the net proceeds from this Offering for (i) repayment of indebtedness,
                                           including indebtedness to an employee and
                                           shareholder of the Company, (ii) marketing
                                           expenses to acquire shelf space for its products
                                           in an expanded array of retail establishments,
                                           and (iii) other general corporate purposes,
                                           including the possible pursuit of acquisition
                                           opportunities. See "Use of Proceeds."

RISK FACTORS.............................  An investment in the Company involves a high degree of risk and should be made only after
                                           careful consideration of risk factors which may
                                           affect the Company, its business and an
                                           investment in Common Stock or Preferred
                                           Stock.Such risks include, among others,
                                           immediate substantial dilution, the Company's
                                           ability to continue as a going concern, the
                                           Company's limited capital, the Company's ability
                                           to operate profitably and the substantial
                                           competition that the Company faces. See "Risk
                                           Factors" and "Dilution."

PROPOSED NASDAQ SMALLCAP SYMBOL(3).......  Common Stock: TATOS
                                           Preferred Stock: TATOP

------------------------

(1) Does not include (i) 187,500 shares of Common Stock issuable upon exercise
    of the Underwriters' Over-Allotment Option, (ii)       shares of Common
    Stock issuable upon conversion of the Preferred Stock (      shares if the
    Over-Allotment Option is exercised in full), (iii) 125,000 shares of Common Stock issuable upon exercise of the Representative's Warrants for
    shares of Common Stock and       shares of Common Stock issuable upon
    conversion of the       shares of Preferred Stock issuable upon exercise of
    the Representative's Warrants for shares of Preferred Stock, (iv) 53,052
    shares of Common Stock issuable upon exercise, at $    per share, of the
    Private Placement Warrants issued in the Private Placement, (v) 150,000 shares of Common Stock reserved for issuance under the Company's Stock Option Plan, (vi) 75,000 shares of Common Stock issuable at a price of $.001 per share upon exercise of the warrants anticipated to be issued to the Company's current lender as part of the Company's renegotiation of its bank agreements under which the Company is currently in default, or (vii) exercise of the warrant for 12,500 shares of Common Stock, exercisable at $1.00 per share, anticipated to be granted to Miles J. Willard Company as part of the renegotiation of the payment terms under the Company's patent license agreements with that company. See "Underwriting," "The Company," "Management--Stock Option Plan" and "Description of Securities."

(2) Does not include       shares of Preferred Stock issuable upon exercise of
    the Underwriters' Over-Allotment Option, or       shares of Preferred Stock
    issuable upon exercise of the Representative's Warrants.

                             SUMMARY FINANCIAL DATA

    The summary financial data have been taken or derived from, and should be read in conjunction with, the Company's financial statements and the related notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the capitalization data included elsewhere in this Prospectus. See "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

STATEMENT OF OPERATIONS DATA:

                                                            FROM INCEPTION (JANUARY 19, 1996)    7 MONTHS ENDED
                                                                            TO                  ----------------
                                                            ----------------------------------    FEBRUARY 22,
                                                            JULY 27, 1996   FEBRUARY 24, 1996         1997
                                                            --------------  ------------------  ----------------
Net sales.................................................   $  7,825,146      $  2,391,882      $    6,065,945
Cost of sales.............................................      3,423,471           874,281           4,255,163
                                                            --------------  ------------------  ----------------
Gross profit..............................................      4,392,675         1,517,601           1,810,782
                                                            --------------  ------------------  ----------------
Operating expenses
Selling, general and administrative.......................      3,881,864         1,257,142           1,833,260
                                                            --------------  ------------------  ----------------
Income (loss) from operations.............................        510,811           260,459             (22,478)
                                                            --------------  ------------------  ----------------
Other income (expense)
  Write-off of advances to affiliate......................     (1,118,989)          --                 --
  Interest expense........................................       (320,362)          (53,394)           (702,649)
  Other income (expense)..................................         13,090            (2,500)            (72,269)
                                                            --------------  ------------------  ----------------
Total other expense.......................................     (1,426,261)          (55,894)           (774,918)
                                                            --------------  ------------------  ----------------
Income (Loss) from continuing operations..................       (915,450)          204,565            (797,396)
                                                            --------------  ------------------  ----------------
Loss from discontinued operations.........................     (4,748,238)         (521,639)         (1,153,073)
                                                            --------------  ------------------  ----------------
Net loss..................................................   $ (5,663,688)     $   (317,074)     $   (1,950,469)
                                                            --------------  ------------------  ----------------
                                                            --------------  ------------------  ----------------
Income (Loss) from continuing operations
  per share...............................................   $      (0.63)     $       0.14      $        (0.53)
Income (Loss) from discontinued operations
  per share...............................................   $      (3.26)     $      (0.36)     $        (0.77)
                                                            --------------  ------------------  ----------------
Net loss per share........................................   $      (3.89)     $      (0.22)     $        (1.30)
                                                            --------------  ------------------  ----------------
                                                            --------------  ------------------  ----------------
Weighted average shares outstanding.......................      1,455,786         1,446,948           1,500,000
                                                            --------------  ------------------  ----------------
                                                            --------------  ------------------  ----------------

BALANCE SHEET DATA:

                                                                                 FEBRUARY 22, 1997
                                                                           -----------------------------
                                                           JULY 27, 1996      ACTUAL      AS ADJUSTED(1)
                                                           --------------  -------------  --------------
Current Assets...........................................  $    2,989,327  $   2,029,853   $
Current Liabilities......................................      13,252,416     13,449,437
Working Capital (Deficit)................................     (10,263,089)   (11,419,584)
PP & E (net).............................................       9,903,401      8,886,063
Total Assets.............................................      12,943,728     10,990,280
Long Term Debt...........................................       3,900,000      3,700,000
Total Shareholders' Equity (Deficit).....................      (4,208,688)    (6,159,157)

------------------------

(1) As adjusted to give effect to the sale by the Company of the Securities offered hereby, and the application of the estimated net proceeds from the Offering as described in "Use of Proceeds" including the anticipated $2,250,000 gain upon the extinguishment of certain debt at below face amount and the recognition of interest expense upon the payment of certain debt and licensing expense due to the issuance of the Lender's Warrants to purchase shares of Common Stock at $.001 per share and the warrant to Miles J. Willard Company to purchase shares of Common Stock at $1.00 per share. See "Risk Factors--Opinion of Auditors, Limited Capital, Default on Bank Debt, Need for Additional Financing," and "Use of Proceeds."

                                  RISK FACTORS

    THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY ANYONE WHO CANNOT AFFORD THE LOSS OF HIS OR HER ENTIRE INVESTMENT. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER, AMONG OTHER THINGS, THE FOLLOWING FACTORS CONCERNING THE BUSINESS OF THE COMPANY AND THIS OFFERING.

LIMITED OPERATING HISTORY; ABSENCE OF PROFITABILITY

    The Company has a limited operating history. The Company began operations in January of 1996 with the acquisition of certain non-operating assets of the salty snack foods division of Keebler. Although the assets the Company acquired had previously been part of an operating unit of an established entity, there can be no assurance that the Company will conduct the business profitably in the future. Future operating results will depend on many factors, including demand for the Company's products, the level of competition, the Company's ability to acquire, develop, and market new products, and the ability of the Company's officers and key employees to manage its business and control costs. At February 22, 1997, the Company had an accumulated deficit of ($7,614,157), which includes losses from discontinued operations of ($5,901,311), and a working capital deficit of ($11,419,584). There is no assurance the Company will ever be able to profitably produce and market its products. Since February 22, 1997, the Company has continued to operate at a loss and its working capital deficit has increased.

CHANGE IN DELIVERY SYSTEMS/DISCONTINUED BUSINESS

    In addition to manufacturing and distributing its own products, the Company initially purchased and distributed snack products manufactured by third parties, including principally Keebler, the objective of which was to operate a profitable Direct Store Delivery ("DSD") system. In August 1996, the Company elected to discontinue distributing other companies' products and to instead focus solely on its own manufactured products, and the DSD operations ceased in October 1996. Management believes such discontinuation to be beneficial, and notes that the Company has added regional chippers and distributors to its existing sales and distribution network. However, there is no guarantee that this change in the distribution system will not have a material adverse effect on the Company's business. In addition, the Company stopped selling to Keebler in 1996. Sales for the period ended July 27, 1996 (which totalled $21,791,392) included $5,735,215 in sales to Keebler which are non-recurring and $13,966,246 in sales which are part of the Company's discontinued operations.

OPINION OF AUDITORS; LIMITED CAPITAL; DEFAULT ON BANK DEBT; NEED FOR ADDITIONAL
  FINANCING

    The Company's independent auditors have issued their report on the Company's financial statements, which expresses substantial doubt regarding the Company's ability to continue as a going concern. See Financial Statements, and in particular Note 1 to the Financial Statements. The Company's financial statements are presented on a going-concern basis, which contemplated the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustment to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities, that may result from the possible inability of the Company to continue as a going concern if it does not obtain sufficient capital and other funds, needed by it to operate its business, on terms reasonably satisfactory to the Company.

    The Company believes it requires the net proceeds of this Offering to continue in business. In addition, the Company is currently in default under certain of its bank loan covenants. The Company has reached an agreement in principal with its bank to waive those loan defaults and to revise the loan covenant terms of its agreements. The documentation and revised terms will be finalized in June 1997. The issuance of the Warrant to the bank for 75,000 shares of Common Stock discussed elsewhere in this

Prospectus is anticipated to be part of that negotiated agreement. Although the Company believes that the proceeds from this Offering will, together with cash flow from future anticipated operations, allow it to implement its business plan and satisfy its contemplated cash requirements for at least 12 months following the completion of this Offering, the Company's continued operation thereafter will depend upon the availability of revenues from its operations. In the event there is insufficient cash flow from operations, the Company will need to arrange additional funding when required. There can be no assurance that such funds will be available, or, if available, will be on terms satisfactory to the Company. Any inability to obtain additional financing could have a material adverse effect on the Company, including causing the curtailment or cessation of its operations. See "Use of Proceeds" and "Business."

COMPETITION

    The Company's business is highly competitive and the Company faces significant competition in the salty snack business. The Company competes with two major producers (Frito-Lay and Procter & Gamble's Pringles), each of which has far greater product penetration, financial and personnel resources, product development facilities, manufacturing capabilities, marketing and distribution organizations and overall market power than the Company. The Company also competes with other small or regional salty snack food producers for sales through almost all distribution channels. Many of these other companies also have greater resources than the Company.

    Approximately 60% of the Company's sales in 1996 were made through grocery stores, supermarkets and warehouse club chains. Levels of such sales are affected by the competitive factors facing the food retailing industry, which has required food products companies, including the Company, to pay "slotting" fees in order to obtain and maintain shelf space, primarily for new products. There can be no assurance that the Company will be able to obtain adequate shelf space for its current and any future products, respond successfully to any future increases in slotting fees or other impediments to increased distribution, or that its failure to do so at prices reasonable for the Company will not have a material adverse effect on the Company and its business. There can be no assurance that the Company will be able to maintain or expand its current shelf space in these or other retail outlets, that the Company will be able to compete successfully with existing major producers and other competitors in the industry, or that additional competitors will not enter the market.

UNCERTAINTY OF NEW PRODUCT DEVELOPMENT AND MARKET ACCEPTANCE OF NEW PRODUCTS;
  NEED TO
  COMMERCIALIZE NEW PRODUCTS

    In addition to producing and marketing its existing product lines, the Company is currently engaged in various stages of product development. The Company is actively engaged in the development and commercialization of new products, such as low fat potato crisps and new pretzel products. Continued product development and commercialization efforts are subject to all of the risks inherent in the development of new products, including unanticipated development problems, as well as the possible insufficiency of funds to undertake development and commercialization that could result in abandonment or substantial change in the development of a specific product. In addition, demand and market acceptance for newly developed products are subject to a high level of uncertainty. The Company has not yet commenced significant market activities relating to its new products and has only conducted limited market or feasibility studies for such products. Achieving market acceptance for the Company's new products will require substantial marketing efforts and the expenditure of significant funds. The Company's prospects will be adversely affected if it is unable to commercialize its new products. See "Business--New Products."

DEPENDENCE ON KEY PERSONNEL; ATTRACTION AND RETENTION OF PERSONNEL

    The business of the Company has been and will be largely dependent upon the skills, experience and efforts of its executive officers. One of the Company's key executives, David Blue, has a broad range of experience in the food industry, including the salty snack food business. Because of the difficulty in finding adequate replacements for its executive officers, the loss, incapacity or unavailability of any of these individuals could have a material adverse effect on the Company's business and potential earning capacity. The Company intends to enter into employment agreements with its executive officers prior to the Offering. While the Company does not currently have key-man insurance on its executive officers, it intends to obtain such insurance prior to the Offering. In addition, the Company believes that its growth will depend significantly upon its ability to continue to attract and retain other skilled management and sales employees. The failure of the Company to hire such individuals will likely have a material adverse effect on the Company's business.

STOCK OWNERSHIP; PRIVATE PLACEMENT MEMORANDUM CORRECTION

    In mid-1996, the principal stockholder of the Company, Donald F. Schumacher II, had discussions with another party for that party to potentially acquire 448,426 shares of Common Stock of the Company if such third party performed certain services for the Company, paid for the shares being discussed and participated in the necessary personal guaranty on the Company's bank loans. The third party did not perform any of those services for the Company, did not pay for the shares, did not participate in the guarantee and, according to the Company's records, never acquired any shares of the Company's stock. However, in anticipation of the shares being issued to such third party, the Company stated in the private placement memorandum for the Private Placement that such party owned the 448,426 shares of Common Stock and began to reflect those shares as being owned by the third party, although those shares were never issued to the third party. There can be no assurance that such third party will not allege he is entitled to some or all such shares or that the Private Placement Securityholders will not believe the misstatement in the private placement memorandum is a material change in information provided to them, either of which could have a material adverse effect on the Company. However, Mr. Schumacher has committed to the Company that, although he believes the third party is not entitled to any shares of Common Stock and was never issued any shares of Common Stock, that if for some reason it is definitively determined that such third party is so entitled to any such shares, Mr. Schumacher will cause Schumacher Capital LLC to transfer shares of Common Stock to such third party in settlement of (or will otherwise settle) any such claim.

CONFLICTS OF INTEREST; CERTAIN TRANSACTIONS

    The controlling shareholder of the Company, Donald F. Schumacher II, is also the majority shareholder of Kelly Food Products, Inc. ("Kelly"), a regional manufacturer of salty snack food products which was located in Decatur, Illinois and which filed for bankruptcy in October 1996. None of the products manufactured by Kelly directly competed with specific products manufactured by the Company. Nevertheless, the Company and Kelly did compete to some extent in the overall salty snack foods industry. Kelly originally entered into the agreement with Keebler to acquire certain non-operating assets of the salty snack foods division from Keebler, which agreement by its terms was assignable to any company controlled by Mr. Schumacher. Kelly assigned those rights to O'Boisie when O'Boisie was formed in January 1996, since Mr. Schumacher had intended a new company to acquire the rights. Mr. Schumacher determined that in any event Kelly could not exercise those rights due to its financial position. As a result, the Company was the actual purchaser of the assets from Keebler. In addition, the Company entered into certain other transactions with Kelly as described in "Certain Transactions" which the Company believes were on terms no less favorable to the Company then were available from unaffiliated parties. Kelly has since ceased substantially all of its operations and is no longer in the snack food business. See "Certain Transactions."

DEPENDENCE ON LICENSED PATENTS

    The Company is the licensee under three separate patent license agreements with the Miles J. Willard Company pursuant to which the Company has acquired exclusive rights in North America to use several patents and patent applications that are material to the manufacturing process of the Company's products (other than its pretzel products). One of the agreements requires the Company to pay royalties on the sale of products and minimum royalty payments of $200,000 per year if a certain level of sales is not achieved. Under the patent license agreements, the Company is responsible for prosecuting infringers of the patented processes. All of the license agreements require the Company to protect the confidentiality of the licensed proprietary information. The license agreements generally terminate on the expiration of the last-to-expire patent. The patents currently expire during the period from 2005 through 2011. Each agreement is terminable by either party, upon notice, if the other party defaults in its obligations. Termination of any of these license agreements would have a material adverse effect on the Company. The Company has been in default under these agreements due to delinquent payments to Miles J. Willard Company, but anticipates entering into an amendment to these agreements approving deferred payment terms and granting Miles J. Willard Company a warrant to purchase shares of Common Stock. See "Business-- Trademarks and Patents."

GOVERNMENT REGULATION

    The Company is required to comply with certain regulations at both the state and federal levels. The Company must comply with federal regulations administered by the Federal Food and Drug Administration (the "FDA") and the United States Department of Agriculture. New food labeling regulations administered by the Secretary of Health and Human Services through the FDA subject the Company to uniform labeling and certain other labeling requirements for its products. The Company has revised its product packaging to comply with the new regulations. While the Company believes it is in material compliance with such regulations, there can be no assurance it will be able to continue to comply with all such regulations, especially if regulations are amended or supplemented in the future.

PRODUCT LIABILITY

    The testing, marketing and sale of food products entails an inherent risk of product liability and there can be no assurance that product liability claims will not be asserted against the Company. The Company currently has product liability insurance coverage in an aggregate amount of $7,000,000 and in an amount of $6,000,000 per claim. While Management intends to obtain additional product liability insurance coverage as the Company expands its product offerings if management believes such additional insurance to be good business practice for the Company, such insurance is expensive, difficult to obtain and may not be available in the future on acceptable terms, if at all. Furthermore, there can be no assurance that such insurance coverage will be adequate, or that a product liability claim, even one without merit, would not have a material adverse effect on the business or financial condition of the Company. In addition, the Company, like other companies producing food or manufacturing products, must closely monitor complaints which could, in certain events, require the Company to recall certain of its products or take other actions to protect the Company's products' integrity, which could have a material adverse effect on the Company's performance.

CONTESTED TRADEMARK

    The Company has been informed that there are two cases pending before the Trademark Trial and Appeal Board of the U.S. Patent and Trademark Office contesting the validity of the Chachos-Registered Trademark- trademark. Although O'Boisie intends to vigorously prosecute these cases, it can provide no assurance that the Chachos-Registered Trademark- trademark will withstand both of these challenges to its validity. An adverse outcome in either of these cases could subject the Company to significant liabilities to third parties, require that the trademark be licensed from third parties, or require the Company to cease manufacturing and selling (or at a minimum change the name and incur the marketing and packaging costs associated therewith) one of its branded product lines which currently constitutes 5% of the Company's sales. Such an adverse outcome would have a material adverse effect on the Company's business. See "Business--Trademarks and Patents".

CONTROL BY PRESENT SHAREHOLDERS

    Upon completion of this offering, the current directors and officers of the Company and their affiliates will own approximately 52.6% of the Company's issued and outstanding capital stock. Accordingly, pending a further issuance of the Company's voting stock or other change in the shareholder composition, such persons will be able to elect all of the Directors of the Company and will be able to control or have significant influence over all matters requiring approval by the shareholders of the Company, including approval of significant corporation transactions, irrespective of how other shareholders vote. See "Management," "Security Ownership of Certain Beneficial Owners and Management" and "Description of Securities" and "Risk Factors--Stock Ownership; Private Placement Memorandum Correction."

LIMITED MANAGEMENT RESOURCES; MANAGEMENT OF POTENTIAL GROWTH

    All of the Company's management joined the Company upon its inception in January 1996. Most of these individuals previously had not worked together and are in the process of integrating as a management team. See "Management." Furthermore, it is anticipated that, if the Company is able to implement its acquisition strategy and expand its operations, the Company will need to retain and integrate further management personnel, particularly in the areas of sales and marketing. There can be no assurance that the Company will be able to manage effectively its acquisition strategy or expansion of its operations, that the Company's systems, procedures or controls will be adequate to support the Company's operations or that the Company's management will be able to achieve the rapid execution necessary to fully exploit what the Company believes to be the market opportunity for the Company's products.

IMMEDIATE AND SUBSTANTIAL DILUTION

    This offering involves an immediate and substantial dilution to investors. Purchasers of the Common Stock offered hereby will incur an immediate dilution
on a pro forma basis of $      per share of the net tangible book value of the
Common Stock after the Offering, which dilution amounts to     % of the offering
price per share of Common Stock to investors in Common Stock in this Offering. The shares of Preferred Stock, which have a preference to the Common Stock on liquidation, are not included in this calculation. A conversion of the Preferred Stock to Common Stock would result in substantial and immediate dilution to the recipients of the shares of Common Stock issued upon such conversion. See "Dilution."

POLICY NOT TO PAY DIVIDENDS ON COMMON STOCK AND POTENTIAL LIMITATIONS ON ABILITY
  TO PAY DIVIDENDS

    The Company has not paid dividends on its Common Stock and intends to continue to follow a policy of retaining earnings, if any, to finance future growth. Accordingly, the Company does not anticipate the payment of cash dividends to holders of Common Stock in the foreseeable future. Under the Company's loan agreements, the Company is prohibited from paying dividends or other distributions on its Common Stock or Preferred Stock without the lender's authorization.

    Furthermore, pursuant to terms governing the Preferred Stock, the Company's Board of Directors may not declare dividends payable to holders of Common Stock unless and until all accrued cash dividends through the most recent past quarterly dividend payment date have been paid in full to holders of the Preferred Stock. The payment of dividends on the Common Stock in the future will depend on the results of operations, financial condition, capital expenditure plans and other cash obligations of the Company and will be at the sole discretion of the Board of Directors. In addition, certain provisions of future indebtedness of the Company may also prohibit or limit the Company's ability to pay dividends. See "Dividend Policy" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

ABSENCE OF PRIOR PUBLIC MARKET

    Prior to this Offering, there has been no public market for the Common Stock or the Preferred Stock. Application has been made for quotation of the Common Stock and the Preferred Stock on the Nasdaq SmallCap Market. However, there can be no assurance that, following this Offering, a regular trading market for the Common Stock or the Preferred Stock will develop or be sustained.

ARBITRARY DETERMINATION OF OFFERING PRICE; POSSIBLE VOLATILITY OF SECURITIES
  PRICE

    The initial public offering price of the Securities and the dividend rate and Conversion Rate of the Preferred Stock have been arbitrarily determined by the Company and the Underwriters and bear no relationship whatsoever to the Company's assets, earnings, book value or any other objective standard of value. The market price for the Company's Securities following this Offering may be highly volatile. Factors such as the Company's financial results may have a significant impact on the market price of the Company's Securities. See "Underwriting."

MANAGEMENT'S BROAD DISCRETION REGARDING ALLOCATION OF PROCEEDS

    Management has broad discretion in the allocation of a portion of the proceeds from this Offering. Accordingly, investors should consider such broad discretion in the application of such funds prior to making a determination to purchase the Securities offered hereby. See "Use of Proceeds."

SECURITIES ELIGIBLE FOR FUTURE SALE

    Upon consummation of the Offering, the Company will have a total of 2,750,000 shares of Common Stock outstanding, of which the 1,250,000 shares offered hereby will be eligible for immediate sale in the public market without restriction, unless they are held by "affiliates" of the Company within the meaning of Rule 144 under the Securities Act.

    The sale of a substantial number of shares of Common Stock, or the perception that such sales could occur, could adversely affect prevailing market prices for the Common Stock. In addition, any such sale or perception could make it more difficult for the Company to sell equity securities or equity related securities in the future at a time and price that the Company deems appropriate. No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sales, will have on the market price of the Common Stock from time to time or the Company's ability to raise capital through an offering of its equity securities. See "Security Ownership of Certain Beneficial Owners and Management," "Underwriting," and "Securities Eligible for Future Sale."

    RESTRICTED SECURITIES. The remaining 1,500,000 shares of Common Stock will be "restricted securities" within the meaning of Rule 144 under the Securities Act ("Rule 144"). In general, under Rule 144, beginning 90 days after the effective date of the Registration Statement of which this Prospectus is a part, a shareholder, including an "affiliate" of the Company, as that term is defined in Rule 144 (an "Affiliate"), who has beneficially owned his or her restricted securities (as that term is defined in Rule 144) for at least one year from the later of the date such securities were acquired from the Company or (if applicable) the date they were acquired from an Affiliate, is entitled to sell, within any three-month period, a number of such shares that does not exceed the greater of one percent of the then outstanding shares of Common Stock (approximately 27,500 shares immediately after this offering) or the average weekly trading volume in the Common Stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144, provided certain requirements concerning availability of public information, manner of sale and notice of sale are satisfied. Affiliates may sell shares not constituting restricted securities in accordance with the foregoing volume limitations and other requirements but without regard to the holding period. In addition, under Rule 144(k), if a period of at least two years has elapsed between the later of the date restricted securities were acquired from the Company and the date they were acquired from an Affiliate of the Company, a shareholder who is not an Affiliate of the Company at the time of sale and has not been an Affiliate for at least three months prior to the sale would be entitled to sell the shares immediately without regard to the volume limitations and other conditions under Rule 144 described above. Since the outstanding shares of Common Stock have been outstanding for over one year, Rule 144 will be available to the Company's shareholders. The possibility that a substantial number of shares of Common Stock may be offered or sold in the public market may have a material adverse effect on prevailing market prices for the Common Stock and could impair the shareholders' ability to sell the Company's Common Stock, or the Company's ability to raise capital through the sale of its equity securities. See "Description of Securities--Registration Rights."

    LOCK-UP AGREEMENTS. The Company, its officers and directors and certain other shareholders of the Company (who in the aggregate hold 1,446,536 shares of the restricted securities upon completion of the offering), the Lender anticipated to receive the Lender's Warrant (to purchase 75,000 shares of Common Stock at $.001 per share) and Miles J. Willard Company (anticipated to receive a warrant to purchase 12,500 shares of Common Stock at $1.00 per share), have agreed that they will not directly or indirectly offer, sell, contract to sell, grant any option to purchase or otherwise dispose of, without the prior written consent of the Representative, any shares of Common Stock or any other equity security of the Company, or any securities convertible into or exercisable or exchangeable for, or warrants, options or rights to purchase or acquire, Common Stock or any other equity security of the Company, or enter into any agreement to do any of the foregoing, for a period of 13 months from the date of this Prospectus. Upon expiration of such 13 month period (or earlier upon the consent of the Representative), all of such currently outstanding restricted shares will be eligible for sale under Rule 144, subject to volume and other limitations of the Rule. The holders of the remaining 53,052 restricted shares have agreed to similar restrictions for a 12 month period following the date of this Prospectus. The Representative may, in its sole discretion, and at any time without notice, release all or any portion of the shares subject to the lock-up agreements. In addition, the Private Placement Securityholders have "piggy-back" registration rights with respect to their 53,052 shares of Common Stock allowing them, subject to certain conditions, to include such shares in one or more future registered public offerings of shares of Common Stock. See "Securities Eligible for Future Sale" and "Underwriting."

    OUTSTANDING OPTIONS AND WARRANTS. No options to purchase shares of Common Stock are outstanding under the Company's Stock Option Plan, which is to be adopted in June 1997 (the "Stock Option Plan"). The Company intends to file a registration statement under the Securities Act after the effective date of the Registration Statement of which this Prospectus forms a part, covering the 150,000 shares of Common Stock to be reserved for issuance under the Stock Option Plan. Upon the effectiveness of that registration statement, the shares of Common Stock issuable under the Stock Option Plan pursuant to vested stock options, other than shares held by Affiliates, will be immediately eligible for resale in the public market without restriction, subject to the terms of the lock-up agreements, if applicable, although no options have been granted to date. In addition, 75,000 shares of Common Stock are anticipated to be issuable by the Company to the Company's current lender upon the exercise of a warrant anticipated to be granted, with an exercise price of $.001 per share, in connection with the renegotiation of the Company's loan agreement with its lender. The Company also anticipates issuing a warrant to Miles J. Willard Company permitting that company to purchase 12,500 shares of Common Stock at $1.00 per share, as part of the renegotiation of the payment terms under the Company's patent license agreements with that company. The Private Placement Securityholders own 53,052 Private Placement Warrants to purchase a total of
53,052 shares of Common Stock for $      per share at any time during the three
years following this Offering, subject to the twelve month hold-back period to which they have agreed. See "Shares Eligible for Future Sale."

POSSIBLE ISSUANCE OF ADDITIONAL PREFERRED STOCK SENIOR TO THE PREFERRED STOCK

    In addition to the Preferred Stock, the Company will have over 8 million shares of preferred stock authorized, after the designation of the Preferred Stock issued in connection with this Offering, which may be issued with dividend, liquidation, voting and redemption rights senior to the Preferred Stock; provided, however, that any such issuance of senior preferred stock must be approved by the holders of a majority of the outstanding shares of Preferred Stock. See "Description of Capital Stock--Preferred Stock."

ADVERSE EFFECT OF POSSIBLE REDEMPTION OF PREFERRED STOCK

    Commencing             , 199 , the Preferred Stock may be redeemed by the
Company, in whole or in part, at any time at specified premiums in excess of the initial public offering price of the Preferred Stock. The Company may choose to redeem the Preferred Stock rather than incur the cost of keeping a registration statement current with the Securities and Exchange Commission (the "Commission") for the shares of Common Stock underlying the Preferred Stock or for other economic reasons, such as to eliminate future dividends and preferences. Redemption of the Preferred Stock, or the Preferred Stock holders' decision to convert such stock into Common Stock instead of having it redeemed, could force the holders to convert the Preferred Stock at a time when it may be disadvantageous for the holders to do so, to sell the Preferred Stock at the then current market price when they might otherwise wish to hold the Preferred Stock for possible additional appreciation and receipt of dividends, or to accept the redemption price, which is likely to be substantially less than the market value of the Preferred Stock at the time of redemption. See "Description of the Capital Stock--Preferred Stock."

MARKET OVERHANG FROM PREFERRED STOCK, WARRANTS AND OUTSTANDING OPTIONS

    Immediately after the Offering, the Company will have         shares of
outstanding Preferred Stock (convertible into         shares of Common Stock),
the Representative's Warrants to purchase up to 125,000 shares of Common Stock
and         shares of Preferred Stock (and the shares of Common Stock into which such Preferred Stock is convertible), the Private Placement Warrants owned by the Private Placement Securityholders, options which may be granted under the Company's Stock Option Plan and the warrants anticipated to be granted to the Company's current lender and to Miles J. Willard Company. To the extent that such convertible securities are converted and/or such stock options or warrants are exercised, dilution to the interests of the Company's shareholders may occur. Moreover, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected since the holders of the outstanding Preferred Stock, options and warrants can be expected to exercise or convert them, to the extent they are able to, at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in the Preferred Stock, options and warrants. Furthermore, the sale of Common Stock or other securities held by or issuable to the holders, or merely the potential of such sales could have an adverse effect on the market price of the Company's Securities. See "Management" and "Description of Securities."

RELIANCE ON MAJOR SUPPLIERS

    The Company relies on a limited number of suppliers for its raw materials. If one or more of those suppliers were to become unavailable to the Company, the Company believes it could obtain its supplies from other companies on similar terms; however, there is no assurance that alternative suppliers would be available when required, and such a substitution of suppliers could have a material adverse effect on the Company's ability to deliver its products in a timely manner.

RISKS ASSOCIATED WITH ACQUISITION STRATEGY

    The Company's expansion strategy will, in part, involve the identification and pursuit of opportunities to, among others, acquire companies, products or distribution channels. Viable acquisition candidates may be unavailable or available only on terms unacceptable to the Company. Furthermore, although certain members of the Company's management team have experience in acquiring and integrating businesses, the Company has not previously engaged in such corporate acquisitions, and no assurance can be given that the Company will be able to successfully acquire or integrate the operations of another business into those of the Company.

    Unless otherwise required by law, the Company does not intend to seek the approval of the Company's shareholders for any acquisitions. Accordingly, the shareholders of the Company will be dependent upon the Board of Directors' and management's judgment with respect to any such transactions. These transactions, if realized, may involve the issuance of a significant number of additional shares of the Company's capital stock, the incurrence, assumption or issuance by the Company of substantial indebtedness and the undertaking by the Company of material obligations including, among other things, long-term employment, consulting or management agreements. The Company has no present commitments, agreements or understandings with respect to any acquisitions.

    The Company currently operates out of one manufacturing facility in Indiana, and the success and the rate of the Company's possible acquisitions and expansion into new geographical markets in this manner will depend on a number of factors, including general economic and business conditions affecting the food industry, competition, the availability of sufficient capital, the identification and leasing of suitable facilities on acceptable terms, and the ability to attract and retain qualified personnel and operate effectively in areas in which the Company has no prior experience. As a result, there can be no assurance that the Company will be able to achieve its planned acquisition strategy on a timely or profitable basis.

ABSENCE OF OUTSIDE DIRECTORS

    The Company's current Board of Directors consists of three members, all of whom are employees of the Company. Following this Offering, the Company intends to elect three additional directors, who are not employees of the Company and who have agreed in principle to join the Company's Board and whose names are set forth in this Prospectus. However, no assurances can be given that the Company will be able to retain outside directors. See "Management."

NASDAQ SYSTEM MAINTENANCE REQUIREMENTS; POSSIBLE DELISTING OF SECURITIES FROM
  NASDAQ SYSTEM; RISKS OF LOW-PRICED STOCKS

    The Commission has approved rules imposing stringent criteria for the listing of securities on NASDAQ, including standards for maintenance of such listing. Such maintenance standards include minimum levels of total or net tangible assets and total capital and surplus and a minimum bid price for the securities. In addition, NASDAQ requires that a Company maintain at least two independent directors. From time to time these criteria for listing change, often imposing more stringent requirements on companies listed on NASDAQ.

    If the Company is unable to satisfy NASDAQ's maintenance criteria in the future, its Securities could be delisted, and trading, if any, would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or the "Electronic Bulletin Board" of the National Association of Securities Dealers, Inc. ("NASD"). As a consequence of such delisting, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Company's Securities.

    The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure, relating to the market for penny stocks, in connection with trades in any stock defined as a penny stock. The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for more than three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock of a disclosure schedule explaining the penny stock market and the risks associated therewith.

    In addition, if the Company's Securities are not quoted on NASDAQ, or the Company does not have $2,000,000 in net tangible assets, trading in the Company's Securities would be covered by Rules 15g1-15g6 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") for non-NASDAQ and non-exchange listed securities. Under such rules, broker/dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser's written agreement to a transaction prior to sale. Securities are exempt from these rules if the market price of the Common Stock is at least $5.00 per share.

    Although the Company's Common Stock will, as of the date of this Prospectus, be outside the definitional scope of a penny stock, as it will be listed on NASDAQ, in the event the Common Stock were subsequently to become characterized as a penny stock, the market liquidity for the Company's Securities could be severely affected. In such an event, the regulations on penny stocks could limit the ability of broker/dealers to sell the Company's Securities and thus the ability of purchasers of the Company's Securities to sell their Securities in the secondary market.

ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK AND PREFERRED STOCK

    Pursuant to its Articles of Incorporation, the Company has the authority to issue additional shares of Common Stock and shares of Preferred Stock. The Board of Directors of the Company is authorized to issue up to 30,000,000 shares of Common Stock, and up to 10,000,000 shares of Preferred Stock in one or more series, and to determine the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms or conditions of redemption of each series of preferred stock without any vote or action of the shareholders of the Company. The issuance of additional shares of Common Stock or of preferred stock could result in the dilution of the voting power of the shares of Common Stock purchased in this Offering. See "Description of Securities."

ANTI-TAKEOVER CONSIDERATIONS AND POTENTIAL ADVERSE EFFECT ON MARKET PRICE OF
  SECURITIES FROM ISSUANCE OF PREFERRED STOCK

    The Company's Board of Directors has the authority to issue over 8 million additional shares of preferred stock, par value $.01 per share (in addition to the shares of Preferred Stock issued in this Offering) and to fix the rights and preferences of such shares. Such issuance could occur without action by the holders of the Common Stock and, in certain circumstances, without action of the holders of the Preferred Stock. Such preferred stock could have voting and conversion rights that adversely affect the voting power of the holders of Common Stock (and/or the Preferred Stock if approved by the holders of the Preferred Stock), or could result in one or more classes of outstanding securities that would have dividend, liquidation or other rights superior to those of the Common Stock (and/or the Preferred Stock if approved by the holders of the Preferred Stock). Issuance of such preferred stock may have an adverse effect on the then prevailing market price of the Preferred Stock and/or Common Stock. This authority, together with certain provisions in the Company's Articles of Incorporation (the "Articles") and By-Laws, may delay, deter or prevent a change in control of the Company, may discourage bids for the Preferred Stock and/or Common Stock at a premium over the market price of the Preferred Stock and/or Common Stock and may adversely affect the market price of, and the voting and other rights of the holders of, Preferred Stock and/or the Common Stock. See "Description of Capital Stock."

NET OPERATING LOSSES

    At July 27, 1996, the Company had approximately $3 million of net operating loss carryforwards ("NOL's") for federal income tax purposes which are available to offset the future taxable income of the Company. The Internal Revenue Code imposes a restriction on the use of this attribute if a corporation undergoes an "ownership change" within the meaning of Internal Revenue Code Section 382(g). After an ownership change, the amount of pre-change NOL's that can be utilized to offset income for each post-change taxable year generally will be limited (the "Annual Limitation") to an amount equal to the fair market value of the corporation immediately before the ownership change multiplied by the federal long-term tax-exempt bond rate on the date of the ownership change.

    The sale and issuance of Common Stock and Preferred Stock in the Offering, together with other recent or future transactions, including, potentially, the exercise of outstanding or additionally issued options or warrants and the conversion of the Preferred Stock, could result in an ownership change. If an ownership change is deemed to occur, the Annual Limitation will apply to the Company's utilization of NOL's after the ownership change. The Annual Limitation on the utilization of NOL's for the post-change period will not affect the remaining statutory period within which the NOL's may be carried. To the extent that taxable income for any post-change taxable year is less than the amount of the Annual Limitation, the Annual Limitation for the subsequent year will be increased by the unused portion.

    FOR ALL OF THE AFORESAID REASONS AND OTHERS SET FORTH HEREIN, THE PURCHASE OF SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. ANY PERSON CONSIDERING AN INVESTMENT IN THE SECURITIES OFFERED HEREBY SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS PROSPECTUS. THE SECURITIES SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO ABSORB A TOTAL LOSS OF THEIR INVESTMENT IN THE COMPANY AND HAVE NO NEED FOR A RETURN ON THEIR INVESTMENT.

                                USE OF PROCEEDS

    The estimated net proceeds to the Company from the sale of the Securities offered hereby, after deducting the underwriting commissions and the Underwriter's nonaccountable expenses and other offering expenses, will be
approximately $        ($        if the Underwriters' Over-Allotment Option is
exercised in full) based on an assumed initial public offering prices of
$        for the shares of Common Stock and $        for the shares of Preferred
Stock. The net proceeds to the Company are expected to be used over the next 12 months as follows:

                                                                        APPROXIMATE
APPLICATIONS                                                               AMOUNT      PERCENT
----------------------------------------------------------------------  ------------  ---------
Repayment of senior indebtedness (1)..................................  $  5,000,000           %
Repayment of subordinated indebtedness (2)............................     1,750,000           %
Payment of indebtedness for salaries and commissions (3)..............       250,000           %
Payment of trade payables and accrued expenses (4)....................     1,750,000           %
Sales and marketing (including marketing or slotting expenditures to
  obtain shelf space).................................................     2,000,000           %
General corporate purposes, including working capital and general and
  administrative expenses and possible acquisitions...................                         %
                                                                        ------------  ---------
                                                                        $                100.00%

------------------------

(1) The senior indebtedness, a portion of which will be paid down using a portion of the proceeds of this Offering, was incurred to pay for the acquisition of the Company's business (paying down $4 million of the bridge acquisition financing) and for working capital. The senior indebtedness includes one revolving note, bearing interest at 3.75% over the Lender's prime or reference rate, maturing June 1,

    1999, and three term notes, bearing interest at 3.75% to 5% over the Lender's prime or reference rate, maturing June 1, 1999. When in default, these notes bear interest at 7.25% to 8% over the Lender's prime or reference rate.

(2) United Biscuits UK Ltd. has agreed to a discount of its $4,000,000 note. The Company will pay $1,750,000 upon completion of the Offering to satisfy this indebtedness in full (plus approximately $160,000 of accrued interest and expenses as reflected in payment of Trade Payables and accrued expenses). The result will be a gain of $2,250,000 subject to the note, as so discounted, being paid before July 31, 1997.

(3) Payable to Mr. Donald Schumacher II for accrued salary for 1996.

(4) Including Trade Payables of approximately $1 million (including $250,000 owed to Miles J. Willard Company and interest thereon at 7% per annum from January 1, 1997) and real and personal property taxes of approximately $475,000, accrued interest and expenses of approximately $160,000 with respect to the subordinate loan from United Biscuits UK Ltd.

    The Company may use part of the net proceeds from this Offering to attempt to expand its revenues by identifying and pursuing acquisitions of other companies with the same or related snack food product offerings (or to purchase product lines) as opportunities arise and to a lesser extent by entering new markets through internal expansion, which will include expanding the distribution of current products and the introduction of new product offerings. The Company has no present commitments, agreements or understandings with respect to any acquisitions. See "Risk Factors--Risks Associated with Acquisition Strategy."

    The total amount allocated to, and the timing of, the applications described above represent Management's best estimate of the allocation of net proceeds, based upon the Company's present plans regarding its expansion and the development and promotion of its products, current market conditions and other business and economic considerations. To the extent Management believes adjustments are necessary due to actual or anticipated changes in such factors, the amounts set forth above may be reallocated among such applications.

    Any net proceeds received by the Company from the exercise of the Underwriters' Over-Allotment Option will be allocated to working capital for general corporate purposes. Any net proceeds not immediately required for the purposes described above will be invested by the Company in investment-grade, short-term, interest-bearing investments.

                                DIVIDEND POLICY

    The Company has never declared or paid any dividends on the Common Stock and does not anticipate paying any dividends in the foreseeable future. The Company currently intends to retain all future earnings to provide funds for the further development and growth of its business. Under the Company's loan agreements, the Company is prohibited from paying dividends or other distributions on the Common Stock or Preferred Stock without the lender's authorization.

    Pursuant to the terms governing the Preferred Stock, the Company's Board of Directors may not declare dividends payable to holders of the Common Stock unless and until all accrued cash dividends through the most recent past quarterly date have been paid in full to holders of the Preferred Stock. The payment of dividends on the Common Stock in the future will depend on the results of operations, financial condition, capital expenditure plans and other cash obligations of the Company and will be at the sole discretion of the Board of Directors. If the Company's future earnings are not adequate for the payment of dividends on the Preferred Stock out of earnings, such dividends will be paid out of the surplus then available to the Company (the Company's net assets minus the Preferred Stock and the aggregate par or stated value of the outstanding shares of the Company's capital stock), if any. On a pro forma basis, after giving effect to this Offering, the Company's surplus as of February 22, 1997 was approximately

$        . The payment of dividends or any future operating losses will reduce such surplus, which may adversely affect the Company's ability to continue to pay dividends on the Preferred Stock. In addition, as a result of additional operating losses which have continued after February 22, 1997, the Company's ability to pay dividends will likely be further reduced. See "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Certain Transactions."

                                    DILUTION

    The net tangible book value of the Company as of February 22, 1997 was $(6,233,521) or $(4.16) per share of Common Stock. Net tangible book value per share of Common Stock is determined by dividing tangible assets, less total liabilities and preferred stock, by the number of shares of Common Stock outstanding. Dilution per share represents the difference between the initial public offering price per share of Common Stock and the pro forma net tangible book value per share of Common Stock immediately after the Offering. After giving effect to the sale by the Company of the shares of Common Stock and Preferred Stock offered hereby (after deduction of estimated underwriting discounts, commissions and other Offering expenses), the pro forma net tangible book value of the Company available to holders of Common Stock at February 22,
1997, as adjusted, would have been $      or $      per share. This represents
an immediate increase in net tangible book value of $      per share to existing
common shareholders and an immediate dilution to the public investors of $ per share.

    The following table illustrates this dilution in net tangible book value per share to new investors as of February 22, 1997:

Assumed initial public offering price per share...................  $
Pro forma net tangible book value per common share before the
  Offering........................................................      (4.16)
Increase in net tangible book value per common share attributable
  to new investors in shares of Common Stock offered hereby.......           (1)
Pro forma net tangible book value per common share after
  Offering........................................................           (1)(2)
Dilution to new investors.........................................  $        (1)(2)
                                                                    ---------
                                                                    ---------

    The following table summarizes, on a pro forma basis as of February 22, 1997, the differences among the current shareholders and the new investors in this offering with respect to the number of shares of Common Stock purchased from the Company, the total consideration paid to the Company (assuming an
initial public offering price of $      per share) and the average price paid
per share:

                                      SHARES PURCHASED(5)     TOTAL CONSIDERATION(5)
                                    -----------------------  -------------------------  AVERAGE PRICE
                                      NUMBER      PERCENT       NUMBER       PERCENT    PER SHARE(5)
                                    ----------  -----------  ------------  -----------  -------------
Current shareholders(3)...........   1,500,000        54.5%  $  1,455,000            %    $
New Common Stock investors in this
  Offering........................   1,250,000        45.5%                          %    $
                                    ----------       -----   ------------       -----         -----
  Total(4)........................   2,750,000       100.0%  $                  100.0%
                                    ----------       -----   ------------       -----
                                    ----------       -----   ------------       -----

------------------------

(1) After further giving effect to the application of the net proceeds of this Offering, in particular the anticipated retirement of the Company's debt to United Biscuits UK Ltd. at $2,250,000 less than face value, and the retirement of a portion of the Company's debt to the Lender and the anticipated recognition of interest expense due to the issuance of the Lender's Warrant, and the recognition of license expense from the grant of the warrant to Miles J. Willard Company, the pro forma net tangible book value of the Company available to holders of Common Stock at February 22,
    1997, as adjusted, would have been $      or $      per share, an increase
    of $      per share to existing Common Stock holders and an immediate
    dilution to public investors of $      per share. In addition, if the

    Underwriters' Over-Allotment Option is exercised in full, pro forma net tangible book value per share of Common Stock after the Offering with the above adjustments will be $ . and the dilution per share of Common Stock to
    new investors will be $      . See "Underwriting."

(2) If the Underwriters' Over-Allotment Option is exercised in full, pro forma net tangible book value per share of Common Stock after the Offering will be
    $      and the dilution per share of Common Stock to new investors will be
    $      . See "Underwriting."

(3) The consideration provided by the current shareholders includes $370,000 directed to be contributed to the capital of the Company in lieu of payment of fees to certain shareholders. See "Certain Transactions."

(4) Does not include (i) 187,500 shares of Common Stock issuable upon exercise of the Underwriters' Over-Allotment Option, (ii) 125,000 shares of Common Stock issuable upon exercise of the Representative's Warrants, (iii)
    shares of Common Stock issuable upon conversion of the Preferred Stock
    offered hereby or       shares of Common Stock issuable upon conversion of
    the Preferred Stock issuable upon exercise of the Underwriters'
    Over-Allotment Option or the       shares of Common Stock issuable upon
    conversion of the Preferred Stock issuable upon exercise of the Representative's Warrant, (iv) 53,052 shares of Common Stock issuable upon exercise of the Private Placement Warrants issued in the Private Placement,
    (v) 150,000 shares of Common Stock reserved for issuance under the Company's Stock Option Plan, none of which options have been granted to date, (vi) 75,000 shares of Common Stock issuable at $.001 per share upon exercise of the warrant anticipated to be issued to the Company's current lender, or
    (vii) 12,500 shares of Common Stock, exercisable at $1.00 per share, upon exercise of a warrant anticipated to be granted to Miles J. Willard Company as part of the renegotiation of the payment terms under the Company's patent license agreements with that company. See "Underwriting," "The Company," "Management--Stock Option Plan" and "Description of Capital Stock."

(5) Does not include $      paid by the new investors for       shares of
    Preferred Stock.

                                 CAPITALIZATION

    The following table sets forth (i) the capitalization of the Company as of February 22, 1997; and (ii) the capitalization as adjusted to reflect the sale of the Securities offered hereby at an assumed initial public offering price of $ per share of Common Stock and $ per share of Preferred Stock, after deducting the estimated underwriting discount and offering expenses payable by the Company and application of the estimated net proceeds from this Offering to repay certain current and long-term debts of the Company. See "Use of Proceeds" and "Certain Transactions." This table should be read in conjunction with the Company's Financial Statements, and the notes thereto, included elsewhere in this Prospectus.

                                                                                        AS OF FEBRUARY 22, 1997
                                                                                     -----------------------------
                                                                                        ACTUAL      AS ADJUSTED(2)
                                                                                     -------------  --------------
Long-term debt (net of current portion)............................................  $   3,700,000   $
Preferred Stock 10,000,000 shares authorized and shares issued and outstanding;
        shares issued and outstanding as adjusted(1)...............................              0
Common stock, $.01 par value, 30,000,000 shares authorized and 1,500,000 shares issued and outstanding;2,750,000 shares issued and outstanding on an as adjusted
  basis(2).........................................................................         15,000         27,500
Additional paid-in capital.........................................................      1,440,000
Accumulated deficit(3).............................................................     (7,614,157)             ()
                                                                                     -------------  --------------
Total shareholders' equity (deficit)...............................................     (6,159,157)
                                                                                     -------------  --------------
  Total capitalization (deficiency)................................................  ($  2,459,157)  $
                                                                                     -------------  --------------
                                                                                     -------------  --------------

------------------------

(1) Does not include       shares of Preferred Stock issuable upon exercise of
    the Underwriters' Over-Allotment Option or       shares of Preferred Stock
    issuable upon exercise of the Representative's Warrant.

(2) Does not include (i) 187,500 shares of Common Stock issuable upon exercise of the Underwriters' Over-Allotment Option, (ii) 125,000 shares of Common Stock issuable upon exercise of the Representative's Warrants, (iii)
    shares of Common Stock issuable upon conversion of the Preferred Stock
    offered hereby or       shares of Common Stock issuable upon conversion of
    the Preferred Stock issuable upon exercise of the Underwriters' Over-Allotment Option or the 125,000 shares of Common Stock issuable upon conversion of the Preferred Stock issuable upon exercise of the Representative's Warrant, (iv) 53,052 shares of Common Stock issuable upon exercise of the Private Placement Warrants issued in the Private Placement,
    (v) 150,000 shares of Common Stock reserved for issuance under the Company's Stock Option Plan, none of which options have been granted to date, (vi) 75,000 shares of Common Stock issuable, at $.001 per share, upon exercise of the warrant anticipated to be issued to the Company's current lender, or
    (vii) 12,500 shares of Common Stock, exercisable at $1.00 per share, upon exercise of a warrant anticipated to be granted to Miles J. Willard Company as part of the renegotiation of the payment terms under the Company's patent license agreements with that company. See "Underwriting," "The Company," "Management--Stock Option Plan" and "Description of Capital Stock."

(3) As adjusted, for the anticipated $2,250,000 gain on extinguishment of the United Biscuits UK Ltd. debt at below face value and the interest and license expenses recognized upon payments of debt and license payments from the proceeds of this Offering as a result of the Lender's Warrants issued below market value to the Lender and Miles J. Willard Company. See "Use of Proceeds."

                            SELECTED FINANCIAL DATA

    The selected financial data set forth below should be read in conjunction with the Company's financial statements, including the notes thereto, included elsewhere in this Prospectus. The selected financial data for the period ended July 27, 1996 have been derived from audited financial statements of the Company included elsewhere in this Prospectus, and should be read in conjunction with those financial statements, including the notes thereto, and with "Management's Discussion and Analysis of Financial Condition and Results of Operations" also included elsewhere in this Prospectus. The selected historical financial data as of February 22, 1997 and for periods ended February 24, 1996 and February 22, 1997 have been derived from the unaudited financial statements of the Company included elsewhere in this Prospectus and, in the opinion of Management of the Company, present fairly the results of operations for those periods. The results of operations for the seven months ended February 22, 1997 are not necessarily indicative of results to be expected for the year ending July 26, 1997. The following data should be used in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes and other financial information found elsewhere in this Prospectus.

STATEMENT OF OPERATIONS DATA:

                                                    FROM INCEPTION
                                                 (JANUARY 19, 1996) TO
                                            -------------------------------   7 MONTHS ENDED
                                                             FEBRUARY 24,      FEBRUARY 22,
                                            JULY 27, 1996        1996              1997
                                            -------------  ----------------  ----------------
Net sales.................................  $   7,825,146    $  2,391,882     $    6,065,945
Cost of sales.............................      3,423,471         874,281          4,255,163
                                            -------------  ----------------  ----------------
Gross profit..............................      4,392,675       1,517,601          1,810,782
                                            -------------  ----------------  ----------------
Operating expenses Selling, general and
  administrative..........................      3,881,864       1,257,142          1,833,260
                                            -------------  ----------------  ----------------
Income (loss) from operations.............        510,811         260,459            (22,478)
                                            -------------  ----------------  ----------------
Other income (expense)
  Write-off of advances to affiliate......     (1,118,989)        --                --
  Interest expense........................       (320,362)        (53,394)          (702,649)
  Other income (expense)..................         13,090          (2,500)           (72,269)
                                            -------------  ----------------  ----------------
Total other expense.......................     (1,426,261)        (55,894)          (774,918)
                                            -------------  ----------------  ----------------
Income (Loss) from continuing
  operations..............................       (915,450)        204,565           (797,396)
                                            -------------  ----------------  ----------------
Loss from discontinued operations.........     (4,748,238)       (521,639)        (1,153,073)
                                            -------------  ----------------  ----------------
Net loss..................................  $  (5,663,688)   $   (317,074)    $   (1,950,469)
                                            -------------  ----------------  ----------------
                                            -------------  ----------------  ----------------
Income (Loss) from continuing operations
  per share...............................  $       (0.63)   $       0.14     $        (0.53)
Income (Loss) from discontinued operations
  per share...............................  $       (3.26)   $      (0.36)    $        (0.77)
                                            -------------  ----------------  ----------------
Net loss per share........................  $       (3.89)   $      (0.22)    $        (1.30)
                                            -------------  ----------------  ----------------
                                            -------------  ----------------  ----------------
Weighted average shares outstanding.......      1,455,786       1,446,948          1,500,000
                                            -------------  ----------------  ----------------
                                            -------------  ----------------  ----------------

BALANCE SHEET DATA:

                                                                      FEBRUARY 22, 1997
                                                                ------------------------------
                                                JULY 27, 1996       ACTUAL      AS ADJUSTED(1)
                                                --------------  --------------  --------------
Current Assets................................  $    2,989,327  $    2,029,853   $
Current Liabilities...........................      13,252,416      13,449,437
Working Capital (Deficit).....................     (10,263,089)    (11,419,584)
PP & E (net)..................................       9,903,401       8,886,063
Total Assets..................................      12,943,728      10,990,280
Long Term Debt................................       3,900,000       3,700,000
Total Shareholders' Equity (Deficit)..........      (4,208,688)     (6,159,157)

------------------------

(1) As adjusted to give effect to the sale by the Company of the Securities offered hereby, and the application of the estimated net proceeds from the Offering as described in "Use of Proceeds," including the anticipated $2,250,000 gain upon the extinguishment of certain debt at below face amount and the recognition of interest expense upon the payment of certain debt and licensing expense due to the issuance of the Lender's Warrants to purchase shares of Common Stock at $.001 per share and the warrant to Miles J. Willard Company to purchase shares of Common Stock at $1.00 per share. See "Risk Factors--Opinion of Auditors, Limited Capital, Default on Bank Debt, Need for Additional Financing," and "Use of Proceeds."

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

    The following discussion and analysis should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this Prospectus.

BACKGROUND

    The Company was incorporated in Illinois on January 19, 1996 to acquire certain non-operating assets and assume certain liabilities of the Keebler Salty Snack Division. The assets purchased included a manufacturing plant located in Bluffton, Indiana (one of the three manufacturing plants formerly operated as part of that Division by Keebler), limited inventory, certain machinery and equipment, and rolling stock (i.e., delivery trucks) used primarily in the DSD (Direct Store Delivery) system.

    In June of 1995 United Biscuits UK Ltd. ("United Biscuits"), the parent company of Keebler, reportedly decided to sell certain of its United States assets. Apparently unable to sell the Keebler Salty Snack Division in its entirety, United Biscuits decided to close all three plants used in that Division (in Oxford, PA, Halton City, TX, and Bluffton, IN) and sell the physical assets separately. Many employees were terminated or laid off and the distribution centers used for that Division around the country were closed. Inventory was sold at discounts to accelerate liquidation. Shelf space contracts in supermarkets were not renewed in September and October of 1995, virtually ensuring that the products would not subsequently be carried in those locations. In November 1995, all three plants were completely shut down.

    On January 26, 1996, O'Boisie purchased the building, machinery and certain assets located at the Bluffton, Indiana plant and the related rolling stock. In February 1996, the Company hired certain plant personnel, sales people and management to start a snack food manufacturing business. In mid-February, manufacturing operations at the Bluffton plant commenced. Subsequent to that time, the Company began building its business by (i) producing products formerly marketed and sold by Keebler as well as new products, (ii) developing new channels of distribution, and (iii) obtaining new customers.

    The purchase was financed with an $8,000,000 bridge note from United Biscuits. In determining the purchase price of these assets, the Company relied on appraisals of the fixed assets (i.e., land, buildings, machinery and equipment), which assets were not operational at the time of purchase.

    A Transition Agreement ("Transition Agreement") was established between O'Boisie and Keebler effective January 26, 1996. The agreement was for three months (other than for systems support) and its purpose was to provide administrative and distribution support during the transition of the purchased assets to a new, free-standing operation. The provisions of the Transition Agreement included the following:

    1. Systems support by Keebler through June 15, 1996. The systems for which the Company purchased Keebler's support included accounts receivable, accounts payable, general ledger, and route accounting.

    2. Sales of Keebler's cookies and crackers by O'Boisie. The agreement provided that during the three-month period ended April 26, 1996, the Company would continue to sell Keebler's cookies and crackers through its DSD system in a 13-state area.

    3. Sales of O'Boisie's salty snacks by Keebler. During the three-month period ended April 26, 1996, Keebler would continue to sell O'Boisie's salty snacks to grocery stores through its distribution system.

    In June and July of 1996, the Company completed a private placement of 53,052 shares of Common Stock and 53,052 Private Placement Warrants, raising net proceeds of $955,000. On July 5, 1996 the Company entered into loan agreements with its senior lender, Republic Acceptance Corporation (the "Lender"). The Lender provided a $5.0 million revolving line of credit and a $5.0 million term loan.

United Biscuits received $4.0 million of cash proceeds from the term loan and took back a $4.0 million subordinated note, all in satisfaction of its original bridge note. Since the assets were not operational at the time of purchase and were part of a division of Keebler, historical financial statements relating to these assets are non-existent.

RESULTS OF OPERATIONS

    The Results of Operations information for the Company is provided in this Prospectus for three periods: the approximately one-month period from inception to February 24, 1996; the approximately six month period from inception to July 27, 1996; and the approximately seven month period from July 28, 1996 through February 22, 1997. Interim financial information is reported using 13-week quarters with the first two months of each quarter including four weeks of operating results and the third month including five weeks.

    RESULTS OF OPERATIONS FOR THE ONE MONTH ENDED FEBRUARY 24, 1996 AND FOR THE
     SEVEN MONTHS ENDED FEBRUARY 22, 1997

    CONTINUING OPERATIONS.

    Net sales for the one month ended February 24, 1996 were $2,391,882 versus $6,065,945 for the seven months ended February 22, 1997. Sales for the one month ended February 24, 1996 consisted primarily of sales to Keebler ($2,321,477) under the Transition Agreement. There were no sales to Keebler in the corresponding seven month period ended February 22, 1997. Sales for the seven months ended February 22, 1997 were primarily achieved through (i) a network of independent distributors, (ii) contracting with snack manufacturers who distributed the Company's products in addition to their own products, (iii) selling to warehouse companies for resale direct to retailers and (iv) selling directly to wholesalers. Sales to new customers established by O'Boisie subsequent to commencement of manufacturing operations grew from $0 in the period ended February 24, 1996 to $6,065,945 for the period ended February 22, 1997.

    The increase in revenue from O'Boisie brands to distributors, retailers and wholesalers in the period ended February 22, 1997, can be attributed to the addition of newly-authorized retail accounts, such as Kroger Foods, Inc. and Tom Thumb, and expansion into Texas and Florida. The Company now sells its products through over 125 distributors in 38 states. Currently the Company is selling its products principally in the Midwest, Northeast and Mid-Atlantic and has begun selling its products in the Southeast and Southwest.

    Cost of goods sold for the seven-month period ended February 22, 1997 was higher as a percentage of sales (70%) than for the one-month period ended February 24, 1996 as a percentage of sales (37%) for five principal reasons. First, although the sales to Keebler carried higher margins due to the pricing mechanism with Keebler, these benefits were offset by higher sales and distribution charges from Keebler as discounts provided to Keebler were considered selling expenses due to the pricing mechanism. Second, the decrease in total revenues each month resulted in a lower absorption of fixed costs. Third, management wanted to maintain lower levels of inventory until revenues began to increase. In order to keep a full complement of products available, the plant ran shorter production runs, requiring frequent and costly changeovers. Fourth, there was a change in the Company's product mix toward vending machine sales, which accounted for 32% of sales for the period ended February 22, 1997. Vend sales for the period ended February 24, 1996 were 3% of total revenues. Although vend production entails additional labor requirements, these costs are offset by lower selling and distribution costs. Finally, packaging costs increased due to the necessary conversion to the Company's own graphics and packaging.

    Selling, general and administrative costs decreased significantly from the period ended February 24, 1996 to the period ended February 22, 1997, from 53% of net sales to 30% of net sales. The decrease was principally due to a decrease in the cost of selling and distributing the products resulting from the discontinuation of the Keebler relationship. If the Company continues its marketing efforts, management expects the Company to incur additional selling expenses for market entry, including shelf space "slotting" fees.

    Interest expense rose significantly from $53,394 for the month ended February 24, 1996 to $702,649 for the 7 months ended February 22, 1997 due to continued borrowings required to finance the Company's losses, principally from discontinued operations and the costs of financing related to the acquisition of assets from Keebler. Total borrowing increased from $10,100,000 at February 24, 1996 to $13,053,238 at February 22, 1997.

    Income (loss) from continuing operations before other income (expense) was $260,459 and ($22,478) for the periods ending February 24, 1996 and February 22, 1997, respectively. After interest and other expense the income (loss) for those periods was $204,565 and ($797,396), respectively. The loss for the period ended February 22, 1997 was primarily due to the substantial interest charges the Company incurred due to bank loans required to support the losses from the discontinued DSD operations and the costs of financing related to the acquisition of assets from Keebler.

    DISCONTINUED OPERATIONS.

    In August of 1996, management elected to discontinue its DSD system. The Company decided to establish distribution coverage in the United States by (i) developing a network of independent distributors, (ii) contracting with snack manufacturers who would distribute the Company's products in addition to their own, (iii) selling to warehouse companies for resale direct to retailers, (iv) selling directly to wholesalers.

    Accordingly, the results of operations of the DSD system have been reflected as discontinued operations. The loss from discontinued operations was ($521,639) for the one month ended February 24, 1996 versus ($1,153,073) for the seven months ended February 22, 1997, included a provision for uncollectible accounts receivable of approximately $700,000.

    Management believes that it has adequately reserved for any additional losses which may occur due to discontinued DSD operations which ceased completely in October of 1996. These reserves as of February 22, 1997 include an allowance for doubtful accounts of $1,645,776, stemming primarily from over 300 smaller retail accounts serviced by the DSD system.

    PERIOD ENDED JULY 27, 1996

    Net sales from continuing operations for the six months ended July 27, 1996 were $7,825,146. Sales for the six months ended July 27, 1996 consisted primarily of sales to Keebler ($5,735,215) in accordance with the Transition Agreement and sales of the Company's products to the Company's DSD system ($1,134,000). The remaining sales were achieved through the establishment of the distribution relationships described above.

    Cost of goods sold increased as a percentage of sales in the period ended July 27, 1996 (44%) compared to the one-month ended February 24, 1996 (37%) for the same five reasons discussed in the comparison of the periods ended February 24, 1996 and February 22, 1997.

    Selling, general and administrative costs decreased slightly from the period ended February 24, 1996 to the period ended July 27, 1996, from 53% of net sales to 50%.

    Interest expense rose significantly from $53,394 for the month ended February 24, 1996 to $320,362 for the 6 months ended July 27, 1996 due to the continued borrowings required to finance the Company's operating losses and the costs of financing related to the acquisition of assets from Keebler. Debt increased from $10,100,000 at February 24, 1996 to $11,644,079 at July 27, 1996.

    Income (loss) from continuing operations before other income (expense) was $510,811 for the period ended July 27, 1996. After interest and other expense the loss for that period was ($915,450). This loss stemmed primarily from two sources. The first source is the $1,118,989 secured loan to Kelly which has been fully reserved for and on which management does not expect to realize any return. Management initially believed Kelly to be a possible acquisition or merger candidate. With the decision to pursue different channels of distribution, the acquisition or merger potential was less viable. Second, the Company incurred substantial interest charges due to bank loans required to support the losses from the discontinued DSD operations.

    The loss from discontinued operations for the six months ended July 27, 1996 was ($4,748,238), included a provision for uncollectible accounts receivable of approximately $900,000.

    The net loss of ($5,663,688) for the six months ended July 27, 1996 is comprised primarily of a one time loss of ($1,118,989) for a write off of advances to an affiliate and a non-recurring loss of ($4,748,238) from discontinued DSD operations.

LIQUIDITY AND CAPITAL RESOURCES

    The Company's cash balances were $260,425 at February 24, 1996, $181,633 at July 27, 1996, and $1,896 at February 22, 1997, respectively. Net cash used in operating activities was $1,839,575 and $2,127,895 for the periods ended February 24, 1996 and February 22, 1997, respectively. The net cash used in operating activities ($4,069,831) during the six month period ended July 27, 1996 was used primarily to fund the non-recurring advances to an affiliate and losses incurred in discontinued operations. The decrease in net cash used for the period ended February 22, 1997 was primarily due to the discontinuation of the DSD system.

    In the periods ended July 27, 1996 and February 22, 1997, cash used in investing activities was expended for management information systems to support operations. There were no stand-alone systems at the Bluffton facility when the plant was acquired. Approximately $545,000 was spent from commencement of operations in February 1996 through February 22, 1997 to develop system software and to purchase hardware. In addition, the Company received proceeds from the disposition of assets related to its DSD business of $758,000 during the period ended February 22, 1997.

    The Company's primary sources of cash flow from financing activities have been bank debt and sales of common stock. Borrowed funds from the Lender were $8,644,019 and $8,053,238 at July 27, 1996 and February 22, 1997, respectively.
The decrease primarily related to the payment of outstanding debt to the Lender in conjunction with the sale of DSD assets. The Company has a revolving line of credit from the Lender of up to $5,000,000 with a borrowing base equal to 85% of eligible accounts receivable and 40% of eligible inventory. Interest on this debt is payable monthly in arrears. The interest rate was initially the Lender's reference rate (8.25% prior to mid-March 1997 and 8.5% from mid-March 1997 to the current date) plus 1.75% per annum. As of April 30, 1997, the rate on this outstanding revolving indebtedness was changed to the Lender's reference rate plus 3.75%. As of April 30, 1997 the outstanding balance under the Lender's revolving line of credit was $2,043,025.

    In addition to the borrowings under the Lender's revolving line of credit, the Company has term debt of $7,504,465 as of April 30, 1997. Of this amount, $3,000,000 bears interest at the Lender's reference rate plus 5%, and $4,504,465 bears interest at the Lender's reference rate plus 3.75%. The term loans are amortized through May 1, 1999 (other than a balloon payment due in 1999). All amounts outstanding under the Company's term and revolving agreements with Lender are secured by a first priority lien on inventory, receivables, machinery, equipment, rolling stock, general intangibles and plant.

    The Company was in default of certain of the covenants under its bank loans as of July 27, 1996 and February 22, 1997. The Company is also currently in default under its loan agreements with the Lender. The Company is negotiating a waiver of those defaults and new loan covenants with the Lender. The

Company and the Lender have reached an agreement in principal on a waiver of those defaults and to revise the terms of the loan agreements; however, the documentation and revised terms are expected to be finalized in June 1997. As part of its negotiation with the Lender, the Company anticipates granting to the Lender warrants to purchase a number of shares of the Company's common stock equal to 5% of the Company's common stock outstanding prior to the Offering (75,000 shares). See "Description of Capital Stock."

    As of July 27, 1996 and February 22, 1997, the Company also had subordinated debt of $4,000,000 with United Biscuits. The note to United Biscuits bears interest at 8% with quarterly interest payments in arrears and initial quarterly payments of $100,000 commencing on June 30, 1997 with a balloon payment of $2,800,000 due on June 30, 1999. On May 8, 1997, the Company and United Biscuits reached agreement to retire this debt with $1,750,000 of proceeds from the Offering plus certain accrued interest, provided the payment on the debt is received prior to July 31, 1997.

    Gross proceeds from the Private Placement in June and July 1996 were $1,240,000; net proceeds were $955,000 after costs associated with that offering. Shareholder capital contributions were $370,000 for the period ending July 27, 1996. The source of the $370,000 credited to capital was compensation to the executive officers of the Company for services they rendered to the Company in negotiating and finalizing the purchase of the assets from Keebler. The amounts were not paid to the executives but, at their instructions, were credited to the capital of the Company.

CAPITAL RESOURCES

    The Company anticipates that its revolving and term debt with the Lender will total approximately $9,000,000 at the consummation of the Offering. Management intends to retire all of the remaining revolving debt (approximately $2,000,000), and the approximately $3,000,000 of what was previously revolving debt which the Lender has reclassified as special term debt (following the Company's default), leaving a total balance to be owed to the Lender of approximately $4,000,000.

    The Company is currently in default under its loan agreements with the Lender as described above. The Company and the Lender are currently negotiating and have agreed in principal on a waiver of those defaults and revised credit agreements, which the Company believes will be completed in June 1997.

    The Company's ability to achieve positive operating cash flow will depend on a variety of factors, including the continuing penetration of existing and new geographical markets, the continued development of associations with distributors and wholesalers, the costs of developing and producing new products, the ability to have longer production runs at the Bluffton, Indiana plant, the ability to obtain incremental private label pretzel business, and other factors which may be beyond the Company's control.

    The Company's long-term capital requirements will depend on numerous factors including the rate at which the Company grows internally, acquires other food businesses and develops new products. The Company has ongoing needs for capital including working capital for operations, shelf space requirements, product development costs and capital expenditures to maintain and expand its operations. While the Company has no present plans, commitments, or agreements with respect to any material acquisitions, the Company may in the future consummate acquisitions which may require capital. Future acquisitions may, to the extent permitted by the revised Credit Agreement, be funded with available cash from the net proceeds of the Offering, seller financing, institutional financing and/or additional equity or debt offerings. The Company anticipates that the net proceeds of this Offering will be adequate to fund the Company's operations for at least the next twelve months.

INFLATION

    The impact of inflation on the Company's operating results has been moderate over the last year, reflecting generally lower rates of inflation in the economy. While inflation has not had a material impact on operating results, there is no assurance that the Company's business will not be affected by inflation in the future.

NET OPERATING LOSSES

    At July 27, 1996, the Company had approximately $3 million of net operating loss carryforwards ("NOL's") for federal income tax purposes which are available to offset the future taxable income of the Company. The Internal Revenue Code imposes a restriction on the use of this attribute if a corporation undergoes an "ownership change" within the meaning of Internal Revenue Code Section 382(g). After an ownership change, the amount of pre-change NOL's that can be utilized to offset income for each post-change taxable year generally will be limited (the "Annual Limitation") to an amount equal to the fair market value of the corporation immediately before the ownership change multiplied by the federal long-term tax-exempt bond rate on the date of the ownership change.

    The sale and issuance of Common Stock and Preferred Stock in the Offering, together with other recent or future transactions, including, potentially, the exercise of outstanding or additionally issued options or warrants and the conversion of the Preferred Stock, could result in an ownership change. If an ownership change is deemed to occur, the Annual Limitation will apply to the Company's utilization of NOL's after the ownership change. The Annual Limitation on the utilization of NOL's for the post-change period will not affect the remaining statutory period within which the NOL's may be carried. To the extent that taxable income for any post-change taxable year is less than the amount of the Annual Limitation, the Annual Limitation for the subsequent year will be increased by the unused portion.

                                    BUSINESS

GENERAL

    O'Boisie manufactures and markets a broad line of brand name salty snack food products. The Company was formed in January 1996 for the purpose of acquiring certain of the assets, and assuming certain of the liabilities, of the salty snack food business formerly conducted as part of a division of Keebler, including a 140,000 square foot manufacturing facility in Bluffton, Indiana. The Company is in the process of establishing national presence for its branded products, many of which the Company believes have maintained strong consumer awareness during the transition from Keebler to O'Boisie. O'Boisie's primary brands are Tato Skins-Registered Trademark-, O'Boisies-Registered Trademark-, Pizzarias-Registered Trademark-, Chachos-Registered Trademark-, Tato Wilds-Registered Trademark-, Chip Chasers-Registered Trademark-, and Butter Braid Pretzels-Registered Trademark-, most of which are manufactured in a variety of flavors and sizes.

    The Company's products are sold in vending machines, regional supermarket chains, club stores, regional restaurants, convenience stores and institutional outlets. Major customers include Kroger's, Dominick's, Cub Foods, Meijers, Wal-Mart and Vend Society of America. The Company distributes its products through a national network of distributors, brokers, and potato chip manufacturers ("chippers"), as well as directly to retailers through the retailers' warehouse programs. From the commencement of production in February 1996 through February 1997, the Company has generated approximately $13,900,000 in revenue from continuing operations and a loss from continuing operations of approximately $1,700,000. As described in this Prospectus, the Company has also incurred a loss from discontinued operations during that period of approximately $5,900,000, from discontinuance of its direct store delivery system of distribution.

    The Company intends to expand its business and achieve profitability by pursuing the following strategies:

    - Broaden distribution of its established, branded products by adding distributors, regional "chippers" and grocery/discount chains throughout the country. Prior to its sale by Keebler, one or more of the current O'Boisie brand products had a presence in approximately 96% of grocery stores nationwide (commonly referred to as All Commodity Volume) as measured for Keebler by Information Resources Inc. Syndicated Service, and, according to Keebler's attitude and usage study, had 90% consumer awareness nationwide.

    - Develop new products based on the Company's established product lines and process patents.

    - Utilize the Company's pretzel manufacturing capacity to expand its sales in the bulk and private label markets.

    - Acquire complementary salty and other snack food processors to broaden the Company's product line and generate economies of scale in manufacturing, marketing and distribution.

RECENT DEVELOPMENTS

    The Company initially sold its own manufactured products through three principal channels: (i) a Direct Store Delivery ("DSD") system, (ii) larger wholesalers and vend distributors, and (iii) directly to stores through warehouse programs. In an attempt to operate a profitable DSD system, the Company also purchased and distributed food products manufactured by others. In August 1996, the Company elected to discontinue distributing other products and focus solely on its own manufactured products. O'Boisie shut down its DSD system, began selling its rolling stock (i.e., its Company-owned route trucks), and has added regional chippers and distributors to its existing sales and distribution network. Management believes that, strategically, this approach to distribution is a more efficient way of penetrating the market and enables the Company to achieve a broader distribution of its products. For instance, previously, 17 Company-owned trucks serviced the state of Indiana. O'Boisie now distributes through three distributors with 75 routes covering all of Indiana. The Company has been successful in reaching agreements with chippers and distributors to distribute its products in the regions previously serviced by Company-owned trucks, as well as other markets outside those regions. In addition, the Company has reached agreements with over 100 distributors in the East, Southeast, Southwest and Great Plaines areas. These distributors service over 3,000 DSD routes in their respective regions, bringing the total number of distributors of the Company's products to over 125.

    The Company has also recently secured authorization to sell its products to Wal-Mart Super Centers, Target Stores, Ameristop Stores, and the Subway Sandwich chain.

INDUSTRY OVERVIEW

    The retail salty snack food market is approximately a $13.4 billion industry and is typically segmented into seven major categories: potato chips, corn and tortilla chips, fabricated chips, pretzels, popcorn, nuts and other salty snacks. Salty snacks are principally sold through a variety of retail outlets, to institutions in bulk and through vending machines. Grocery stores (including supermarkets) accounted for approximately 65% of all salty snacks sold in 1995 according to Snack Food Industry Magazine. The Company believes that the attractiveness of snack foods to the grocer lies in their relatively higher profit margins (reported 28% average gross margin in 1995), and the perceived impulse nature and frequency of consumer decisions to purchase them. Despite the rapid proliferation of packaged food products in the last decade, grocers have given an increasing share of their dry goods shelf space to salty snack foods. It is not uncommon to find a complete supermarket aisle devoted to salty snacks. Other retailers include convenience stores, drugstores, delis, pizza parlors and restaurants, taverns and general stores. Institutional customers include, among others, schools, hospitals, and correctional facilities.

    Salty snack foods are also manufactured for supermarket chains, drugstores and discount merchandisers under private labels or "house brands". House brand products are usually shipped to the customer's warehouse, with the retailer assuming responsibility for stocking shelves and rotating stock to ensure freshness. Because of the volume of warehouse space required by these items, most retailers devote no more than 25% of their shelf space to house brands.

    Potato chips and tortilla chips represent 55% of the retail dollar sales. The three fastest growing segments within the salty food category are pretzels, tortilla chips, and fabricated chips, each of which has grown 8-9% each year since 1992. The pretzel market is estimated to be $1.5 billion and is one of the fastest growing categories within salty snacks. Pretzels are sold at retail as well as for use in other products, such as salty snack mixes and coated pretzels. According to Snack Food Industry Magazine, the growth in pretzels may be attributed to consumer perception of pretzels as a nutritious choice due to the low fat content.

    Tortilla chips sales account for about 26% of all salty snack food sold. Low fat and baked varieties are leading this growth. All tortilla chips and corn chips are fabricated chips, but are set aside in a separate category within the industry.

    Fabricated chips called "crisps," such as the kind O'Boisie produces, have been growing at about 9% per year since 1992. This growth is being driven by consumers' preference for low fat/no fat products. Because the manufacturing process for fabricated chips results in inherently lower fat content compared to potato chips, management believes that "crisps" will continue to be very popular with consumers.

GROWTH STRATEGY

    EXPANDED DISTRIBUTION AND EXPANSION OF NATIONAL SALES. The Company is continuing to expand its distribution using a two pronged effort: (i) making presentations directly to retailers; and (ii) selling to major distributors in key markets to obtain new accounts.

    Retailers and distributors have been targeted based on the proximity to the production plant in Bluffton, Indiana. Consequently, the Company has focused its sales efforts on the following geographical areas in descending order: Midwest, Northeast, Great Plains, Southeast, Southwest and West Coast. The Company has successfully placed its products in 38 states in the U.S., concentrated in the Midwest and Northeast, and the Company has targeted the Southeast and Southwest to pursue continued gains in distribution.

    Examples of key distributors added to the Company's list of contracted distributors in the past six months include Milwaukee Biscuit (Milwaukee, WI), Texas Premium (Dallas, TX), Snyders of Berlin (OH and PA), Kramer Foods (Detroit, MI), Barrel of Fun (MN), Serv-U-Success (Grand Rapids, MI), Hercules (Miami, FL) and Mid Atlantic Snacks (PA). These distributors are in addition to the Company's distribution agreement with DSDA Inc., a distribution association with 1,300 van routes covering a significant portion of the East Coast (from New York to Florida), as well as the Company's distribution arrangements with several smaller regional distributors. In total, over 125 distributors are selling the Company's line of products in a total of 38 states.

    The Company also intends to continue to develop a national presence by expanding relationships with national distribution companies and wholesalers.

    O'Boisie's vending business continues to show significant growth. The Company is currently working with, and selling to, a large vending distributor in the United States, Vend Society of America. Management believes that the Company has strong relationships with several other large independent distributors in the vend business. Currently the Company's best selling product specifically designed for vending machines is a one-ounce bag of Tato Skins. A
1 3/4 ounce bag has also been developed to capitalize on the industry's move to larger sizes in vending machines. Management believes that the vend business not only offers significant growth opportunity but also affords a vehicle for introducing the product in new markets as O'Boisie pursues expansion into grocery stores throughout the country.

    EXPANSION OF SALES THROUGH EXISTING CHANNELS OF DISTRIBUTION. The Company intends to increase sales through its existing channels of distribution by (i) adding new retailers through its existing distributors and wholesalers, (ii) introducing new products and product line extensions which leverage the Company's brand awareness and further its strategy of being a manufacturer of niche snack products, and (iii) acquiring companies with complementary products which the Company can distribute through its current and growing distribution network (as described further in "Business--Acquisitions of Companies in Related Areas" below).

    The Company is focusing on adding major new accounts whose operations are within the Company's existing distribution areas. The Company's sales and marketing professionals work closely with both retailers and distributors to support sales efforts at the retail level. This includes meeting directly with store managers and/or category buyers to present and promote the O'Boisie product line. Company Management also focuses on supporting and educating existing distributors to enhance their effectiveness in placing the Company's products in new and existing retail outlets.

    The new product development will focus principally on new sizes and new flavors of the Company's existing products. For example, the Company has developed a new $.99 product line to capitalize on the convenience store, mini mart, and independent grocery store trade. A $1.99 line has also been developed to bring all of the Company's product offerings under a common price point which will allow common promotions across the entire line of products. At the higher price, the Company expects to achieve higher sales volume per purchase.

    The Tato Skin product line is the Company's fastest growing category in terms of sales volume, and management anticipates expanding the product line with new flavor varieties. One potential example is ham and broccoli, which the Company believes would complement the cheese and bacon Tato Skins product. The Company is also considering several new pretzel ideas, including different shapes and new ingredient configurations (e.g., whole wheat, sour dough). Pretzels are one of the fastest growing snack food categories, and a category management believes offers a significant growth opportunity for the Company.

    LEVERAGE PRETZEL PRODUCTION. Since its inception in January of 1996, the Company has expanded beyond its own branded pretzel line to produce private label pretzels for two companies. The Company also produces pretzels for several other companies for incorporation into their product lines. The Company has significant pretzel capacity beyond its current branded requirements. The Company's plant is equipped with four pretzel baking lines and current utilization is approximately 30%. The Company's strategy is to increase production by focusing on packaged, private label pretzels and bulk sales. Bulk sales of pretzels is a growing area of the pretzel category with the increase in the number of mixes using pretzels as an ingredient. Management believes these two segments offer significant growth potential.

    ACQUISITIONS OF COMPANIES IN RELATED AREAS. The Company's acquisition strategy is to identify acquisition candidates in the snack food industry that have high quality branded products with consumer appeal. Management believes that aside from the Company's two largest competitors, Frito Lay (a subsidiary of Pepsico, Inc.) and Pringles (a subsidiary of Procter & Gamble), many of the companies in the snack food industry are small companies with limited production capabilities. Management will consider acquisition candidates with branded products and growth potential which could be easily integrated into the Company's existing distribution network. The Company intends to increase sales of any acquired companies' products by leveraging its existing distribution network. Such potential acquisition targets include both manufacturers of salty snack food products such as potato crisps and pretzels, and manufacturers of other similarly distributed food items, such as cookies and crackers. The Company intends to centralize production at its own facility in order to maximize manufacturing and distribution efficiencies.

    The Company's acquisition focus is therefore intended to generate revenue by leveraging its existing manufacturing capacity, operating and information systems, and distribution capabilities, while also reducing costs through elimination of duplicative manufacturing, selling, general and administrative expenses. Management believes that several regional and niche companies in the snack food industry provide attractive acquisition opportunities for the Company. The Company has no existing agreements to acquire any companies or product lines at this time.

PRODUCTS

    The Company currently produces salty snacks in five distinct product lines. The Company maintains consistency in flavor assortment, with modest rotation in production to keep the product line fresh and to attempt to eliminate under-performing flavors. The table below represents an overview of the Company's products:

PRODUCT LINE                              PERCENTAGE OF SALES*            FLAVORS             DISTRIBUTION CHANNEL
----------------------------------------  ---------------------  --------------------------  -----------------------
Tato Skins-Registered Trademark-........              55%        Baked, Sour Cream,          Retail
                                                                 Cheese-n-Bacon              Convenience Stores
                                                                                             Mass Merchandisers
                                                                                             Warehouse
O'Boisies-Registered Trademark-.........              14%        Reduced Fat, Cheddar,       Retail
                                                                 Original, Sour Cream and    Convenience Stores
                                                                 Onion                       Mass Merchandisers
                                                                                             Vending
                                                                                             Warehouse
Pizzarias-Registered Trademark-.........              14%        Cheese, Supreme, Pepperoni  Retail
                                                                                             Convenience Stores
                                                                                             Mass Merchandisers
                                                                                             Vending
                                                                                             Warehouse
Pretzels................................              12%        Fat Free Knots, Butter      Retail
                                                                 Knots, Butter Braids, Mini  Warehouse
                                                                 Knots, Fat Free Mini        Wholesalers
                                                                 Knots, Bavarian             Convenience Stores
                                                                                             Mass Merchandisers
                                                                                             Vending
                                                                                             Private Label
Chachos-Registered Trademark-...........               5%        Original, Cheese, Cinnamon  Retail
                                                                                             Convenience Stores
                                                                                             Mass Merchandisers
                                                                                             Vending
                                                                                             Warehouse

------------------------

    *   From inception of the Company through February 22, 1997.

       A description of the Company's primary products and new product concepts is presented below:

       Tato Skins-Registered Trademark---Tato Skins-Registered Trademark- are snack chips that are made from potatoes for "real baked potato" appeal. They are available in three flavors: Baked Potato, Sour Cream and Chives, and Cheese-n-Bacon.

       O'Boisies-Registered Trademark---O'Boisies-Registered Trademark- and Low Fat O'Boisies-Registered Trademark- are light potato crisp snacks with a crunchy, bubbly texture. O'Boisies-Registered Trademark- and Low Fat O'Boisies-Registered Trademark- are available in Original, Sour Cream and Onion and Cheddar, and will soon be available in Barbecue and in a fat free version.

       Pizzarias-Registered Trademark---Pizzarias-Registered Trademark- are a unique snack made with real pizza dough and cheeses. They are available in three flavors: Cheese Pizza, Zesty Pepperoni and Pizza Supreme.

       Pretzels--O'Boisie Pretzels are made from enriched wheat flour and are double baked for a better crunch and taste. These pretzels are manufactured under a variety of brand names, including Traditional Knots-Registered Trademark-, Butter Knots-Registered Trademark-, Butter Mini Knots, Butter Braid-Registered Trademark-, Traditional Bavarian and Fat-Free Minis. These brands offer a variety of taste and choice and are aimed at the "health conscious" buyer, in that they are generally low/no fat and low/no cholesterol.

       Chachos-Registered Trademark---Chachos-Registered Trademark- are flour tortilla chips flavored with a blend of authentic Mexican seasonings. They are available in three flavors: Restaurant Style Original, Cheesy Quesadilla and Cinnamon Crispara.

NEW PRODUCTS

    The Company's new product development will focus on three areas of product expansion: extension of the Company's existing products through new sizes, shapes and flavors; development of additional niche products; and strategic acquisitions by the Company of complementary niche products. The criteria used in evaluating all products is whether the item meets the Company's objective of providing the consumer with unique snack products.

    The line extension into new sizes focuses on providing products to expand the Company's distribution effort. The Company's new $.99 product line extension is an example of a line developed to capitalize on the convenience, mini mart, and independent grocery store distribution channels. The products include Tato Skins-Registered Trademark-, Pizzarias-Registered Trademark- and O'Boisies-Registered Trademark-. A $1.99 line extension has been developed to bring the Company's snack products (Tato Skins-Registered Trademark-, Pizzarias-Registered Trademark-, O'Boisies-Registered Trademark- and Chachos-Registered Trademark-) under a common price point.

    The Company is also considering several new ideas in its pretzel line. Management believes that new shapes and ingredient configurations offer an opportunity to service this growing snack category. The Company introduced Fat Free Mini Knots in 1996. To complement the Company's pretzel product line, pretzel rods, pretzel thins, and another pretzel variation, fat free pretzel thins, will be introduced in the third quarter of 1997. These products are geared towards the health conscious snacker because they are low/no fat and low/no cholesterol.

    The Company is also developing new flavors for its existing products. Tato Skins-Registered Trademark-, the Company's fastest growing category in sales volume, will have several new flavors added to the line and the Company is also developing several new Pizzarias-Registered Trademark- products utilizing the concept of product as a pizza crust. Also slated for introduction in 1997 are Barbecue O'Boisies-Registered Trademark-, Fat Free
O'Boisies-Registered Trademark-, an O'Boisie snack mix, and a corn tortilla chip.

    As described under "Proprietary Patented Process" below, the Miles J. Willard Company and the Company have been working together to develop new niche products utilizing the proprietary technology licensed to the Company.

    An important part of the Company's strategy is also to locate and acquire companies which complement the Company's existing product lines. This will allow the Company to leverage its present and growing distribution system and expand its market presence.

MANUFACTURING PROCESS AND FACILITIES

    PROPRIETARY PROCESS. The process used by the Company to manufacture its unique line of snacks (Tato Skins-Registered Trademark-, O'Boisies-Registered Trademark-, Pizzarias-Registered Trademark- and Chachos-Registered Trademark-) is a patented proprietary process. The Company maintains the exclusive production rights in North America under licenses with Miles J. Willard Company, which owns proprietary patents to the manufacturing process. This proprietary technology gives each of the Company's products a distinction from many other snack items. The Company is working with the Miles
J. Willard Company investigating other snack products which may use the proprietary technology and to find niche snack products which offer consumers an alternative to more traditional snack foods.

    PRODUCTION PROCESS OVERVIEW. The Company focuses on producing quality products by using statistical process controls and by placing a strong emphasis on product freshness. The Company's plant uses a flexible, short-cycle manufacturing process for production of all of the product lines. This process allows the Company to manufacture a wider range of products thereby increasing product freshness. These capabilities enable the Company to use alternate channels of distribution while maintaining freshness.

    QUALITY ASSURANCE PROCESS. The Company monitors and measures key variables of the production, packaging and distribution of its products to help maintain quality and consistency in its products. The Company utilizes both its employees and automated auditing systems to monitor quality during the production process. Employees audit product freshness, product delivery and overall customer satisfaction. High speed check weighers, metal detection, computerized ovens, data processed mixers, computerized batch processing, and automated packing equipment have been incorporated into the manufacturing process to help ensure quality.

    FACILITIES. O'Boisie's 140,000 square foot Bluffton, Indiana manufacturing facility is situated on 12.8 acres and is strategically located to service the Company's national business. Encompassing seven production lines (four for baked (pretzel) products and three for fried (chips) products) this plant uses bulk unloading systems, automated raw material handling and mixing systems, dough handling, sheeting, baking and fry systems. Approximately $50 million dollars was invested in the plant and in equipment by Keebler from 1979 to 1992. Because of the investment in automation and production efficiency, management believes the 140,000 square foot facility is large enough to satisfy the Company's current and anticipated near term requirements.

    When the Company acquired certain non-operating assets of the Keebler salty snack division, the Bluffton plant had been shut down for approximately three months (from November 1995 through January 1996). The plant was started again in February of 1996 and now produces products previously produced at that location as well as some products that had been produced at the two other Keebler salty snack plants. The Company believes it has been successful in producing all of these products. O'Boisie also selectively hired certain former Keebler management, plant personnel and clerical workers. New employees were hired to fill open positions.

RAW MATERIAL PURCHASES

    The Company purchases raw materials from third parties who meet the Company's quality standards. The Company's primary materials are flour, yeast, potato flakes, various oil extracts and seasonings. Key proprietary flavor systems are purchased from multiple parties to assure price competitiveness and supply availability.

MANAGEMENT INFORMATION SYSTEM

    Since the plant had no stand alone information systems when it was purchased from Keebler, the Company has made significant investments in systems capabilities. O'Boisie has installed new computer software and hardware which has capabilities for capturing sales, order entry, billing, financial data and inventory control information.

MARKETING, SALES AND DISTRIBUTION

    MARKETING. O'Boisie's marketing department develops brand strategies for the Company's existing and new products, including product development, pricing strategy, consumer and trade promotion, advertising, publicity and package design. This department's responsibilities include determining the allocation of resources between consumer and trade spending, pricing and profitability analysis, and product design and packaging design.

    The Company uses a mix of consumer and trade promotions to market its products. Marketing promotions are designed to promote use of the Company's products in general, as opposed to promoting sales of one particular product or variety. This strategy is intended to stimulate brand awareness and facilitate the introduction of new products. The majority of the Company's sales promotion expenditures for the retail channel have been trade advertising and promotion, including slotting fees and feature advertising.

    Since the business had been shut down at the Bluffton facility for three months prior to O'Boisie's purchase of Keebler's salty snack assets, the Company has had to make significant expenditures to obtain shelf space and anticipates having to make significant additional expenditure to access additional shelf space. The Company will continue to evaluate each opportunity and make appropriate expenditures to expand product presentation.

    SALES. The Company also uses its own sales organization, as well as brokers, in presenting marketing and sales programs, supporting retail stores, selling new items and establishing sales promotions with customers. Objectives, plans and programs are designed on a regional account basis by working directly with key customers. The Company's current policy is to grant its brokers exclusive rights to sell its products within defined territories.

    DISTRIBUTION. The Company also sells through regional chippers and distributors such as Texas Premium and Barrel of Fun Foods, Inc. In total, over 125 distributors are selling the Company's line of products in a total of 38 states. Warehouse programs allowing the shipment of products directly into retailer warehouses are another distribution channel utilized by the Company. Vend sales are a growing segment of the Company's sales and offer an excellent means to expand the Company's products to consumers throughout the United States. Bulk sales for use in other products is another segment of Company sales which continues to grow.

    To deliver its brands outside of the Midwest, O'Boisie distributes through a select group of independent distributors and regional chippers. Currently, D.S.D.A., a distribution association with 1,300 route vans, delivers the Company's products to the East Coast. Poore Brothers, Barrel of Fun, Serv-U-Success, Inc. and Milwaukee Biscuit Food Inc. are the most recent additions to the distribution network. The Company continually evaluates its existing distributors and pursues new distributors in its effort to effectively market and sell the Company's products throughout the United States.

    Individual orders are collected daily and transmitted directly to the manufacturing facility. The product is then delivered directly to the Company's customers or shipped directly to warehouses. The Company maintains a leased warehouse in Ft. Wayne, Indiana.

COMPETITION

    Snack food manufacturers generally categorize themselves on the basis of the geographic reach of their brands. The Company believes that with the recent departure from the market of the "Eagle" snacks business (Anheuser-Busch), only two companies in the salty snack food industry, other than O'Boisie, can be generally considered "national," with most other industry participants being limited to only regional distribution and brand recognition. The Company's national branded competitors are Frito-Lay, Inc., a subsidiary of PepsiCo, and Procter & Gamble, manufacturer of Pringles Potato Crisps. With branded market penetration in 38 states, management believes that The O'Boisie Corporation is the only other national participant in this industry. All of these national brands also compete with well established regional brands such as "Wise" in New York, "Jays" in Chicago, and "Guys" in Kansas City.

    The salty snack food business is highly competitive. Manufacturers compete for consumer acceptance and attempt to gain entry and shelf space in major supermarket chains with promotions, incentive programs and, when necessary, payment for store authorizations and shelf space. Once in the store, brands are discounted, featured and displayed periodically to stimulate purchases. New products or different flavors and sizes of existing products are introduced to provide variety and "news" in the store. Major competitors occasionally conduct nationwide advertising programs.

    With the exception of its pretzels, O'Boisie positions its product line as an upscale, niche snack food line that does not compete directly with the potato chip market so that retailers will view it as an add-on product, much like tortilla chips or cheese puffs. This positioning facilitates the Company's gaining shelf space with retailers seeking incremental sales.

TRADEMARKS AND PATENTS

    The Company obtains trademarks for its brands to the extent possible. The Company has trademarks for most of its brands, including
O'Boisies-Registered Trademark-, Butter Knots-Registered Trademark-, Butter Braids-Registered Trademark-, Tato Skins-Registered Trademark-, Pizzarias-Registered Trademark- and Chachos-Registered Trademark-. The Company has made various federal and international filings with respect to its material trademarks, and intends to keep these filings current to the extent consistent with business needs. The Company has been informed that there are two cases pending before the Trademark Trial and Appeal Board of the U.S. Patent and Trademark Office contesting the validity of the Chachos trademark. The Company is vigorously prosecuting these cases. The Company is not aware of any other challenge to the validity of any trademark material to its business.

    The Company maintains proprietary production rights with Miles J. Willard Company to license patents integral to its manufacturing of products. The Company recently renegotiated its payment terms with Miles J. Willard Company to provide that $250,000 of accrued payment, plus certain interest thereon, owed to that company for 1996 and the first quarter of 1997 will be paid from the proceeds of this Offering. See "Risk Factors--Dependence on Licensed Patents" and "Risk Factors--Contested Trademark" and "Use of Proceeds."

EMPLOYEES

    The Company employs a total of approximately 120 employees. There are 100 hourly workers at its manufacturing facility. They are represented by two unions, the Teamsters and the AFL-CIO. The Teamsters contract was renewed in November 1996 and expires in November 1997. The AFL-CIO contract expires in December 1997. The Company believes its relationship with both unions is good.

GOVERNMENT REGULATIONS

    The Company's products are subject to federal regulations administered by the FDA and, to a lesser extent, the United States Department of Agriculture. The FDA enforces the statutory prohibitions against misbranded and adulterated foods, establishes ingredients and/or manufacturing procedures for certain standard foods, establishes standards of identity for food and determines the safety of food substances. The Company's plant is inspected regularly by outside inspection services retained by the Company and by federal, state and local officials that have jurisdiction over the Company's facility. The Company's plant has currently been certified approved by the FDA.

    New food labeling regulations required by the Nutrition Labeling and Education Act of 1990 ("NLE Act") became effective on May 8, 1994 (with the exception of certain "health dating" provisions as described below which became effective on May 8, 1993). The regulations, which are administered by the Secretary of Health and Human Services through the FDA, require all companies that offer food for sale and have annual gross sales of more than $500,000, which includes the Company, to place uniform labels disclosing the amount of specified nutrients on all food products intended for human consumption and offered for sale. The NLE Act contains exemptions and modifications of the labeling requirement for certain types of food products, such as those served in restaurants and other institutions, bulk foods, foods in small packages and foods containing insignificant amounts of nutrients. The NLE Act also establishes the circumstances in which companies may place nutrient content claims (such as "low sodium," "light" or "lite") or health claims (such as "a diet low in total fat may reduce the risk of some cancers") on labels. The Company has revised its product packaging to comply with the new regulations.

    The Company is subject to certain federal, state and local environmental regulations affecting its operations. The Company believes it is in material compliance with such regulations.

    The Company is subject to various health and safety regulations protecting its employees, including regulations promulgated pursuant to the Federal Occupational Safety and Health Act. These regulations require the Company to comply with certain manufacturing, health and safety standards to protect its employees from accidents. The Company believes it is in material compliance with these regulations as well.

LEGAL PROCEEDINGS

    The Company is a co-defendant in a class action suit brought on February 11, 1997 (in Cuyahoga County, Ohio, Court of Common Pleas) by certain route sales people against Keebler seeking damages of $3 million. A significant majority of the damages alleged in the complaint relate solely to conduct alleged against Keebler. Management believes the suit to be unfounded. The Company has hired counsel in this matter and intends to vigorously defend this suit. The Company is also a co-defendant in a suit by a Keebler employee (who was never an employee of the Company) seeking damages of $30,000. A former employee of the Company, James Schindel, filed suit against the Company in 1996 (in Bluffton, Indiana), alleging he is owed $110,000 in severance payments. The Company does not believe Mr. Schindel is entitled to any severance payment and is vigorously defending this action. See also the description of the trademark litigation regarding its trademark Chachos-Registered Trademark- as described above in "Business--Trademarks and Patents." The Company is not a party to any other material pending legal proceeding nor, to the Company's knowledge, is any material legal proceeding threatened against it.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

    The following table sets forth certain information regarding directors and executive officers of the Company.

NAME                                        AGE                                   POSITIONS
--------------------------------------      ---      --------------------------------------------------------------------
Donald F. Schumacher II...............          47   Chairman of the Board, Chief Executive Officer and Director
David W. Blue.........................          52   Chief Operating Officer, President, Director
Susan C. Bolin........................          39   Chief Financial Officer, Treasurer, Director
Steven Devick.........................          44   Nominee for Director following this Offering
Robert S. Steel.......................          42   Nominee for Director following this Offering
Peter J. Vitulli......................          44   Nominee for Director following this Offering

    DONALD F. SCHUMACHER II, CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE
OFFICER. Mr. Schumacher has served as Chairman of the Board, a director and Chief Executive Officer since the Company's inception in January 1996. Mr. Schumacher has invested as a principal, for his own account individually or through Schumacher Capital Corp., since 1979 in various companies, including in Kelly Food Products, Inc., a regional manufacturer of salty snack foods located in Decatur, Illinois ("Kelly"), which filed a petition for bankruptcy under Chapter 11 in October of 1996. Mr. Schumacher was an executive officer of Kelly until May of 1996. Mr. Schumacher is married to Ms. Bolin.

    DAVID W. BLUE, CHIEF OPERATING OFFICER AND PRESIDENT. Mr. Blue has served as Chief Operating Officer and President of the Company since January 1996 and as a director of the Company since May 1996. Mr. Blue was an executive officer of Kelly (which filed for bankruptcy in October 1996) from October, 1994 until May of 1996. Mr. Blue has over 30 years of experience with Kraft General Foods and Stella Foods. Mr. Blue served as Executive Vice President of Stella Foods for several years immediately prior to joining Kelly. He holds an MBA in Finance from Loyola University (1975) and a BS in Industrial Engineering from Milikin University (1966).

    SUSAN C. BOLIN, TREASURER AND CHIEF FINANCIAL OFFICER. Ms. Bolin has served as Chief Financial Officer and Treasurer of the Company since January 1996 and a director of the Company since May 1996. Ms. Bolin has over ten years of experience in commercial banking through 1992. From 1992 until January 1996, Ms. Bolin invested as a principal, for her own account individually or through Schumacher Capital Corp., in various private companies. Ms. Bolin previously held positions with the First National Bank of Chicago and the Great Atlantic and Pacific Food Company. She holds an MBA in finance from Loyola University
(1984) and a BS in Marketing from Northern Illinois University. Ms. Bolin is married to Mr. Schumacher.

ADDITION OF INDEPENDENT DIRECTORS

    The Company's current Board of Directors consists of three members. Following this Offering, the Company will appoint the following three additional directors, all of whom have agreed in principle to join the Company's Board and none of whom will be employees of the Company.

    STEVEN DEVICK. Mr. Devick is the Chief Executive Officer, President and Chairman of the Board of Platinum Entertainment, Inc., a publicly trade music company, and has served as its Chairman of the Board and Chief Executive Officer since January 1992. Mr. Devick is also a director of Platinum Technology, Inc., a publicly traded software company. He is also a director of several private companies.

    ROBERT S. STEEL. Mr. Steel is President and Chief Executive Officer of K.A. Steel Chemicals, Inc. (a chemical distribution and manufacturing company). He has served in those capacities since 1977. He is also chairman of Montana Metal Products, L.L.C. (a precision sheet metal fabrication and machining company), and is a managing Director of Platinum Venture Partners, Inc. He is also a member of the board of directors of Whittman-Hart, a publicly traded Chicago-based software consulting company and a member of the board of directors of Monterey Pasta Company, a publicly traded food manufacturing company.

    PETER J. VITULLI. Mr. Vitulli is a Managing Director of Russell Reynolds Associates, a global executive search firm. Prior to that, from 1993 through 1995, he held the position of Chairman, Chief Executive Officer and President of Everfresh Beverages, Inc., a Chicago-based manufacturer of juices and juice drinks which filed for bankruptcy in November 1995. Prior to that, from 1992 to 1993, he served as President of Gatorade U.S. and Canada, prior to which he worked for Quaker Oates. Mr. Vitulli has approximately 20 years of experience in the food and beverage industry.

OTHER KEY EMPLOYEE

    In addition to its executive officers, management considers the following individual to be a key employee:

    JOSEPH WERNER, VICE PRESIDENT OF OPERATIONS.Mr. Werner joined Keebler in 1992 as Plant Director. Mr. Werner has served as Vice President of Manufacturing for the Company since January 1996. Previously, Mr. Werner held positions with T.K.I. Foods, Lenders Bagels and Bachman Snacks.

ELECTION OF DIRECTORS

    The Company's Articles of Incorporation provide that the Company's Board shall be comprised of four to seven directors, a level it will reach after the public offering. The Articles of Incorporation also provide that upon consummation of a public offering, the directors shall be divided into three classes of approximately equal numbers, which classes will have staggered terms. One class of directors shall be elected annually by the shareholders. There is no cumulative voting permitted in the election of directors.

COMPENSATION OF DIRECTORS

    It is anticipated that Directors will receive cash compensation for their services as Directors, and will be reimbursed for their expenses for each board and committee meeting attended. It is also anticipated that the Company will grant Directors options to purchase common stock of the Company.

COMMITTEES

    Upon the election of additional directors to the Company's Board of Directors, the Board intends to establish Compensation and Audit Committees. The Compensation Committee will review and recommend to the Board of Directors the compensation and benefits of all officers of the Company, review general policy matters relating to compensation and benefits of employees of the Company and administer the issuance of stock options to the Company's officers, employees, directors and consultants. The Audit Committee will meet with management and the Company's independent auditors to determine the adequacy of internal controls and other financial reporting matters. The Compensation and Audit Committees may include independent and employee directors.

EXECUTIVE COMPENSATION

    The following table sets forth the annual and other compensation of the Company's Chief Executive Officer and each of the other executive officers whose total salary and bonus exceeded $100,000 for the period from January 26, 1996 through December 31, 1996. No other executive officers of the Company had total salary and bonus which exceeded $100,000 for the period ended December 31, 1996.

                                                                                                     LONG TERM
                                                                                                   COMPENSATION
                                                                                                      AWARDS
                                                           ANNUAL COMPENSATION                  -------------------
                                            --------------------------------------------------      SECURITIES        ALL OTHER
                                                                             OTHER ANNUAL           UNDERLYING       COMPENSATION
NAME AND PRINCIPAL POSITION                 SALARY ($)     BONUS ($)       COMPENSATION ($)         OPTIONS (#)         ($)(4)
------------------------------------------  ----------  ---------------  ---------------------  -------------------  ------------
Donald F. Schumacher II...................  $  250,000     $       0           $       0                     0        $  306,000
Chairman and CEO(1)

David W. Blue, President..................  $  125,000     $       0           $       0                     0        $   47,000
and Chief Operating Officer(2)

Susan C. Bolin, Chief Financial...........  $  110,000     $       0           $       0                     0        $   47,000
Officer and Treasurer(3)

------------------------

(1) "All other compensation" includes $10,000 as the estimated value of a company car provided for the individual's use.

(2) "All other compensation" includes $10,000 as the estimated value of a company car provided for the individual's use.

(3) "All other compensation" includes $10,000 as the estimated value of a company car provided for the individual's use.

(4) The amounts in excess of $10,000 per individual were payable to respective parties in January 1996 as compensation for services rendered to the Company in negotiating and finalizing the acquisition of the assets from Keebler. These amounts were not paid to the parties in cash but were simultaneously contributed to the Company by the individuals as additional capital contributions.

EMPLOYMENT AGREEMENTS

    Prior to the consummation of this Offering, the Company intends to enter into employment agreements with each of Mr. Schumacher, Mr. Blue and Ms. Bolin. It is anticipated that each of the employment agreements will have a term of three (3) years and will automatically renew for additional one (1) year periods unless either the employee or the Company elects to terminate the agreement at the expiration of the term. Mr. Schumacher's employment agreement will provide for his employment as Chairman of the Board and Chief Executive Officer at an annual base salary of $250,000. Mr. Blue's employment agreement will provide for his employment as President and Chief Operating Officer at an annual base salary of $175,000. Ms. Bolin's employment agreement will provide for her employment as Chief Financial Officer and Treasurer at an annual base salary of $150,000. Each of the employment agreements will provide for the employee's participation in all executive benefit plans. It is anticipated that each of the employment agreements will provide that if the employee's employment is terminated without cause (to be defined in the agreement), the Company will pay the employee an amount equal to the salary that would have been payable to the employee over the unexpired term of the employment agreement.

    The Company entered into an Employment Agreement with James Schindel commencing in February of 1996, pursuant to which Mr. Schindel was entitled to a base salary of $110,000 per year for the first three years of his employment, plus a bonus based upon certain performance targets. Mr. Schindel resigned his employment with the Company on December 26, 1996.

OPTION GRANTS IN LAST FISCAL YEAR

    The Company did not grant any stock options to its named executive officers during 1996.

FISCAL YEAR-END OPTION VALUES

    There are currently no outstanding options, and no person has exercised any options since the Company's inception.

STOCK OPTION PLAN

    In June 1997 it is anticipated that the Company's Board of Directors and shareholders will adopt the Company's Stock Option Plan (the "Stock Option Plan"). Pursuant to the Stock Option Plan, options can be granted to employees and consultants of the Company. The Stock Option Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee"). Subject to certain limits, options to be granted under the Stock Option Plan may be incentive stock options ("ISOs") meeting the requirements of Section 422 of the Internal Revenue Code or may be options other than ISOs (non-qualified options or "NQSOs"), provided that NQSOs may be granted for no more than a total of 150,000 shares. The exercise price of an ISO must be at least equal to the fair market value (as defined in the Stock Option Plan) per share of the Common Stock on the date of the grant, and must be at least 110% of such value if the grantee is a substantial shareholder of the Company. The exercise price of NQSOs will be determined by the Committee and may be greater or less than the fair market value per share of the Common Stock on the date of grant. The exercise price is required to be paid in full at the time of exercise in cash or its equivalent or, upon approval of the Committee, in shares of Common Stock. ISOs and NQSOs granted under the Stock Option Plan will be exercisable for a term of not more than 10 years (not more than five years if the grantee is a substantial shareholder) as determined by the Committee, and will become exercisable at such time or times during the optionee's employment with the Company as may be determined by the Committee, subject to acceleration of vesting upon a "change in control" of the Company. Options that have become exercisable on or prior to the date of termination of the optionee's employment terminate at the earlier of: (i) the expiration date of the option; (ii) where such termination of employment occurs as a result of death or disability, one year after the date of termination of employment; or (iii) where such termination occurs other than as a result of death or disability, three months after the date of termination of employment by resignation with the consent of the Company, or the date of termination of employment in other cases. Generally, options granted under the Stock Option Plan are not transferable by the grantee other than by testament or the laws of descent and distribution. All other terms, including the time or times at which an option becomes exercisable, may be determined by the Committee in its discretion.

    The Stock Option Plan also authorizes the Committee to grant restricted stock, deferred stock and stock appreciation rights ("SARs") in connection with options granted. SARs entitle the optionee to receive upon exercise cash or Common Stock, as determined by the Committee, equal in value to the difference between the option price and the current fair market value of the stock subject to the option and related SAR. Exercise of an SAR is in lieu of exercise of the related option.

LIMITATION OF LIABILITY AND INDEMNIFICATION

    Article Seven, Paragraph 8, of the Company's Articles of Incorporation provides that the Company shall indemnify its directors to the full extent permitted by law, and may indemnify its officers and employees to such extent, except that the Company shall not be obligated to indemnify any such person (i) with respect to proceedings, claims or actions initiated or brought voluntarily by any such person and not by way of defense, or (ii) for any amounts paid in settlement of an action indemnified against by the Company without the prior written consent of the Company. Article Seven, Paragraph 9, of the Company's Articles of Incorporation further provides that the personal liability of the directors of the Company is eliminated to the fullest extent permitted under the Illinois Business Corporation Act of 1983, as amended.

    The Underwriting Agreement provides that the Underwriters are obligated, under certain circumstances, to indemnify directors, officers and controlling persons of the Company against certain liabilities, including liabilities under the Securities Act.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                              CERTAIN TRANSACTIONS

    On November 18, 1995, a Snack Assets Purchase Agreement (as amended, the "Purchase Agreement") was executed between Keebler, as seller, and Kelly as buyer. The Purchase Agreement was by its terms assignable by Kelly to any other entity controlled by Donald F. Schumacher, II. At the time of execution of the Purchase Agreement, Mr. Schumacher was a director, executive officer and majority shareholder of Kelly. The Company was formed in January 1996, and Kelly assigned its rights and obligations under the Purchase Agreement to the Company. The purchase of the assets from Keebler is more fully described in Management's Discussion and Analysis of Financial Condition and Results of Operations.

    From time to time from February 1996 through July 1996, the Company advanced funds to Kelly totalling $1,118,989, while the Company was evaluating a merger, acquisition or other similar transaction with Kelly. In May 1996, Kelly executed a secured promissory note to the Company to reflect these borrowings. Kelly filed for bankruptcy protection in October 1996 and the Company has reserved against the loss of the entire amount under such note. Mr. Blue was also an executive officer of Kelly from October 1994 to May 1996.

    Prior to Kelly filing for bankruptcy, the Company sold its products to Kelly totalling $461,203 for the period ended July 27, 1996 and purchased $460,874 of products from Kelly during that same period.

    On July 3, 1996, Mr. Schumacher guaranteed up to $3,000,000 of the Company's obligations to the Lender under its $5,000,000 revolving credit facility and its $5,000,000 term loan facility. Any repayments by the Company of these obligations for so long as Mr. Schumacher remains a guarantor will indirectly benefit Mr. Schumacher by reducing his risk under the guaranty.

    In January 1996, the Company agreed to pay, upon closing the purchase from Keebler, a total of $370,000 to Donald F. Schumacher, Susan Bolin and David Blue for their services in negotiating the purchase of assets by the Company from Keebler. The payments were not paid to the individuals by the Company but instead at the instructions of the individuals, payments were converted by them to capital contributions to the Company in the amounts of $296,000 by Mr. Schumacher, $37,000 by Ms. Bolin and $37,000 by Mr. Blue.

    Mr. Schumacher's salary from the Company for the period from January through December 31, 1996 (totalling $250,000) was not paid and has been included in accrued expenses. It is anticipated that this obligation will be repaid from the proceeds of this Offering. See "Use of Proceeds." The Company also anticipates entering into employment agreements with Mr. Schumacher, Ms. Bolin and Mr. Blue prior to this Offering.

    Management believes that all prior transactions between the Company and its officers, shareholders and affiliates were made on terms no less favorable to the issuer than those available from unaffiliated parties. The Company has adopted a policy that all future transactions with affiliated entities or persons will be no less favorable than could be obtained from unrelated parties and all future transactions between the Company and its officers, directors, principal shareholders and affiliates will be approved by a majority of the Company's Board of Directors. See "Risk Factors--Stock Ownership's Private Placement Memorandum Correction" for a discussion of a commitment by Mr. Schumacher to the Company with respect to a difference in stock ownership reported in the Company's private placement memorandum with reference to its Private Placement. See also "Risk Factors--Conflicts of Interest".

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of May 27, 1997, and as adjusted to reflect the sale of shares offered hereby, certain information concerning the beneficial ownership of the Company's Common Stock by (i) each person, known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company, (ii) each of the Company's directors and executive officers and (iii) all directors and executive officers of the Company as a group.

                                                                              PERCENTAGE OF OWNERSHIP
                                                              -------------------------------------------------------
                                                                                              AFTER OFFERING(4)
                                                                                         ----------------------------
                                                                                                         PERCENTAGE
                                                                  PRIOR TO OFFERING       PERCENTAGE      OF TOTAL
                                      SHARES OF COMMON STOCK  -------------------------    OF CLASS     VOTING POWER
                                        BENEFICIALLY OWNED                  PERCENTAGE      WITHOUT         WITH
                                      ----------------------   PERCENTAGE    OF TOTAL    CONVERSION OF  CONVERSION OF
                                      BEFORE THE  AFTER THE        OF         VOTING       PREFERRED      PREFERRED
NAME OF BENEFICIAL OWNER(1)            OFFERING    OFFERING     CLASS(5)     POWER(5)      STOCK(6)       STOCK(6)
------------------------------------  ----------  ----------  ------------  -----------  -------------  -------------
Donald F. Schumacher II(2)..........   1,157,228   1,157,228       77.17%       77.17%        42.08%              %
David W. Blue.......................     144,654     144,654        9.65%        9.65%         5.26%              %
Susan C. Bolin(3)...................     144,654     144,654        9.65%        9.65%         5.26%              %
Directors and executive
  officers as a group (three
  persons)..........................   1,446,536   1,446,536       96.47%       96.47%        52.60%              %

------------------------

(1) Unless otherwise indicated below, the persons in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them.

(2) Includes the 1,157,228 shares owned by Schumacher Capital, LLC, which is owned for the benefit of the Schumacher family, and of which Mr. Schumacher is the majority equity member and for which Mr. Schumacher has sole voting and investment power. Excludes the 144,654 shares beneficially owned by Ms. Bolin, his wife, which are disclosed elsewhere in this table.

(3) Excludes the 1,157,228 shares beneficially owned by Mr. Schumacher, her husband, which are disclosed elsewhere in this table. Included in the shares Schumacher Capital, LLC owns and thus excluded from the number are the 144,654 additional shares (12.5% of Schumacher Capital, LLC's shares) to which she has a right to the proceeds, but over which she does not exercise any investment or voting control.

(4) This portion of the chart shows the percentage after this offering if none of the shares of Preferred Stock are converted, or if all of the shares of Preferred Stock are converted, respectively.

(5) Does not include (i) 53,052 shares of Common Stock issuable upon exercise of the Private Placement Warrants issued in the Private Placement, (ii) 150,000 shares of Common Stock reserved for issuance under the Company's Stock Option Plan, none of which options have been granted to date, (iii) 75,000 shares of Common Stock issuable at $.001 per share upon exercise of the warrant anticipated to be issued to the Company's current lender or (iv) exercise of the warrant for 12,500 shares of Common Stock, exercisable at $1.00 per share anticipated to be granted to Miles J. Willard Company as part of the renegotiation of the payment terms under the Company's patent license agreements with that company.

(6) Does not include (i) 187,500 shares of Common Stock issuable upon exercise of the Underwriters' Over-Allotment Option, (ii) 125,000 shares of Common Stock issuable upon exercise of the Representative's Warrants, (iii) shares of Common Stock issuable upon conversion of the Preferred

    Stock offered hereby or       shares of Common Stock issuable upon
    conversion of the Preferred Stock issuable upon exercise of the
    Underwriters' Over-Allotment Option or the       shares of Common Stock
    issuable upon conversion of the Preferred Stock issuable upon exercise of the Representative's Warrant, (iv) 53,052 shares of Common Stock issuable upon exercise of the Private Placement Warrants issued in the Private Placement, (v) 150,000 shares of Common Stock reserved for issuance under the Company's Stock Option Plan, none of which have been granted to date,
    (vi) 75,000 shares of Common Stock issuable at $.001 per share upon exercise of the warrant anticipated to be issued to the Company's current lender, or
    (vii) exercise of the warrant for 12,500 shares of Common Stock, exercisable at $1.00 per share, anticipated to be granted to Miles J. Willard Company as part of the renegotiation of the payment terms under the Company's patent license agreements with that company.

                          DESCRIPTION OF CAPITAL STOCK

    The Company is authorized to issue 30,000,000 shares of common stock, par value $.01 per share. In addition, the Board of Directors may issue 10,000,000 shares of preferred stock in any class or series and may fix the designation, powers, preferences and rights of such shares.

    As of the date of this Prospectus there were 1,500,000 shares of Common Stock outstanding and 53,052 Warrants outstanding.

COMMON STOCK

    The holders of Common Stock (i) have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors of the Company, subject to the rights of holders of any Preferred Stock; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding-up of the affairs of the Company, subject to the rights of holders of any Preferred Stock; (iii) do not have preemptive, subscription or conversion rights; and (iv) are entitled to one vote per share on all matters submitted to a vote of the Company's shareholders. The Common Stock does not have cumulative voting rights or any redemption or sinking fund provisions. All shares of Common Stock now outstanding are fully paid and nonassessable, and, when issued, all shares of Common Stock underlying the Preferred Stock included in this offering will be fully paid and nonassessable.

PREFERRED STOCK

    The Company's Articles of Incorporation provide for an authorized class of undesignated Preferred Stock consisting of 10,000,000 shares. The Preferred Stock may be issued at the direction of the Board of Directors, without the approval of the holders of Common Stock, in series from time to time with such designations, relative rights, priorities, preferences, qualifications, limitations and restrictions thereon, to the extent that such are not fixed in the Company's Articles of Incorporation, as the Board of Directors determines. The rights, preferences, limitations and restrictions of different series of Preferred Stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. The Board of Directors may authorize the issuance of Preferred Stock which ranks senior to the Common Stock with respect to the payment of dividends and the distribution of assets on liquidation. In addition, the Board of Directors is authorized to fix the limitations and restrictions, if any, upon the payment of dividends on Common Stock to be effective while any shares of Preferred Stock are outstanding. The Board of Directors, without shareholder approval, can issue Preferred Stock with voting and conversion rights which could adversely affect the voting power of the holders of Common Stock. The issuance of Preferred Stock to certain holders under certain circumstances may have the effect of delaying, deferring or preventing a change in control of the Company and may have a depressive effect on the market price of the Common Stock.

DESCRIPTION OF PREFERRED STOCK

    The issuance of up to       shares of Preferred Stock has been authorized by
resolutions adopted by the Board of Directors and filed with the Secretary of State of the State of Illinois, which resolutions contain the designations, rights, powers, preferences, qualifications and limitations of the Preferred Stock. Upon issuance, the shares of Preferred Stock offered hereby will be fully paid and non-assessable. The statements in this Prospectus relating to the Preferred Stock are summaries and do not purport to be complete. Investors are referred to the resolutions relating to the Preferred Stock which have been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

    DIVIDENDS. The holders of the Preferred Stock will be entitled to receive cumulative dividends from the date of issue, when and, as and if declared by the Board of Directors out of funds legally available therefor, at the annual rate per share stated on the cover page of this Prospectus, payable quarterly in arrears on the last business day of January, April, July and October (each a
"Dividend Payment Date"), commencing            , 1997, to the holders of record
as of a date, not more than sixty (60) days prior to the Dividend Payment Date, as may be fixed by the Board of Directors. Dividends on shares of Preferred Stock will accrue from the date of issue.

    Dividends on the Preferred Stock will accrue whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Dividends accumulate to the extent they are not paid on the Dividend Payment Date to which they relate. Accumulated unpaid dividends will not bear interest. Pursuant to the Illinois Business Corporation Act of 1983, as amended ("Illinois Law"), the Company may declare and pay dividends or make other distributions on its stock only if such distributions will not (i) render the corporation insolvent or (ii) cause the net assets of the corporation to fall below zero or below the maximum amount payable at the time of distribution to shareholders having preferential rights in liquidation if the corporation were then to be liquidated. The Company intends to pay quarterly dividends out of available net profits or earnings. On February 22, 1997, the Company had no available net profits and there were no net profits for the current fiscal year. The Company's ability to pay dividends is dependent upon achieving net profits. In addition, no dividends or distributions may be declared, paid or made if the Company is or would be in default under the terms of its senior indebtedness by virtue of such dividend or distribution. Currently, the terms of the Company's senior indebtedness requires in the future that the Company meet certain financial covenants with which the Company is currently in default. On a pro forma basis, after giving effect to
this Offering, the Company would have had a net worth of approximately $      at
           , 1997. The Company, therefore, would have available approximately
$    of its surplus for the payment of dividends based on its net worth at
           , 1997, and after giving effect to this Offering. Any such operating losses would further adversely affect the Company's ability to pay dividends.

    No dividends may be paid on any shares of capital stock ranking junior to the Preferred Stock (including the Common Stock) unless and until all accumulated and unpaid dividends on the Preferred Stock have been declared and paid in full.

    CONVERSION OF PREFERRED STOCK. The holder of any share of Preferred Stock shall have the right, at his option, at any time prior to the effective date of redemption (if the Company gives notice of redemption) to convert any such share
into     shares of Common Stock of the Company, as such conversion rate may be adjusted (the "Conversion Rate"); provided that, with respect to shares of Preferred Stock called for redemption, conversion rights will expire at the close of business on the redemption date.

    The Conversion Rate is subject to adjustment from time to time in the event of (i) the issuance of Common Stock as a dividend or distribution on any class of capital stock of the Company; (ii) the combination, subdivision or reclassification of the Common Stock; (iii) the distribution to all holders of Common Stock of evidences of the Company's indebtedness or assets (including securities but excluding cash dividends or distributions paid out of net profits); or (iv) the sale of Common Stock at a price, or the issuance of options, warrants or convertible securities with an exercise or conversion rate per share less than the lower of the then current Conversion Rate or the then current market price of the Common Stock (except under (a) exercise of the Representative's Warrants or (b) the issuance of Common Stock or options to employees, officers, directors, shareholders or consultants pursuant to the Stock Option Plan or any other stock plans, provided that, in the case of all such stock plans, including the Stock Option Plan, the aggregate amount of Common Stock issued thereunder does not exceed 10% of the number of shares of Common Stock then outstanding). No adjustment in the Conversion Rate will be required until cumulative adjustments require an adjustment of at least 5% in the Conversion Rate. No fractional shares will be issued upon conversion, but any fractions will be adjusted in cash on the basis of the then current market price of the Common Stock. Payment of accumulated and unpaid dividends will be made upon conversion to the extent of legally available funds.

    In case of any consolidation or merger to which the Company is a party (other than a consolidation or merger in which the Company is the surviving party and the Common Stock is not changed or exchanged), or in case of any sale or conveyance of all or substantially all of the property and assets of the Company, each share of Preferred Stock then outstanding will be convertible from and after such merger, consolidation or sale or conveyance of property and assets into the kind and amount of shares of stock or other securities and property receivable as a result of such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which such share of Preferred Stock could have been converted immediately prior to such merger, consolidation, sale or conveyance.

    Conversion rate adjustments, or the omission to make such adjustments, may in certain circumstances not presently contemplated by the Company, result in distributions that could be taxable as constructive dividends. See "Certain Federal Income Tax Considerations".

    REDEMPTION PROVISIONS. The Company may, at its option, redeem, in whole or in part on a pro rata basis, upon 30 days' prior written notice (i) after
           , 1998 but before            , 1999 at $    per share, plus
accumulated and unpaid dividends, provided that the closing bid price of the Common Stock for at least 20 consecutive trading days ending not more than 10 trading days prior to the date of the notice of redemption equals or exceeds
$    per share (   % of the initial public offering price per share) (ii) after
           , 1999 but before            , 2000 at $   per share, plus
accumulated and unpaid dividends, provided that the closing bid price of the Common Stock for at least 20 consecutive trading days ending not more than 10 trading days prior to the date of the notice of redemption equals or exceeds
$   per share (   % of the initial public offering price per share) and (iii)
after            , 2000 at $    per share, plus accumulated and unpaid
dividends. See "Description of Capital Stock--Preferred Stock."

PROVISIONS RELATING TO OPTIONAL CASH REDEMPTION.

    If less than all of the Preferred Stock is to be redeemed, the Company will select the shares to be redeemed by lot or a substantially equivalent method.

    Notice of redemption will be mailed to each holder of Preferred Stock to be redeemed at his last address as it appear upon the Company's registry books at least 30 days prior to the date or dates fixed for redemption (each a "Redemption Date"); provided that if the Company shall not have funds legally available for the redemption of the shares to be redeemed on the Redemption Date, the notice of redemption shall be null and void and the Redemption Date shall not occur. On and after the redemption date, dividends will cease to accumulate on shares of Preferred Stock called for redemption.

    On or after the Redemption Date, holders of shares of Preferred Stock which have been redeemed shall surrender their certificates representing such shares to the Company at its principal place of business or as otherwise specified in the notice of redemption or exchange and thereupon either (i) the redemption price of such shares shall be payable to the order of, or (ii) the shares of Common Stock shall be issued, in the event of conversion to Common Stock prior to the Redemption Date, to the person whose name appears on such certificate or certificates as the owner thereof. Holders of Preferred Stock may elect to convert such shares into Common Stock at any time prior to the Redemption Date.

    From and after the Redemption Date, all rights of the holders of redeemed shares shall cease with respect to such shares and such shares shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever.

    VOTING RIGHTS. The holders of the Preferred Stock are not entitled to vote, except as set forth below and as provided by applicable law. On matters subject to a vote by holders of Preferred Stock, the holders are entitled to one vote per share.

    The affirmative vote of the holders of two-thirds of the outstanding shares of Preferred Stock, voting as a class, is required in order to authorize, effectuate or validate the creation and issuance of any class or series of stock ranking superior to or on parity with the Preferred Stock with respect to the declaration and payment of dividends or distribution of assets on liquidation, dissolution or winding-up. If the Company has the right to redeem the Preferred Stock, no such vote is required if, prior to the time such class is issued, provision is made for the redemption of all shares of Preferred Stock and such Preferred Stock is redeemed on or prior to the issuance of such class.

    LIQUIDATION PREFERENCE. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, before payment or distribution of the assets of the Company (whether capital or surplus), or the proceeds thereof, may be made or set apart for the holders of Common Stock or any stock ranking junior to the Preferred Stock, the holders of Preferred Stock will be entitled to receive, out of the assets of the Company available for distribution to shareholders, a per share liquidating distribution equal to the initial public offering price per share plus any accumulated and unpaid dividends. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the assets of the Company are insufficient to make the full payment as required in the preceding sentence, plus similar payments on any other class of stock ranking on a parity with the Preferred Stock upon liquidation, then the holders of Preferred Stock and such other shares will share ratably in any such distribution of the Company's assets in proportion to the full respective distributable amounts to which they are entitled.

    A consolidation or merger of the Company with or into another corporation or sale or conveyance of all or substantially all of the property and assets of the Company will not be deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary, of the Company for the purposes of the foregoing. See "Conversion".

    MISCELLANEOUS. The Company is not subject to any mandatory redemption or sinking fund provision with respect to the Preferred Stock. The holders of the Preferred Stock are not entitled to preemptive rights to subscribe for or to purchase any shares or securities of any class which may at any time be created.

REPRESENTATIVE'S WARRANTS

    The Company has also agreed to issue warrants to the Representative (the "Representative's Warrants") to purchase an aggregate of 125,000 shares of
Common Stock and     shares of Preferred Stock. See "Underwriting."

WARRANT TO BE ISSUED TO COMPANY'S CURRENT LENDER

    The Company anticipates issuing a warrant to the Company's current senior lender, entitling the Lender to purchase 75,000 shares of Common Stock for $.001 per Share (the "Lender's Warrant"). The Lender's Warrant would be issued as part of a renegotiation of the Company's loan agreements, for which the Company is currently in default.

WARRANT TO BE ISSUED UNDER LICENSE AGREEMENT

    The Company anticipates granting to Miles J. Willard Company, as part of the renegotiation of the payment terms under the Company's patent license agreements with that company, a warrant entitling the holder to purchase 12,500 shares of Common Stock, with an exercise price of $1.00 per share.

SECURITIES ELIGIBLE FOR FUTURE SALE; REGISTRATION RIGHTS

    Prior to this offering, there has been no public market for the Common Stock. Future sales of substantial amounts of Common Stock in the public market could adversely affect prevailing market prices.

    Upon completion of this offering, the Company will have 2,750,000 shares of Common Stock and shares of Preferred Stock outstanding (excluding any of the Underwriters' over-allotment shares). Of these shares, the 1,250,000 shares of Common Stock sold in this Offering (1,437,500 shares of Common Stock if the Underwriters exercises their Over-Allotment Option in full) will be freely tradable without restriction under the Securities Act, except for any such shares which may be acquired by an "affiliate" of the Company as that term is defined in Rule 144 (an "Affiliate"). The 1,500,000 remaining shares constitute "restricted securities" within the meaning of Rule 144, and will only be eligible for sale in the open market commencing on the first anniversary of the later of the date such shares were acquired from the Company or an Affiliate, subject to the contractual lockup provisions and applicable requirements of Rule 144 described below. However, of such restricted securities, 53,052 shares issued to the purchasers in the Private Placement (the "Private Placement Securityholders") and the shares of Common Stock issuable upon exercise of the Private Placement Warrants, are subject to registration rights which may entitle the holder thereof to register such shares for resale under the Securities Act and to sell such shares, after the lockup period, without regard for the restrictions of Rule 144. The Private Placement Securityholders have registration rights permitting them to register their shares whenever the Company files certain registration statements, including the Registration Statement of which this Prospectus is a part. The Private Placement Securityholders have been informed by the Representative that their shares and warrants will not be registered by the Company to be included in this Registration Statement. Each of the Private Placement Securityholders has agreed not to publicly sell or distribute equity securities of the Company (or any securities convertible into or exchangeable or exercisable for such securities) until twelve months after the date of this Prospectus.

    The Company, its officers and directors and certain shareholders and warrant holders of the Company have agreed that they will not directly or indirectly, offer, sell, offer to sell, grant any option to purchase or otherwise sell or dispose (or approve any offer, sale, offer of sale, grant of any options to purchase or sale or disposition) of any shares of Common Stock or other capital stock of the Company, or any securities convertible into, or exercisable or exchangeable for, any shares of Common Stock or other capital stock of the Company without the prior written consent of the Representative, for a period of 13 months from the date of the Prospectus. In addition, the Private Placement Securityholders have agreed that they will not directly or indirectly, issue, offer to sell, grant an option for the sale of, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of any such shares until 12 months from the date this Offering is declared effective by the Commission.

    In general, under Rule 144 as currently in effect, beginning 90 days after the effective date of the Registration Statement of which this Prospectus is a part, a shareholder, including an "affiliate" of the Company, as that term is defined in Rule 144 (an "Affiliate"), who has beneficially owned his or her restricted securities (as that term is defined in Rule 144) for at least one year from the later of the date such securities were acquired from the Company or (if applicable) the date they were acquired from an Affiliate, is entitled to sell, within any three-month period, a number of such shares that does not exceed the greater of one percent of the then outstanding shares of Common Stock (approximately 27,500 shares immediately after this offering) or the average weekly trading volume in the Common Stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144, provided certain requirements concerning availability of public information, manner of sale and notice of sale are satisfied. Affiliates may sell shares not constituting restricted securities in accordance with the foregoing volume limitations and other requirements but without regard to the holding period. In addition, under Rule 144(k), if a period of at least two years has elapsed between the later of the date restricted securities were acquired from the Company and the date they were acquired from an Affiliate of the Company, a shareholder who is not an Affiliate of the Company at the time of sale and has not been an Affiliate for at least three months prior to the sale would be entitled to sell the shares immediately without regard to the volume limitations and other conditions under Rule 144 described above. Since the outstanding shares of Common Stock have been outstanding for over one year, Rule 144 will be available to the Company's shareholders.

    As the Company has granted no options under the Company's Stock Option Plan prior to the date of this Prospectus, an aggregate of 150,000 shares of Common Stock are available for future option grants under the Company's Stock Option Plan. See "Management--Stock Option Plan." The Company intends to file a registration statement under the Securities Act after the effective date of the Registration Statement covering certain shares of Common Stock reserved for issuance under the Stock Option Plan. Upon the effectiveness of that registration statement, most of the shares of Common Stock issued under the Stock Option Plan which have vested, other than shares held by Affiliates, will be immediately eligible for resale upon exercise in the public market without restriction, subject to the terms of the agreements described above.

    The Lender's Warrant that the Company anticipates granting to the Lender to purchase 75,000 shares of Common Stock for an exercise price of $.001 per share and the warrant the Company anticipates issuing under its license agreement with Miles J. Willard Company to purchase 12,500 shares of Common Stock at $1.00 per share, will each be subject to thirteen month lockup agreements where the Lender and Miles J. Willard Company, respectively, agrees not to directly or indirectly offer, sell, offer to sell, grant an option to purchase or otherwise dispose of such warrants or the shares of Common Stock issuable thereunder without the prior written consent of the Representative. Under the Lender's Warrant, the Lender will have one demand registration right to cause the Company to register the shares of Common Stock issuable upon exercise of the Lender's Warrant, at the Company's cost, and will also have "piggy-back" registration rights to register the shares.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the Common Stock and the Preferred Stock is LaSalle National Bank, located in Chicago, Illinois.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

    The material federal income tax consequences of acquiring, owning and disposing of the Preferred Stock and/or the Common Stock are as follows, subject to the qualifications set forth in the two immediately following paragraphs.

    This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, and Internal Revenue Services (the "IRS") ruling and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action; any such changes could be retroactively applied in a manner that could adversely affect a holder of the Preferred Stock or Common Stock. The following does not discuss all of the tax consequences that may be relevant to a purchaser in light of particular circumstances or to purchasers subject to special rules, such as foreign investors, retirement trusts, and life insurance companies. No information is provided with respect to foreign, state or local tax laws, estate or gift tax considerations, or other tax laws that may be applicable to particular categories of investors.

    The discussion assumes that purchasers of the Preferred Stock or Common Stock will hold the Preferred Stock or Common Stock as a "capital asset" within the meaning of Code Section 1221.

PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS AS TO ANY FEDERAL, STATE, LOCAL AND FOREIGN OR OTHER TAX CONSIDERATIONS RELEVANT TO THEM.

DISTRIBUTIONS

    Distributions with respect to the Preferred Stock and the Common Stock will be treated as dividends and taxable as ordinary income to the extent that the distributions are made out of the Company's current or accumulated earnings and profits. To the extend that a distribution is not made out of the Company's current or accumulated earnings and profits, the distributions will not constitute a dividend, will not be eligible for the dividends received deduction and will constitute a non-taxable return of capital to the extent described below under "Non-Taxable Distribution." The Company has advised that it had a deficit in earnings and profits as of February 22, 1997. The treatment of distributions with respect to the Preferred Stock and Common Stock will be determined by the Company's future earnings and profits.

    Under certain circumstances, the operation of the Conversion Rate adjustment provisions of the Preferred Stock (or its non-operation) may result in the holders of Preferred Stock (or in some circumstances, holders of Common Stock), being deemed to have received a constructive distribution, which may be taxable as a dividend, even though the holders do not actually receive cash or property.

    Under Code Section 305 and the Treasury regulations thereunder, if a redemption price of preferred stock that is subject to optional redemption by the issuer exceeds its issue price, the entire amount of the redemption premium can be treated as being distributed to the holders of such stock if redemption is more likely than not to occur. Such distributions would be taxable as described above on an economic accrual basis over the period from issuance of the preferred stock until the date the stock is most likely to be redeemed. Because the Company does not have a redemption option with respect to the Preferred Stock the exercise of which would reduce the yield to the Company on such stock, the Company intends to take the position that the redemption premium accrual rules are not applicable with respect to the Preferred Stock.

NON-TAXABLE DISTRIBUTIONS

    To the extent that distributions are received with respect to the Common Stock and Preferred Stock in excess of such stock's ratable share of the Company's current or accumulated earnings and profits, such distributions will reduce the holder's adjusted tax basis in the shares of Preferred Stock or Common Stock held. To the extent that such non-taxable distributions exceed the basis of the shares in respect of which the distribution is made, the excess distribution will be treated as proceeds from the disposition of the shares under the rules described under "Disposition" below. Because the tax basis of the shares is reduced by any non-taxable distributions, the holder of such shares would incur a greater gain or less loss upon the disposition or redemption of such shares.

TAXABLE DISTRIBUTIONS TO INDIVIDUALS

    Distributions to individual holders of Preferred Stock and Common Stock that are treated as dividends under the rules set forth above will be taxable as ordinary income to them when received or accrued in accordance with their method of accounting. Dividend income of individuals (and certain closely held corporations and personal service corporations as defined in Code Section 469(j)) may not be offset by losses or credits from "passive activities," such as losses or credits incurred in connection with certain rental activities or the ownership of limited partnership interests.

TAXABLE DISTRIBUTIONS TO CORPORATIONS

    Corporate stockholders will be eligible to claim a dividends-received deduction (currently 70% of the amount of the dividend for most corporate stockholders) with respect to distributions that are treated as dividends on the Preferred Stock and Common Stock in calculating their taxable income.

    Under Code Section 246(c), the dividends-received deduction will not be available with respect to any dividend on the shares of Preferred Stock and Common Stock if such shares have been held for 45 days or less (or 90 days or less if the holder of the shares of Preferred Stock received dividends with respect to the shares of Preferred Stock which are attributable to a period or periods aggregating in excess of 366 days). The holding period of the shares of Common Stock and Preferred Stock for this purpose is determined in accordance with certain specific rules set forth in Code Section 246(c), which reduces the holding period for any period where the holder's risk of loss, as to such stock, is diminished by certain arrangements, such as the holding of an option to sell the same, or substantially identical, securities.

    Code Section 246A provides a further restriction on the availability of the dividends-received deduction on the shares of Preferred Stock and Common Stock if the shares are classified as "debt-financed portfolio stock." The shares of Common Stock and Preferred Stock will be classified as debt-financed portfolio stock when the holder incurs indebtedness directly attributable to the investment in the shares of Common Stock and Preferred Stock. In that event, the dividends-received deduction would be reduced to taken into account the average amount of such indebtedness.

    A corporate shareholder will be required to reduce its basis in shares of the Preferred Stock and Common Stock (but not below zero) by the amount of any "extraordinary dividend" which is not taxed because of the dividends-received deduction if such holder is not considered to have held such stock for more than two years before the "dividend announcement date," within the meaning of Code
Section 1059. The amount, if any, by which such reduction exceeds the corporate shareholder's basis in such shares will be treated as gain on the subsequent sale or disposition of the Stock. With respect to the Preferred Stock, an "extraordinary dividend" would be a dividend that (i) equals or exceeds 5% of the holder's adjusted basis in the Preferred Stock or 10% in the Common Stock (treating all dividends having ex-dividends dates within an 85-day period as a single dividend) or (ii) exceeds 20% of the holder's adjusted basis in the stock (treating all dividends having ex-dividend dates within a 365-day period as a single dividend). If an election is made by the holder, under certain circumstances the fair market value of the stock as of the day before the ex-dividend date may be substituted for the holder's basis in applying these tests. An "extraordinary dividend" would also include any amount treated as a dividend in the case of a redemption of the Preferred Stock and the Common Stock that is non-pro rata as to all shareholders, without regard to the period the holder held the stock.

    Special rules apply with respect to "qualified preferred dividends." A qualified preferred dividend is any fixed dividend payable with respect to preferred stock which (i) provides for fixed preferred dividends payable no less often than annually and (ii) is not in arrears as to dividends when acquired, provided the actual rate of return as determined under Section 1059(e)(3) of the Code, on such stock does not exceed 15%. Where a qualified preferred dividend exceeds the 5% or 20% limitation described above, (1) the extraordinary dividend rules will not apply if the taxpayer hold the stock for more than five years, and (2) if the taxpayer disposes of the stock before it has been held for more than five years, the aggregate reduction in basis will not exceed the excess of the qualified preferred dividends paid on such stock during the period held by the taxpayer over the qualified preferred Dividends which would have been paid during such period on the basis of the stated rate of return as determined under
Section 1059(e)(3) of the Code. The length of time that a taxpayer is deemed to have held stock for the purposes of the extraordinary dividend rules is determined under principles similar to those applicable for purposes of the dividends-received deduction discussed above.

    A corporate holder may be required to include, in determining its alternative minimum taxable income, an amount equal to a portion of any dividends-received deduction allowed in computing regular taxable income.

DISPOSITION

    Except as described above, the holders of Preferred Stock or Common Stock will recognize gain or loss upon the sale, exchange, redemption, retirement or other disposition of such securities measured by the difference between (a) the amount of cash and the fair market value of property received and (b) the holder's adjusted tax basis in the security disposed of. Any gain or loss on such sale, exchange, redemption, retirement or other disposition will be long-term capital gain provided the holding period of the security being disposed exceeds one year. For corporate taxpayers, long-term capital gains are taxed at the same rate as ordinary income. For individual taxpayers, net capital gains (the excess of the taxpayer's net long-term capital gains over his net short-term capital losses) are subject to a maximum tax rate of 28%. The deductibility of capital losses are restricted and, in general, may only be used to reduce capital gains to the extent thereof. However, individual taxpayers may deduct $3,000 of capital losses in excess of their capital gains. Capital losses which cannot be utilized because of the aforementioned limitation are, for corporate taxpayers, carried back three years and, in most circumstances, carried forward for five years; for individual taxpayers, capital losses may only be carried forward but without a time limitation.

OPTION CASH REDEMPTION

    In the event the Company exercises its right to redeem the Preferred Stock, the surrender of the Preferred Stock for the redemption proceeds by the holders will be treated as a sale or exchange and the surrendering holder will recognize capital gain or loss equal to the difference between the redemption proceeds (other than proceeds attributable to declared but unpaid dividends, which will be taxed as dividends as described above) and the holder's adjusted tax basis in the Preferred Stock, provided the redemption (1) results in a "complete termination" of the holder's stock interest in the Company (inclusive of any Common Stock owned) under Section 302(b)(3) of the Code, (2) is not "substantially disproportionate" with respect to the holder under Section 302(b)(2) of the Code, (3) is not "essentially equivalent to a dividend" with respect to the holder under Section 302(b)(1) of the Code, or (4) is from a noncorporate holder in partial liquidation of the Company under Section 302(b)(4) of the Code. The constructive ownership rules of the Code must be taken into consideration in determining whether any of these tests has been met. If a redemption of the Preferred Stock does not meet any of these tests, then the gross proceeds received would be treated as a distribution taxable to the holder in the manner described under "Distributions" above.

CONVERSION

    Conversion of the Preferred Stock into Common Stock will not result in the recognition of gain or loss (except with respect to cash received in lieu of fractional shares). The holder's adjusted tax basis in the Common Stock received upon conversion would be equal to the holder's tax basis in the shares of Preferred Stock converted, reduced by the portion of such basis allocable to the fractional share interest exchanged for cash. The holding period for the Common Stock received upon conversion would include the holding period of the Preferred Stock converted. The payment of accumulated and unpaid dividends in respect of Preferred Stock that is converted to Common Stock will be taxable in accordance with the rules discussed under "Distributions" above.

BACKUP WITHHOLDING

    A holder of any of the Preferred Stock or Common Stock may be subject to backup withholding at the rate of 31% with respect to dividends thereon unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a correct taxpayer identification number, certifies as to no loss of exemption from back up withholding and otherwise complies with applicable requirements of the backup withholding rules. Further, a holder who does not provide the Company with a correct taxpayer identification number may be subject to penalties imposed by the IRS in addition to the backup withholding. Any amount paid as backup withholding will be creditable against the holder's federal income tax liability. Holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedures for obtaining any applicable exemptions.

                                  UNDERWRITING

    Subject to the terms and conditions of the Underwriting Agreement among the Company and the Underwriters named below (the "Underwriters"), the Company has agreed to sell to the Underwriters for whom National Securities Corporation is acting as representative (in such capacity, the "Representative"), and the Underwriters have severally and not jointly agreed to purchase on a firm commitment basis the number of shares of Common Stock and the number of shares of Preferred Stock set forth below opposite their names.

                                                             NUMBER OF          NUMBER OF
                                                             SHARES OF          SHARES OF
UNDERWRITERS                                               COMMON STOCK      PREFERRED STOCK
-------------------------------------------------------  -----------------  ------------------
National Securities Corporation........................
                                                         -----------------  ------------------
    Total..............................................
                                                         -----------------  ------------------
                                                         -----------------  ------------------

    The Underwriting Agreement provides that the obligations of the several Underwriters are subject to the approval of certain legal matters by their counsel and various other conditions. The nature of the Underwriters' obligations are such that they are committed to purchase all of the above shares of Common Stock and Preferred Stock offered hereby if any are purchased.

    The Company has been advised by the Representative that the Underwriters propose to offer the Preferred Stock and the shares of Common Stock to the public at the public offering prices set forth on the cover page of this Prospectus and to certain dealers at such price less a concession not in excess of $
per share of Preferred Stock and $    per share of Common Stock. The
Underwriters may allow, and such dealers may re-allow, a concession not in
excess of $    per share of Preferred Stock and $    per share of Common Stock
to certain other dealers. After the commencement of the Offering, the public offering prices, concession and reallowance may be changed by the Representative.

    The Representative has informed the Company that it does not expect sales to discretionary accounts by the Underwriters to exceed five percent of the Securities offered hereby.

    The Company has granted to the Underwriters an Over-Allotment Option exercisable during the 45-day period commencing on the date of this Prospectus to purchase from the Company, at the public offering price per share of Common Stock and Preferred Stock, respectively, less underwriting discount, up to an aggregate of 187,500 shares of Preferred Stock and up to an aggregate of 187,500 shares of Common Stock for the sole purpose of covering over-allotments, if any. To the extent that the Underwriters exercise the Over-Allotment Option, each Underwriter will have a firm commitment to purchase approximately the same percentage of Preferred Stock or shares of Common Stock, as the case may be, that the number of shares of Preferred Stock or number of shares of Common Stock, as the case may be, shown in the above table for such Underwriter bears to the total of such securities shown, and the Company will be obligated, pursuant to the option, to sell such number of shares of Preferred Stock or number of shares of Common Stock to such Underwriter.

    The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act. The Company has agreed to pay to the Representative a non-accountable expense allowance equal to 2.5% of the gross proceeds derived from the sale of the Preferred Stock and the shares of Common Stock underwritten, $25,000 of which has been advanced.

    In connection with this offering, the Company has agreed to sell to the Representative, for nominal consideration, Representative's Warrants to purchase
up to 125,000 shares of Common Stock at an initial exercise price of $    per
share and to acquire         shares of Preferred Stock at a price of $    per
share. The Representative's Warrants are exercisable for a period of four years commencing one year from the date of this Prospectus. The Representative's Warrants provide for adjustment in the exercise price of the Representative's Warrants in the event of certain mergers, acquisitions, stock dividends and capital changes. The Representative's Warrants may not be sold, transferred, assigned or hypothecated for a period of one year following the date of this Prospectus, except to officers or directors of the Representative, Underwriters of members of the selling group. The Representative's Warrants grant to the holders thereof certain rights with respect to the registration under the Securities Act of the securities issuable upon exercise of the Representative's Warrants.

    The Company, its executive officers and directors, and holders of its common Stock and other securities have entered into lock-up agreements. See "Shares Eligible for Future Sale."

    The Company and the Representative will enter into a financial advisory agreement prior to the Offering pursuant to which the Company will be retaining the Representative as a financial consultant to the Company for a period of 24 months at $2,000 per month.

    Prior to this Offering, there has been no public market for the Securities. Consequently, the public offering prices of the Securities and the terms of the Preferred Stock were determined based upon negotiations between the Company and the Representative and do not necessarily bear any relationship to the Company's asset value, net worth, or other established criteria of value. Among the factors considered in determining the price were the history of, and the prospects for, the Company and the industry in which it competes, its past and present operations, its past and present earnings and the trend of such earnings, the present state of the Company's development, the general condition of the securities markets at the time of this Offering and the recent market prices of publicly traded common stocks of comparable companies. There can be no assurance that the Securities can be resold at their offering prices, if at all. Purchasers of the Securities will be exposed to a substantial risk of a decline in the market prices of the Securities after the Offering, if a market develops.

    The Underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of the Preferred Stock and the Common Stock, including (i) syndicate covering transactions, which consist of the placing of any bid or the effecting of any purchase on behalf of the Underwriters to reduce a short position created in connection with the Offering; (ii) penalty bids, which permit the Representative to reclaim from an Underwriter a selling concession accruing to such Underwriter in connection with the Offering when securities originally sold by such Underwriter are purchased in syndicate covering transactions; and (iii) short sales, by which the Underwriters sell securities which they do not own at the time that the sale transaction becomes a binding obligation.

    The foregoing is a summary of the principal terms of the agreements described above and does not purport to be complete. Reference is made to copies of each such agreement which are filed as exhibits to the Registration Statement, of which this Prospectus forms a part. See "Available Information."

                             CERTAIN LEGAL MATTERS

    The legality of the securities being offered hereby will be passed upon by Hogan, Marren & McCahill, Ltd., 205 North Michigan Avenue, Suite 4300, Chicago, Illinois 60601. Certain legal matters will be passed upon for the Underwriters by Camhy Karlinsky & Stein LLP, 1740 Broadway, 16th Floor, New York, New York 10019.

                                    EXPERTS

    The financial statements included in this Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding the Company's ability to continue as a going concern) appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

    The Company has filed a registration statement on Form SB-2 (the "Registration Statement") under the Securities Act, with the Commission, with respect to the Securities being offered by this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the Securities offered hereby, reference is made to the Registration Statement and the exhibits thereto. All of these documents may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies may be obtained at the prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C. 20549. In addition, the Commission maintains a web site at http://www.sec.gov that contains filings made by the Company. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                            THE O'BOISIE CORPORATION

                              FINANCIAL STATEMENTS
                           PERIOD ENDED JULY 27, 1996

                            THE O'BOISIE CORPORATION
                                    CONTENTS

INDEPENDENT AUDITORS' REPORT...................................................     F-3

FINANCIAL STATEMENTS

  Balance Sheets...............................................................     F-4

  Statements of Operations.....................................................     F-5

  Statements of Shareholders' Equity (Deficit).................................     F-6

  Statements of Cash Flows.....................................................   F-7--F-8

  Notes to Financial Statements................................................  F-9--F-17

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
The O'Boisie Corporation
Oak Brook, Illinois

    We have audited the accompanying balance sheet of The O'Boisie Corporation as of July 27, 1996 and the related statements of operations, shareholders' equity (deficit) and cash flows for the period from inception (January 19, 1996) to July 27, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The O'Boisie Corporation at July 27, 1996, and the results of its operations and its cash flows for the period from inception (January 19, 1996) to July 27, 1996, in conformity with generally accepted accounting principles.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered net losses, has a working capital deficit and has a shareholders' deficit. In addition, the Company is in violation of certain covenants of its credit agreement that give the lender the right to accelerate the due date of its loans. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          BDO Seidman, LLP

Chicago, Illinois
November 15, 1996, except for Note 13(a) which is as of May 20, 1997

                            THE O'BOISIE CORPORATION
                                 BALANCE SHEETS
                                     ASSETS

                                                                                   FEBRUARY
                                                                      JULY 27,        22,
                                                                        1996         1997
                                                                     -----------  -----------
                                                                                  (UNAUDITED)

CURRENT ASSETS
  Cash.............................................................  $   181,633  $     1,896
  Accounts receivable, net of allowances of $914,362 and $1,645,776
    (Notes 4, 5 and 6).............................................      742,072    1,198,917
  Inventory (Notes 4 and 5)........................................    1,873,956      743,741
  Prepaid expenses and other.......................................      191,666       85,299
                                                                     -----------  -----------
Total Current Assets...............................................    2,989,327    2,029,853
                                                                     -----------  -----------
PROPERTY AND EQUIPMENT (Notes 4 and 5)
  Land.............................................................      208,058      208,058
  Building.........................................................    1,040,287    1,040,287
  Machinery and equipment..........................................    7,369,069    7,420,752
  Rolling stock (Note 12)..........................................    1,675,450      975,616
                                                                     -----------  -----------
                                                                      10,292,864    9,644,713
  Less accumulated depreciation and amortization...................      389,463      758,650
                                                                     -----------  -----------
NET PROPERTY AND EQUIPMENT.........................................    9,903,401    8,886,063
                                                                     -----------  -----------
INTANGIBLE ASSETS, net of accumulated amortization of $1,500 and
  $20,636..........................................................       51,000       74,364
                                                                     -----------  -----------
                                                                     $12,943,728  $10,990,280
                                                                     -----------  -----------
                                                                     -----------  -----------
                       LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
  Current portion of long-term debt (Note 5).......................  $ 5,100,000  $ 5,547,478
  Line-of-credit (Note 4)..........................................    2,644,079    3,805,760
  Accounts payable.................................................    2,999,900    2,036,586
  Accrued expenses (Note 2)........................................    2,508,437    2,059,613
                                                                     -----------  -----------
TOTAL CURRENT LIABILITIES..........................................   13,252,416   13,449,437
LONG-TERM DEBT, net of current portion (Note 5)....................    3,900,000    3,700,000
                                                                     -----------  -----------
TOTAL LIABILITIES..................................................   17,152,416   17,149,437
                                                                     -----------  -----------
SHAREHOLDERS' EQUITY (DEFICIT)
  Preferred stock, 10,000,000 shares authorized, none issued and
    outstanding....................................................      --           --
  Common stock--$.01 par value; 30,000,000 shares authorized;
    1,500,000 shares issued and outstanding........................       15,000       15,000
  Additional paid-in capital.......................................    1,440,000    1,440,000
Accumulated deficit................................................   (5,663,688)  (7,614,157)
                                                                     -----------  -----------
TOTAL SHAREHOLDERS' DEFICIT........................................   (4,208,688)  (6,159,157)
                                                                     -----------  -----------
                                                                     $12,943,728  $10,990,280
                                                                     -----------  -----------
                                                                     -----------  -----------

                See accompanying notes to financial statements.

                            THE O'BOISIE CORPORATION
                            STATEMENT OF OPERATIONS

                                                                                      SEVEN
                                                              FROM INCEPTION         MONTHS
                                                          (JANUARY 19, 1996) TO       ENDED
                                                         ------------------------
                                                                       FEBRUARY     FEBRUARY
                                                          JULY 27,        24,          22,
                                                            1996         1996         1997
                                                         -----------  -----------  -----------
                                                                      (UNAUDITED)  (UNAUDITED)
NET SALES (Notes 6 and 9)..............................  $ 7,825,146  $ 2,391,882  $ 6,065,945
COST OF SALES..........................................    3,432,471      874,281    4,255,163
                                                         -----------  -----------  -----------
Gross profit...........................................    4,392,675    1,517,601    1,810,782
OPERATING EXPENSES
  Selling, general and administrative..................    3,881,864    1,257,142    1,833,260
                                                         -----------  -----------  -----------
Income (loss) from operations..........................      510,811      260,459      (22,478)
                                                         -----------  -----------  -----------
OTHER INCOME (EXPENSE).................................
  Write-off of advances to affiliate (Note 9)..........   (1,118,989)     --           --
  Interest expense.....................................     (320,362)     (53,394)    (702,649)
  Other income (expense)...............................       13,090       (2,500)     (72,269)
                                                         -----------  -----------  -----------
Total other expense....................................   (1,426,261)     (55,894)    (774,918)
                                                         -----------  -----------  -----------
(Loss) income from continuing operations...............     (915,450)     204,565     (797,396)
                                                         -----------  -----------  -----------
DISCONTINUED OPERATIONS (Notes 6 and 12)...............
  Loss from operations.................................   (4,748,238)    (521,639)     --
  Loss on disposal.....................................      --           --        (1,153,073)
                                                         -----------  -----------  -----------
Loss from discontinued operations......................   (4,748,238)    (521,639)  (1,153,073)
                                                         -----------  -----------  -----------
NET LOSS...............................................  $(5,663,688) $  (317,074) $(1,950,469)
                                                         -----------  -----------  -----------
                                                         -----------  -----------  -----------
(LOSS) INCOME FROM CONTINUING OPERATIONS PER SHARE.....  $     (0.63) $      0.14  $     (0.53)
LOSS FROM DISCONTINUED OPERATIONS PER SHARE............        (3.26)       (0.36)       (0.77)
                                                         -----------  -----------  -----------
NET LOSS PER SHARE.....................................  $     (3.89) $     (0.22) $     (1.30)
                                                         -----------  -----------  -----------
                                                         -----------  -----------  -----------
WEIGHTED AVERAGE SHARES OUTSTANDING....................    1,455,786    1,446,948    1,500,000
                                                         -----------  -----------  -----------
                                                         -----------  -----------  -----------

                See accompanying notes to financial statements.

                            THE O'BOISIE CORPORATION
                  STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

                                                               COMMON STOCK
                                       PREFERRED STOCK        $.01 PAR VALUE       ADDITIONAL                  SHAREHOLDERS'
                                     --------------------  ---------------------    PAID-IN      ACCUMULATED      EQUITY
                                      SHARES     AMOUNT      SHARES     AMOUNT      CAPITAL        DEFICIT       (DEFICIT)
                                     ---------  ---------  ----------  ---------  ------------  -------------  -------------
INITIAL CAPITAL CONTRIBUTION, at
  January 19, 1996.................     --      $  --       1,446,948  $  14,469  $    115,531  $    --        $     130,000
  Shareholder capital contribution
    (Notes 8 and 9)................     --         --          --         --           370,000       --              370,000
  Net proceeds from private
    placement (Note 7).............     --         --          53,052        531       954,469       --              955,000
  Net loss.........................     --         --          --         --           --          (5,663,688)    (5,663,688)
                                     ---------  ---------  ----------  ---------  ------------  -------------  -------------
BALANCE, at July 27, 1996..........     --         --       1,500,000     15,000     1,440,000     (5,663,688)    (4,208,688)
  Net loss (unaudited).............     --         --          --         --           --          (1,950,469)    (1,950,469)
                                     ---------  ---------  ----------  ---------  ------------  -------------  -------------
BALANCE, at February 22, 1997
  (unaudited)......................     --      $  --       1,500,000  $  15,000  $  1,440,000  $  (7,614,157) $  (6,159,157)
                                     ---------  ---------  ----------  ---------  ------------  -------------  -------------
                                     ---------  ---------  ----------  ---------  ------------  -------------  -------------

                See accompanying notes to financial statements.

                            THE O'BOISIE CORPORATION

                            STATEMENTS OF CASH FLOWS

                                                                                      SEVEN
                                                              FROM INCEPTION         MONTHS
                                                          (JANUARY 19, 1996) TO       ENDED
                                                         ------------------------
                                                          JULY 27,     FEBRUARY     FEBRUARY
                                                            1996       24, 1996     22, 1997
                                                         -----------  -----------  -----------
                                                                      (UNAUDITED)  (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss.............................................  $(5,663,688) $  (317,074) $(1,950,469)
  Adjustments to reconcile net loss to net cash used in
    operating activities
    Depreciation and amortization......................      390,963       55,638      454,975
    Write-off of advances to affiliate.................    1,118,989      --           --
    Increase in allowance for doubtful accounts........      914,362      --           731,414
    Shareholder compensation contributed to capital....      370,000      --           --
    Changes in assets and liabilities
      Increase in accounts receivable..................   (1,656,434)  (1,757,117)  (1,188,259)
      Advances to affiliate............................   (1,118,989)     --           --
      (Increase) decrease in inventory.................     (573,682)         274    1,130,215
      (Increase) decrease in prepaid expenses..........     (191,666)     (82,134)     106,367
      Increase (decrease) in accounts payable..........    2,197,730      (35,403)    (963,314)
      Increase (decrease) in accrued expenses..........      142,584      296,241     (448,824)
                                                         -----------  -----------  -----------
Net cash used in operating activities..................   (4,069,831)  (1,839,575)  (2,127,895)
                                                         -----------  -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment..................     (369,025)     --          (176,683)
  Proceeds from disposition of assets..................       73,910      --           758,182
                                                         -----------  -----------  -----------
Net cash (used in) provided by investing activities....     (295,115)     --           581,499
                                                         -----------  -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Debt issuance costs..................................      (52,500)     --           (42,500)
  Net borrowings on revolving notes payable to banks...    2,644,079    2,100,000    1,161,681
  Proceeds from issuance of long-term borrowings.......    5,000,000      --         1,000,000
  Principal payments on long-term borrowings...........   (4,000,000)     --          (752,522)
  Proceeds from issuance of common stock and warrants,
    net of issuance costs..............................      955,000      --           --
                                                         -----------  -----------  -----------
Net cash provided by financing activities..............    4,546,579    2,100,000    1,366,659
                                                         -----------  -----------  -----------
NET INCREASE (DECREASE) IN CASH........................  $   181,633  $   260,425  $  (179,737)
CASH, at beginning of period...........................      --           --           181,633
                                                         -----------  -----------  -----------
CASH, at end of period.................................  $   181,633  $   260,425  $     1,896
                                                         -----------  -----------  -----------
                                                         -----------  -----------  -----------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash paid during the period for interest.............  $   168,965  $   --       $   685,100
                                                         -----------  -----------  -----------
                                                         -----------  -----------  -----------
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND
  FINANCING ACTIVITIES
  The Company purchased certain nonoperating assets of
    the salty snack foods division of the Keebler
    Company for a note in the amount of $8,000,000 as
    follows:
      Fair value of assets acquired....................  $11,298,023  $11,298,023  $   --

                            THE O'BOISIE CORPORATION

                                                                                      SEVEN
                                                              FROM INCEPTION         MONTHS
                                                          (JANUARY 19, 1996) TO       ENDED
                                                         ------------------------
                                                          JULY 27,     FEBRUARY     FEBRUARY
                                                            1996       24, 1996     22, 1997
                                                         -----------  -----------  -----------
                                                                      (UNAUDITED)  (UNAUDITED)
      Common stock issued as reimbursement for
        transaction costs..............................     (130,000)    (130,000)     --
      Liabilities assumed..............................   (3,168,023)  (3,168,023)     --
                                                         -----------  -----------  -----------
      Note issued......................................  $ 8,000,000  $ 8,000,000  $   --
                                                         -----------  -----------  -----------
                                                         -----------  -----------  -----------

                See accompanying notes to financial statements.

                            THE O'BOISE CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

      (INFORMATION AS OF FEBRUARY 22, 1997 AND FOR THE SEVEN MONTHS ENDED FEBRUARY 22, 1997 AND THE MONTH ENDED FEBRUARY 24, 1996 IS UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    DESCRIPTION OF BUSINESS

    The O'Boisie Corporation (the "Company") was formed in January 1996 for the purpose of acquiring certain nonoperating assets and liabilities of the salty snack foods division of the Keebler Company (Note 6). The Company is engaged predominately in the manufacturing of salty snack foods for distribution through a national network of distributors, brokers and potato chip manufacturers, as well as directly to retailers through warehouse programs.

    BASIS OF PRESENTATION

    The Company's financial statements are presented on a going-concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

    The Company has had net losses since inception. For the period ended July 27, 1996, the Company experienced a loss from continuing operations of $915,450 and a loss from discontinued operations of $4,748,238. (See Note 12 for discussion of discontinued operations.) At July 27, 1996 the Company had a working capital deficit of $5,977,377 and a shareholders' deficit of $4,208,688.

    In addition, the Company is in violation of certain covenants of its credit agreement that give the lender the right to accelerate the due date of its loans. The Company is currently in discussions with its lending bank regarding a restructuring of the credit agreement. There can be no assurances that the Company will be able to secure a new facility with the bank. (See Notes 4 and 5.) Without a restructuring of the current credit agreement or a replacement facility, the Company would not have sufficient funds to pay its debts should the lender demand payment, and would not be able to continue as a going concern.

    The Company's ability to continue as a going concern is contingent upon its ability to secure additional financing and attain profitable operations. In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance of a new business into established markets and the competitive environment in which the Company operates.

    Although the Company plans to pursue an initial public offering and refinance outstanding debt, there can be no assurance that the Company will be able to secure financing when needed or obtain such on terms satisfactory to the Company, if at all, or complete a public offering. Failure to secure such financing or complete a public offering may result in the Company rapidly depleting its available funds and not being able to comply with its payment obligations under its bank loans and other long-term debt. In addition, if the Company is unable to meet its obligations under its credit agreements, such creditors shall have the right to foreclose on the assets of the Company, and the rights of such creditors will be prior to the interests of the holders of common stock.

    The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

                            THE O'BOISE CORPORATION

      (INFORMATION AS OF FEBRUARY 22, 1997 AND FOR THE SEVEN MONTHS ENDED FEBRUARY 22, 1997 AND THE MONTH ENDED FEBRUARY 24, 1996 IS UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    UNAUDITED INTERIM FINANCIAL INFORMATION

    Interim financial information is reported using 13-week quarters with the first two months of each quarter including four weeks of operating results and the third month including five weeks. Interim financial information for the period ended February 24, 1996 represents the period from the Company's inception (January 19, 1996) to February 24, 1996.

    The unaudited balance sheet as of February 22, 1997, the unaudited statements of operations and cash flows for the periods ended February 24, 1996 and February 22, 1997 and the unaudited statement of shareholders' deficit for the period ended February 22, 1997 include, in the opinion of management, all adjustments necessary to present fairly the Company's financial position, results of operations and cash flows. Operating results for the period ended February 22, 1997 are not necessarily indicative of the results that may be expected for the period ending July 26, 1997. The footnotes related to such periods are also unaudited.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    INVENTORIES

    Inventories are stated at the lower of cost, determined on the first-in, first-out (FIFO) method, or market. At July 27, 1996 and February 22, 1997, inventories consist of the following:

                                                                 JULY 27,      FEBRUARY 22,
                                                                   1996            1997
                                                               ------------  ----------------
Raw materials................................................   $  484,420      $  231,730
Packaging supplies...........................................       85,446         184,579
Finished goods...............................................    1,304,090         327,432
                                                               ------------       --------
                                                                $1,873,956      $  743,741
                                                               ------------       --------
                                                               ------------       --------

                            THE O'BOISE CORPORATION

      (INFORMATION AS OF FEBRUARY 22, 1997 AND FOR THE SEVEN MONTHS ENDED FEBRUARY 22, 1997 AND THE MONTH ENDED FEBRUARY 24, 1996 IS UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    PROPERTY AND EQUIPMENT; DEPRECIATION AND AMORTIZATION

    Property and equipment are recorded at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets. The estimated useful lives are as follows:

                                                                ESTIMATED
ASSET DESCRIPTION                                              USEFUL LIFE
-------------------------------------------------------------  -----------
Building.....................................................     20 years
Machinery and equipment......................................   5-15 years
Rolling stock................................................      7 years

    Depreciation expense for the periods ended July 27, 1996, February 24, 1996 and February 22, 1997 was $389,463, $55,638 and $435,839, respectively.

    INTANGIBLE ASSETS

    Intangible assets are comprised of fees paid relating to bank financing and are amortized on a straight-line basis over a period of 35 months. Amortization expense for the periods ended July 27, 1996, February 24, 1996 and February 22, 1997 was approximately $1,500, $0 and $19,000, respectively.

    REVENUE RECOGNITION

    The Company recognizes revenue and the related costs when product is shipped.

    RECLAMATION ALLOWANCES AND DISTRIBUTION EXPENSES

    It is the Company's policy to grant reclamation and promotional allowances to its customers. These allowances of $229,408, $95,675 and $230,664 for the periods ended July 27, 1996, February 24, 1996 and February 22, 1997, respectively, are included in cost of sales on the accompanying statements of operations.

    Slotting charges are one-time allowances provided to customers for the placement of the Company's products on the shelf. These costs are recorded as selling and marketing expense within 12 months of the date incurred. Such new product placements expand the distribution network of the Company and, accordingly, the retail sales opportunities for the Company's products. These slotting expenses of $28,502, $0 and $75,464 for the periods ended July 27, 1996, February 24, 1996 and February 22, 1997, respectively, are included in selling, general and administrative expenses on the accompanying statements of operations.

    FINANCIAL INSTRUMENTS

    The carrying value of cash, accounts receivable, accounts payable and accrued expenses approximates the fair value because of the short maturity of these items.

    The carrying amounts of debt approximate fair value because the interest rates on these instruments reflect current market interest rates.

                            THE O'BOISE CORPORATION

      (INFORMATION AS OF FEBRUARY 22, 1997 AND FOR THE SEVEN MONTHS ENDED FEBRUARY 22, 1997 AND THE MONTH ENDED FEBRUARY 24, 1996 IS UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    NET LOSS PER SHARE

    The loss per share calculations give effect to the distribution of common stock discussed in Note 8 and the reverse split as described in Note 13(a).

    Loss per share is based on the weighted average number of shares of common stock outstanding during each period. Common stock equivalents are anti-dilutive and have not been considered in the calculations.

2. ACCRUED EXPENSES

    Accrued expenses consist of the following:

                                                  JULY 27,    FEBRUARY 22,
                                                    1996          1997
                                                ------------  ------------
Payroll and related expenses (Note 9).........  $    613,214  $    419,275
Real estate taxes.............................       478,000       597,605
Reclamations reserve..........................       227,927         5,000
Employee benefits.............................       129,299        42,555
Royalties.....................................       116,669       235,667
State franchise taxes.........................        85,000       142,654
Interest......................................        67,538        85,087
Other.........................................       790,790       531,770
                                                ------------  ------------
                                                $  2,508,437  $  2,059,613
                                                ------------  ------------
                                                ------------  ------------

3. INCOME TAXES

    Income taxes are accounted for under Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". SFAS No. 109 utilizes the liability method, and deferred taxes are determined based on the estimated future tax effects on differences between the financial statement and tax bases of assets and liabilities given the provisions of the enacted tax laws.

                            THE O'BOISIE CORPORATION

      (INFORMATION AS OF FEBRUARY 22, 1997 AND FOR THE SEVEN MONTHS ENDED FEBRUARY 22, 1997 AND THE MONTH ENDED FEBRUARY 24, 1996 IS UNAUDITED)

3. INCOME TAXES (CONTINUED)

    The reasons for the differences between income taxes at the statutory federal income tax rate and the provision (benefit) for income taxes are summarized as follows:

                                                                   PERIOD ENDED
                                                     -----------------------------------------
                                                       JULY 27,     FEBRUARY 24,  FEBRUARY 22,
                                                         1996           1996          1997
                                                     -------------  ------------  ------------
Income tax benefits at statutory rate..............  $   2,266,000   $  127,000    $  780,000
Valuation allowance related to deferred tax benefit
  carryforwards....................................     (2,266,000)    (127,000)     (780,000)
                                                     -------------  ------------  ------------
Income tax benefit.................................  $    --         $   --        $   --
                                                     -------------  ------------  ------------
                                                     -------------  ------------  ------------

    The net deferred tax asset is comprised of the following at:

                                                                    JULY 27,     FEBRUARY 22,
                                                                      1996           1997
                                                                  -------------  -------------
Net operating loss carryforwards................................  $   1,193,000  $   2,247,000
Nondeductible reserves/accruals.................................      1,073,000        799,000
                                                                  -------------  -------------
                                                                      2,266,000      3,046,000
Valuation allowance.............................................     (2,266,000)    (3,046,000)
                                                                  -------------  -------------
                                                                  $    --        $    --
                                                                  -------------  -------------
                                                                  -------------  -------------

    At July 27, 1996, the Company had net operating loss carryforwards of approximately $3,000,000 which begin to expire in the year 2011.

4. LINE-OF-CREDIT

    The Company has a credit agreement (the "Agreement") with a bank to provide certain extensions of credit. The Agreement includes a revolving note not to exceed $5,000,000 based on 40% of eligible inventory up to a maximum of $3,500,000 and 85% of eligible accounts receivable balances, as specified in the Agreement. Interest is at prime plus 1.75% (10.0% at July 27, 1996 and February 22, 1997) and is due monthly. This revolving note expires on June 1, 1999.

    All amounts outstanding under the Agreement and the bank term loan (Note 5) are secured by inventory, accounts receivable, general intangible assets and machinery and equipment of the Company. A total of $3,000,000 of the amounts outstanding under the revolving note and term loan is personally guaranteed by a certain shareholder. The Agreement contains various covenants and restrictions among which are limitations on the payment of cash dividends. At July 27, 1996, the Company was in default of certain of these loan covenants and is currently negotiating with the bank for the purpose of restructuring the Company's debt. The Company believes that a satisfactory debt restructuring can be achieved, but because the outcome of the negotiations can not be predicted, all of the bank debt has been classified as current. (See Note 5.)

                            THE O'BOISIE CORPORATION

      (INFORMATION AS OF FEBRUARY 22, 1997 AND FOR THE SEVEN MONTHS ENDED FEBRUARY 22, 1997 AND THE MONTH ENDED FEBRUARY 24, 1996 IS UNAUDITED)

4. LINE-OF-CREDIT (CONTINUED)
    At July 27, 1996 and February 22, 1997, $2,644,079 and $3,805,760 of
borrowings are outstanding under the Agreement, respectively. No additional amounts were available for borrowing under the Agreement at these dates.

    See Note 5 for a discussion of an amendment to the Agreement dated March 17, 1997.

5. LONG-TERM DEBT

    Long-term debt at July 27, 1996 and February 22, 1997 consists of the following:

                                                                                JULY 27,    FEBRUARY 22,
                                                                                  1996          1997
                                                                              ------------  ------------
Term note payable to bank, bearing interest at prime plus 1.75% (10.0% at
  July 27, 1996 and February 22, 1997), with monthly payments of $59,524 plus interest commencing on August 1, 1996, with a remainder of $2,976,184 due on May 1, 1999........................................................  $  5,000,000  $  4,247,478
Subordinated note payable to U.B.F.C., Inc., bearing interest at 8%, with quarterly principal installments of $100,000 plus interest beginning on
  June 30, 1997 with a final installment of $2,800,000 due on June 30,
  2000......................................................................     4,000,000     4,000,000
Term note payable to bank, bearing interest at prime plus 1.75% (10.0% at
  February 22, 1997), with monthly payments of $55,600 plus interest
  commencing on February 1, 1997 through July 1998..........................       --          1,000,000
                                                                              ------------  ------------
                                                                                 9,000,000     9,247,478
Less current maturities.....................................................     5,100,000     5,547,478
                                                                              ------------  ------------
                                                                              $  3,900,000  $  3,700,000
                                                                              ------------  ------------
                                                                              ------------  ------------

    On March 17, 1997, an amendment was made to the Company's credit agreement, which resulted in a reclassification of $2,000,000 in borrowings from the Company's revolving note to a term note and additional borrowings of $1,000,000 under a term note. These notes bear interest at prime plus 5% with monthly payments of $55,600 and $27,800, respectively, commencing on June 1, 1997 through July 1, 1998. In conjunction with this amendment, the interest rate on all other outstanding bank debt was adjusted to prime plus 3.75%.

    Principal payments of long-term debt, after the reclassification discussed in Note 4, mature as follows:

                                                                      JULY 27,    FEBRUARY 22,
                                                                        1996          1997
                                                                    ------------  ------------
1997..............................................................  $  5,100,000  $  5,547,478
1998..............................................................       400,000       400,000
1999..............................................................       400,000       400,000
2000..............................................................     3,100,000     2,900,000
                                                                    ------------  ------------
                                                                    $  9,000,000  $  9,247,478
                                                                    ------------  ------------
                                                                    ------------  ------------

                            THE O'BOISE CORPORATION

      (INFORMATION AS OF FEBRUARY 22, 1997 AND FOR THE SEVEN MONTHS ENDED FEBRUARY 22, 1997 AND THE MONTH ENDED FEBRUARY 24, 1996 IS UNAUDITED)

6. ACQUISITION

    On January 19, 1996, the Company purchased certain nonoperating assets and liabilities of the salty snack foods division of the Keebler Company for $8,000,000. The purchase price was assigned to the net assets acquired based on their estimated fair value. The fair value of the net assets acquired exceeded the purchase price by approximately $1,865,000; thus, the amounts assigned to the long-term assets acquired were reduced to reflect this difference.

    The purchase price was financed with an $8,000,000 note payable to U.B.F.C., Inc.

    In conjunction with this transaction, the Company entered into a transition agreement with Keebler. Under this agreement Keebler agreed to purchase company products and provided the Company with data processing and distribution services. In addition, the Company provided Keebler with sales and in-store merchandising services. The following transactions were recorded under this agreement during the periods ended July 27, 1996 and February 24, 1996:

                                                                      JULY 27,    FEBRUARY 24,
PERIOD ENDED                                                            1996          1996
------------------------------------------------------------------  ------------  ------------
Charges for data processing services..............................  $    658,544  $    235,425
Sales to Keebler..................................................  $  5,735,215  $  2,321,477
Purchases from Keebler............................................  $  7,488,326  $  3,174,579

    The sales to Keebler are included in the Company's continuing operations and the purchases from Keebler are included in the Company's discontinued operations (Note 12). This agreement and the Company's relationship with Keebler were terminated in May 1996. The termination of this relationship may have a material adverse effect on the Company's operations.

    Accounts receivable from Keebler were $286,721 at both July 27, 1996 and February 22, 1997.

7. PRIVATE PLACEMENT

    In June and July 1996, the Company issued 53,052 units, each unit consisting of one share of common stock and one redeemable common stock purchase warrant, for $23.37 per unit, in a private placement. The warrants entitle the holder to purchase one share of common stock at an exercise price of $58.43 per share during the three-year period commencing 12 months from the effective date of a proposed public offering of the Company's common stock. Issuance costs of $285,000 related to this stock issuance were offset directly against the proceeds.

8. COMMON STOCK

    In May 1996, the Company amended its Articles of Incorporation to increase the number of authorized shares of common stock to 30,000,000 shares. In conjunction with this transaction, the Company distributed 1,446,862 shares of common stock to its shareholders. This stock distribution has been reflected retroactively in the financial statements.

9. RELATED PARTY TRANSACTIONS

    The Company made a secured loan to Kelly Foods, Inc. ("Kelly"), a related party through common ownership. Advances to Kelly totalled $1,118,989 during the period ended July 27, 1996. Subsequent to

                            THE O'BOISE CORPORATION

      (INFORMATION AS OF FEBRUARY 22, 1997 AND FOR THE SEVEN MONTHS ENDED FEBRUARY 22, 1997 AND THE MONTH ENDED FEBRUARY 24, 1996 IS UNAUDITED)

9. RELATED PARTY TRANSACTIONS (CONTINUED) year end, Kelly filed for protection under Chapter 11 Bankruptcy Laws. The advances made to Kelly were written off since it is probable that the Company will not be reimbursed.

    The Company also had the following transactions with Kelly during the period ended July 27, 1996:

Sales to Kelly....................................................  $ 461,203
Purchases from Kelly..............................................    460,874

    The sales to Kelly are included in the Company's continuing operations and the purchases from Kelly are included in the Company's discontinued operations (Note 12).

    Included in the Company's sales from continuing operations is $1,134,000 of sales to the Company's discontinued route distribution business for the period ended July 27, 1996 (Note 12). These sales were recognized at prices consistent with sales to other distributors. The discontinuation of the Company's route distribution business may have a material adverse effect on the Company's continuing operations.

    Included in additional paid-in capital is $370,000 of compensation to certain shareholders related to structuring the Keebler acquisition. In addition, accrued expenses include $150,000 and $250,000 of unpaid wages to a certain shareholder at July 27, 1996 and February 22, 1997, respectively.

10. COMMITMENTS

    The Company leases its warehouse under a lease that expired in November 1996. It was subsequently renewed on a month-to-month basis. Total remaining minimum lease payments due under this arrangement are approximately $43,000 at July 27, 1996.

    Rent expense for the periods ended July 27, 1996, February 24, 1996 and February 22, 1997 was $556,000, $0 and $81,000, respectively.

11. LITIGATION

    The Company is a co-defendant in a class action suit brought by certain route salespeople against Keebler seeking damages of $3 million. A significant majority of the damages alleged in the complaint relate solely to conduct alleged against Keebler. Management believes the suit to be unfounded.

    The Company is also involved in various litigation in the normal course of its business. Management intends to vigorously defend these cases. In the opinion of management, although there can be no such assurance, the litigation now pending will not have a material adverse effect on the financial position or results of operations of the Company.

12. DISCONTINUED OPERATIONS

    In August 1996, the Company made a decision to discontinue the operations of its route distribution business. These operations ceased in October 1996. The Company originally estimated that the operating losses during the phase-out period would not be significant. Actual losses during the period ended February 22, 1997 amounted to $1,153,073 and a provision for loss on disposal was recognized in this amount.

                            THE O'BOISE CORPORATION

      (INFORMATION AS OF FEBRUARY 22, 1997 AND FOR THE SEVEN MONTHS ENDED FEBRUARY 22, 1997 AND THE MONTH ENDED FEBRUARY 24, 1996 IS UNAUDITED)

12. DISCONTINUED OPERATIONS (CONTINUED)
    The assets of this business consisted of rolling stock with a net book value of $1,535,760 and $664,854 at July 27, 1996 and February 22, 1997, respectively. The Company sold $699,834 of these assets during the period ended February 22, 1997 and expects to dispose of the remaining assets during fiscal 1997.

    Sales of the route distribution business were $13,966,246, $3,123,975 and $1,487,388 for the periods ended July 27, 1996, February 24, 1996 and February 22, 1997, respectively.

13. SUBSEQUENT EVENTS

    (A) REVERSE STOCK SPLIT

    In May 1997, the Company declared a 1-for-11.69 reverse split of the Company's common stock. The reverse stock split has been retroactively reflected in these financial statements.

    (B) INITIAL PUBLIC OFFERING (UNAUDITED)

    In March 1997, the Company entered into a nonbinding letter-of-intent with an underwriter, on a firm commitment basis, to raise approximately $20 million through the offering of common stock and other securities. The precise number of shares of common stock, the specific terms of other securities to be offered and the offering price per security shall be determined based upon the capitalization of the Company and the market and general economic conditions at the time of the offering.

    (C) U.B.F.C., INC. DEBT SETTLEMENT (UNAUDITED)

    In conjunction with its proposed initial public offering, the Company has reached an agreement in principle with U.B.F.C., Inc. to settle the Company's outstanding $4,000,000 note payable to U.B.F.C., Inc. for a cash payment of $1,750,000, payable from the proceeds of the initial public offering.

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

    NO DEALER, REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THIS OFFERING AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO, OR A SOLICITATION OF, ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.
                            ------------------------

                               TABLE OF CONTENTS

                                                   PAGE
                                                 ---------
Prospectus Summary.............................          4
Risk Factors...................................          9
Use of Proceeds................................         19
Dividend Policy................................         20
Dilution.......................................         21
Capitalization.................................         23
Selected Financial Data........................         24
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...................................         26
Business.......................................         32
Management.....................................         42
Certain Transactions...........................         46
Security Ownership of Certain Beneficial Owners
  and Management...............................         47
Description of Capital Stock...................         49
Income Tax Consequences........................         55
Underwriting...................................         59
Certain Legal Matters..........................         60
Experts........................................         60
Additional Information.........................         61
Index to Financial Statements..................        F-1

                            ------------------------

    UNTIL            , 1997 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS AN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITER AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                              1,250,000 SHARES OF
                                 COMMON SHARES
                                      AND
                                       SHARES OF
                                PREFERRED STOCK

                                O'BOISIE [LOGO]

                             ---------------------

                                   PROSPECTUS
                             ---------------------

                              NATIONAL SECURITIES
                                  CORPORATION

                                          , 1997

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Article Seven, Paragraph 8, of the Registrant's Articles of Incorporation provides that the Registrant shall indemnify its directors to the full extent permitted by law, and may indemnify its officers and employees to such extent, except that the Company shall not be obligated to indemnify any such person (i) with respect to proceedings, claims or actions initiated or brought voluntarily by any such person and not by way of defense, or (ii) for any amounts paid in settlement of an action indemnified against by the Company without the prior written consent of the Company. Article Seven, Paragraph 9, of the Registrant's Articles of Incorporation further provides that the personal liability of the directors of the Registrant is eliminated to the fullest extent permitted under the Illinois Business Corporation Act of 1983, as amended.

    The Company intends to obtain an insurance policy which will entitle the Company to be reimbursed for certain indemnity payments it is required or permitted to make to its directors and officers.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    Set forth below is an estimate of the approximate amount of fees and expenses (other than underwriting commissions and discounts) payable by the undersigned small business issuer in connection with the issuance and distribution of the Securities pursuant to the Prospectus contained in this Registration Statement. The undersigned small business issuer will pay all of these expenses.

                                                                                            APPROXIMATE
                                                                                               AMOUNT
                                                                                            ------------
Securities and Exchange Commission registration fee.......................................  $      7,697
NASD filing fee...........................................................................         3,040
Listing fees..............................................................................             *
Blue Sky fees and expenses................................................................        40,000
Legal fees and expenses...................................................................             *
Accounting fees and expenses..............................................................             *
Transfer Agent and Registrar fees and expenses............................................             *
Printing and engraving expenses...........................................................             *
Underwriters' Non-Accountable Expense Allowance...........................................       500,000
Miscellaneous expenses....................................................................             *
Directors' and Officers' Liability Insurance Premiums.....................................             *
                                                                                            ------------
      Total...............................................................................  $  1,000,000
                                                                                            ------------
                                                                                            ------------

------------------------

*   To be completed by amendment.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

    The Company has issued and sold the following securities within the past three years without registration under the Securities Act. Except as otherwise noted, no underwriting discounts or commissions were paid in connection with the sales. Except as otherwise noted, each of the transactions described below was undertaken in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act regarding transactions by an issuer not involving a public offering.

    In January 1996, the Company issued 85.5 shares of Common Stock to Donald F. Schumacher II upon formation of the Company. Subsequently, Mr. Schumacher and Susan Bolin and David Blue contributed to the Company $296,000, $37,000 and $37,000, respectively, of compensation otherwise payable by the

Company to such parties for their services to the Company in connection with negotiating and finalizing the acquisition of assets from Keebler. The Company issued 1,157,143 shares of Common Stock to Mr. Schumacher, and 144,654 shares of Common Stock to each of Ms. Bolin and Mr. Blue.

    During June 1996, the Company issued and sold 53,052 Units at a price of $23.38 per Unit, each Unit consisting of one share of the Company's Common Stock and one warrant to purchase a share of the Company's Common Stock, to sixteen persons who represented they were "accredited investors" as defined in Rule 501 of Regulation D under the Securities Act in a private placement (the "Private Placement") under Regulation D. The Company paid $124,000 in underwriting discounts to Landmark International Equities, Ltd. in connection with the Private Placement. The Warrants issued in the Private Placement are exercisable
at a price of $    per share during the three year period commencing 12 months after the effective date of this Offering. Purchasers in the Private Placement were also granted piggy-back registration rights in registration statements filed by the Company under the Securities Act.

ITEM 27. EXHIBITS.

    (A) EXHIBITS.

1.1*       Form of Underwriting Agreement.

3.1        Articles of Incorporation of the Registrant dated January 19, 1996.

3.2        Articles of Amendment to Articles of Incorporation of the Registrant
            dated May 14, 1996.

3.3        Articles of Amendment to Articles of Incorporation of the Registrant
            dated June   , 1996.

3.4*       Articles of Amendment to Articles of Incorporation of the Registrant
            dated June   , 1997.

3.5        Bylaws of the Registrant.

4.1*       Form of Warrant issued to the Representative.

4.2*       Form of Private Placement Warrant issued to the Private Placement
            Securityholders.

4.3*       Registration Rights Agreement dated as of June 5, 1996, between the
            Registrant and the Private Placement Securityholders.

4.4        Credit Agreement dated July 3, 1996, between the Registrant and
            Republic Acceptance Corporation (the "Lender").

4.5        Amendment to Credit Agreement dated October 3, 1996, between the
            Registrant and the Lender.

4.6        Second Amendment to Credit Agreement between the Registrant and the
            Lender.

4.7*       Security Agreement dated July 3, 1996, between the Registrant and the
            Lender.

4.8*       Term Note dated July 3, 1996, made by the Registrant to the order of the Lender.

4.9*       Additional Term Note dated October 3, 1996, made by the Registrant to the order of the Lender.

4.10*      Additional Term Note dated March   , 1997, made by the Registrant to
            the order of the Lender.

4.11*      Guaranty dated July 3, 1996, made by Donald Schumacher for the benefit of the Lender.

4.12*      Guaranty dated March   , 1997, made by Donald Schumacher for the
            benefit of the Lender.

4.13*      Subordination Agreement dated as of July 3, 1996, among the
            Registrant, the Lender and U.B.F.C., Inc. ("UBFC").

4.14*      Amended and Restated Subordinated Promissory Note dated as of July 5,
            1996, made by the Registrant to the order of UBFC.

4.15*      Amendment to Amended and Restated Subordinated Promissory Note made by Registrant and acknowledged by UBFC.

4.16       Real Estate Mortgage, Security Agreement and Fixture Filing dated as of January 24, 1996, between the Registrant and Keebler Corporation
            ("Keebler").

5.1*       Opinion of Hogan, Marren & McCahill, Ltd. as to the legality of the securities being registered (including consent).

8.1        Snack Assets Purchase Agreement dated November 18, 1995, between
            Kelly Food Products, Inc. ("Kelly") and Keebler.

8.2        Amendment dated December 29, 1995, to Snack Assets Purchase Agreement between Kelly and Keebler.

8.3        Amendment dated January 22, 1996, to Snack Assets Purchase Agreement between Kelly and Keebler.

8.4*       Transition Agreement dated as of January __, 1996, between Kelly and
            Keebler.

8.5        Assignment and Assumption Agreement dated January 24, 1996, between
            Keebler and the Registrant.

8.6        Bill of Sale dated as of January 24, 1996, made by Keebler to the
            Registrant.

8.7        Assignment of Trademarks dated as of January 24, 1996, by Keebler in favor of the Registrant.

8.8        Assignment of Pending Trademark Applications dated as of January 24,
            1996, made by Keebler in favor of the Registrant.

8.9*       License Agreement dated March 1, 1985, between Keebler and Miles J.
            Willard ("Willard").

8.10*      Amendment dated January 1, 1993, between Willard and Keebler amending the License Agreement

8.11*      Agreement dated February 17, 1997, between Willard and the Registrant amending the License Agreement dated March 1, 1985.

8.12*      Stock Option Plan adopted by the Registrant.

8.13*      Employment Agreement with Donald F. Schumacher II.

8.14*      Employment Agreement with Susan Bolin.

8.15*      Employment Agreement with David Blue.

8.16*      Amendment, dated May   , 1997, between the Registrant and Willard
            amending the payment terms under the license agreement with Willard and granting Willard a warrant to purchase stock.

23.1       Consent of BDO Seidman, LLP.

23.2*      Consent of Hogan, Marren & McCahill, Ltd. (contained in its opinion filed as Exhibit 5.1 hereto).

23.3       Consent to inclusion as nominee for directorship of Steven Devick.

23.4       Consent to inclusion as nominee for directorship of Robert S. Steel.

23.5       Consent to inclusion as nominee for directorship of Peter J. Vitulli.

24.        Power of Attorney (included on signature page of Registration
            Statement).

27.*       Financial data schedule.

       *   To be filed by amendment

ITEM 28. UNDERTAKINGS

    The Registrant hereby undertakes:

        (1) Rule 415 Offering:

           (a) To file, during any period in which it offers or sells securities under this registration statement, a post-effective amendment to this Registration Statement to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and (iii) include any additional or changed material information on the plan of distribution.

           (b) For determining liability under the Securities Act to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time as the initial bona fide offering thereof.

           (c) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

        (2) To provide to the Underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

        (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned small business issuer pursuant to the foregoing provisions, or otherwise, the undersigned small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned small business issuer of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned small business issuer will, unless in the opinion of its counsel the matter had been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (4) For purposes of determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

    For purposes of determining any liability under the Securities Act, to treat each post effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

    In accordance with the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned in the City of Chicago, and State of Illinois on the 28th day of May, 1997.

                                THE O'BOISIE CORPORATION

                                By:         /s/ DONALD F. SCHUMACHER II
                                     -----------------------------------------
                                              Donald F. Schumacher II
                                                  CHAIRMAN AND CEO

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person who signature appears below, constitutes and appoints Donald F. Schumacher II, Susan C. Bolin, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post effective amendments, and any related Registration Statements filed pursuant to Rule 462(b) of the rules adopted by the Securities and Exchange Commission under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, or any one of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any one of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration statement has been signed by the following persons in the capacities and on the 28th day of May, 1997.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

 /s/ DONALD F. SCHUMACHER II
------------------------------  Chairman, CEO and Director      May 28,1997
   Donald F. Schumacher II

      /s/ SUSAN C. BOLIN
------------------------------  Chief Financial Officer,        May 28,1997
        Susan C. Bolin            Director

        /s/ DAVID BLUE
------------------------------  President, Chief Operating     May 28, 1997
          David Blue              Officer, Director

                            THE O'BOISIE CORPORATION
                               INDEX TO EXHIBITS

                                                                                                       SEQUENTIALLY
                                                                                                        NUMBERED
EXHIBIT NO.                                        DESCRIPTION                                            PAGE
-----------  ----------------------------------------------------------------------------------------  -----------
     1.1*    Form of Underwriting Agreement.

     3.1     Articles of Incorporation of the Registrant dated January 19, 1996.

     3.2     Articles of Amendment to Articles of Incorporation of the Registrant dated May 14, 1996.

     3.3     Articles of Amendment to Articles of Incorporation of the Registrant dated June   ,
              1996.

     3.4*    Articles of Amendment to Articles of Incorporation of the Registrant dated June   ,
              1997.

     3.5     Bylaws of the Registrant.

     4.1*    Form of Warrant issued to the Representative.

     4.2*    Form of Private Placement Warrant issued to the Private Placement Securityholders.

     4.3*    Registration Rights Agreement dated as of June 5, 1996, between the Registrant and the
              Private Placement Securityholders.

     4.4     Credit Agreement dated July 3, 1996, between the Registrant and Republic Acceptance
              Corporation (the "Lender").

     4.5     Amendment to Credit Agreement dated October 3, 1996, between the Registrant and the
              Lender.

     4.6     Second Amendment to Credit Agreement between the Registrant and the Lender.

     4.7*    Security Agreement dated July 3, 1996, between the Registrant and the Lender.

     4.8*    Term Note dated July 3, 1996, made by the Registrant to the order of the Lender.

     4.9*    Additional Term Note dated October 3, 1996, made by the Registrant to the order of the
              Lender.

     4.10*   Additional Term Note dated March   , 1997, made by the Registrant to the order of the
              Lender.

     4.11*   Guaranty dated July 3, 1996, made by Donald Schumacher for the benefit of the Lender.

     4.12*   Guaranty dated March   , 1997, made by Donald Schumacher for the benefit of the Lender.

                                                                                                       SEQUENTIALLY
                                                                                                        NUMBERED
EXHIBIT NO.                                        DESCRIPTION                                            PAGE
-----------  ----------------------------------------------------------------------------------------  -----------
     4.13*   Subordination Agreement dated as of July 3, 1996, among the Registrant, the Lender and
              U.B.F.C., Inc. ("UBFC").

     4.14*   Amended and Restated Subordinated Promissory Note dated as of July 5, 1996, made by the
              Registrant to the order of UBFC.

     4.15*   Amendment to Amended and Restated Subordinated Promissory Note made by Registrant and acknowledged by UBFC.

     4.16    Real Estate Mortgage, Security Agreement and Fixture Filing dated as of January 24,
              1996, between the Registrant and Keebler Corporation ("Keebler").

     5.1*    Opinion of Hogan, Marren & McCahill, Ltd. as to the legality of the securities being registered (including consent).

     8.1     Snack Assets Purchase Agreement dated November 18, 1995, between Kelly Food Products,
              Inc. ("Kelly") and Keebler.

     8.2     Amendment dated December 29, 1995, to Snack Assets Purchase Agreement between Kelly and
              Keebler.

     8.3     Amendment dated January 22, 1996, to Snack Assets Purchase Agreement between Kelly and
              Keebler.

     8.4*    Transition Agreement dated as of January __, 1996, between Kelly and Keebler.

     8.5     Assignment and Assumption Agreement dated January 24, 1996, between Keebler and the
              Registrant.

     8.6     Bill of Sale dated as of January 24, 1996, made by Keebler to the Registrant.

     8.7     Assignment of Trademarks dated as of January 24, 1996, by Keebler in favor of the
              Registrant.

     8.8     Assignment of Pending Trademark Applications dated as of January 24, 1996, made by
              Keebler in favor of the Registrant.

     8.9*    License Agreement dated March 1, 1985, between Keebler and Miles J. Willard ("Willard").

     8.10*   Amendment dated January 1, 1993, between Willard and Keebler amending the License
              Agreement

     8.11*   Agreement dated February 17, 1997, between Willard and the Registrant amending the
              License Agreement dated March 1, 1985.

     8.12*   Stock Option Plan adopted by the Registrant.

     8.13*   Employment Agreement with Donald F. Schumacher II.

     8.14*   Employment Agreement with Susan Bolin.

     8.15*   Employment Agreement with David Blue.

     8.16*   Amendment, dated May   , 1997, between the Registrant and Willard amending the payment terms under the license agreement with Willard and granting Willard a warrant to purchase stock.

    23.1     Consent of BDO Seidman, LLP.

                                                                                                       SEQUENTIALLY
                                                                                                        NUMBERED
EXHIBIT NO.                                        DESCRIPTION                                            PAGE
-----------  ----------------------------------------------------------------------------------------  -----------
    23.2*    Consent of Hogan, Marren & McCahill, Ltd. (contained in its opinion filed as Exhibit 5.1 hereto).

    23.3     Consent to inclusion as nominee for directorship of Steven Devick.

    23.4     Consent to inclusion as nominee for directorship of Robert S. Steel.

    23.5     Consent to inclusion as nominee for directorship of Peter J. Vitulli.

    24.      Power of Attorney (included on signature page of Registration Statement).

    27.*     Financial data schedule.

*   To be filed by amendment